As filed with the Securities and Exchange Commission on October 25, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

AMERICREDIT CORP.

(Exact name of registrant as specified in its charter)

(For co-registrants, please see Table of Additional Registrants on the next page.)

Texas	6199	75-2291093
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

801 Cherry Street, Suite 3900

Fort Worth, Texas 76102

(817) 302-7000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

J. Michael May, Esq.

Executive Vice President and Chief Legal Officer

AmeriCredit Corp.

801 Cherry Street, Suite 3900

Fort Worth, Texas 76102

(817) 302-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

L. Steven Leshin, Esq.

Hunton & Williams LLP

1445 Ross Ave., Suite 3700

Dallas, Texas 75202

(214) 979-3000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this registration statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
8.50% Senior Notes due 2015	$200,000,000	100%	$200,000,000	$6,140
Guarantees of 8.50% Senior Notes due 2015(2)	(2)	(2)	(2)	(2)

(1)	Equals the aggregate principal amount of 8.50% Senior Notes due 2015 being registered. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	The notes are guaranteed by the guarantors named in the Table of Additional Registrants. No separate consideration will be paid in respect of the guarantees pursuant to Rule 457(n) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Table of Additional Registrants

Exact name of registrant as specified in its charter(1)	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number
Americredit Corporation of California	California	33-0011256

AmeriCredit Financial Services, Inc.	Delaware	75-2439888

AmeriCredit Flight Operations, LLC	Texas	75-2931810

AmeriCredit Management Trust	Delaware	75-2788787

AmeriCredit Consumer Discount Company	Pennsylvania	75-2883750

ACF Investment Corp.	Delaware	75-2442194

AmeriCredit Financial Services of Canada Ltd.	Ontario, Canada	866121080 (Canadian Business No.)

AmeriCredit NS I Co.	Nova Scotia, Canada	859921132 (Canadian Business No.)

AmeriCredit Consumer Loan Company, Inc.	Nevada	20-3657243

AmeriCredit NS II Co.	Nova Scotia, Canada	859921330 (Canadian Business No.)

Bay View Acceptance Corporation	Nevada	94-3292819

CAR Group, Inc.	Delaware	76-0757878

AFS Management Corp.	Nevada	76-0757878

Long Beach Acceptance Corp.	Delaware	33-0660404

ALC Leasing Ltd.	Delaware	20-5477679

ALBI Trust	Delaware	20-5477620

(1)	The address of each guarantor is 801 Cherry Street, Fort Worth, Texas 76102, and the telephone number is (817) 302-7000.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

SUBJECT TO COMPLETION, DATED OCTOBER 25, 2007

Offer to Exchange up to $200,000,000 aggregate principal amount of new

8.50% Senior Notes due 2015,

which have been registered under the Securities Act,

for any and all of its outstanding 8.50% Senior Notes due 2015

Subject to the Terms and Conditions described in this Prospectus

The Exchange Offer will expire at 5:00 p.m. Eastern Standard Time on                     , 2007,

unless extended

The Notes

We are offering to exchange, upon the terms and subject to the conditions of this prospectus and the accompanying letter of transmittal, our new 8.50% Senior Notes due 2015 for all of our outstanding old 8.50% Senior Notes due 2015. We refer to our outstanding 8.50% Senior Notes due 2015 as the “old notes” and to the new 8.50% Senior Notes due 2015 issued in this offer as the “Notes.” The Notes are substantially identical to the old notes that we issued on June 28, 2007, except for certain transfer restrictions and registration rights provisions relating to the old notes.

Material Terms of The Exchange Offer

•	You will receive an equal principal amount of Notes for all old notes that you validly tender and do not validly withdraw.

•	The exchange will not be a taxable exchange for United States federal income tax purposes.

•

There has been no public market for the old notes and we cannot assure you that any public market for the Notes will develop. We do not intend to list the Notes on any securities exchange or to arrange for them to be quoted on any automated quotation system.

•	The terms of the Notes are substantially identical to the old notes, except for transfer restrictions and registration rights relating to the old notes.

•	If you fail to tender your old notes for the Notes, you will continue to hold unregistered securities and it may be difficult for you to transfer them.

Consider carefully the “ Risk Factors” beginning on page 10 of this prospectus.

We are not making this exchange offer in any state where it is not permitted.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October     , 2007.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. This prospectus is an offer to exchange only the Notes offered by this prospectus and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is accurate only as of its date.

i

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

We make “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 throughout this prospectus including the documents incorporated herein by reference. Whenever you read a statement that is not simply a statement of historical fact (such as when we use words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “may,” “will,” “likely,” “should,” “estimate,” “continue,” “future,” or “anticipate” and other similar statements), you must remember that our expectations may not be correct, even though we believe they are reasonable. We do not guarantee that any future transactions or events described in this prospectus will happen as described or that they will happen at all. You should read this prospectus completely and with the understanding that actual future results may be materially different from what we expect. Whether actual events or results will conform with our expectations and predictions is subject to a number of risks and uncertainties.

All cautionary statements made herein should be read as being applicable to all forward-looking statements wherever they appear. In this connection, investors should consider the risks described herein and should not place undue reliance on any forward-looking statements. You should read carefully the section of this prospectus under the heading “Risk Factors” beginning on page 10.

We assume no responsibility for updating forward-looking information contained or incorporated by reference herein or in other reports we file with the Securities and Exchange Commission, or SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We may “incorporate by reference” in this prospectus information filed with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information that we file later with the SEC will automatically update and supersede previously filed information, including information contained in this document.

We incorporate by reference the documents listed below (other than in each case, information that is deemed not to have been filed in accordance with SEC rules) and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we complete this offering (other than in each case, information that is deemed not to have been filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the fiscal year ended June 30, 2007;

•	our Proxy Statement on Schedule 14A filed September 18, 2007; and

•	our Current Reports on Form 8-K filed July 5, 2007, July 19, 2007, August 8, 2007, August 17, 2007, August 29, 2007, September 7, 2007 and October 24, 2007.

You may request free copies of any of these filings by writing or calling us at our principal offices, which are located at the following address:

AmeriCredit Corp.

801 Cherry Street

Suite 3900

Fort Worth, Texas 76102

Attention: Chief Financial Officer

Telephone: (817) 302-7000

ii

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-4 under the Securities Act of 1933, as amended, or the Securities Act, that registers the Notes that will be offered in exchange for the old notes. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the Notes. The rules and regulations of the SEC allow us to omit from this document certain information included in the registration statement.

In addition, this prospectus contains summaries and other information that we believe are accurate as of the date hereof with respect to specific terms of specific documents, but we refer to the actual documents (copies of which will be made available to prospective purchasers upon request to us) for complete information with respect to those documents. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus do not purport to be complete. Where reference is made to the particular provisions of a contract or other document, the provisions are qualified in all respects by reference to all of the provisions of the contract or other document. Industry and company data are approximate and reflect rounding in certain cases.

We are subject to the informational requirements of the Exchange Act and accordingly file periodic reports, proxy statements and other information with the SEC. These reports, proxy statements and other information may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding the public reference room. In addition, our filings with the SEC are also available to the public on the SEC’s Internet web site at http://www.sec.gov. These reports, proxy statements and other materials may also be inspected at the offices of The New York Stock Exchange, 11 Wall Street, New York, NY 10005.

iii

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus. Because this is only a summary, it does not contain all of the information that may be important to you. For a more complete understanding of this offering, we encourage you to read the entire prospectus and the documents incorporated by reference in this prospectus, including the section describing the risks related to our business and to investing in the Notes entitled “Risk Factors” and our consolidated financial statements, including the accompanying notes, included elsewhere or incorporated by reference in this prospectus, before deciding to invest in the Notes.

In this prospectus, unless the context indicates otherwise, “Company,” “AmeriCredit,” “we,” “us,” and “our” refer to AmeriCredit Corp. and its subsidiaries. AmeriCredit® and the AmeriCredit logo are trademarks and service marks of AmeriCredit Corp.

The Exchange Offer

We completed on June 28, 2007, the private offering of $200,000,000 of 8.50% Senior Notes due 2015. We entered into a registration rights agreement with the initial purchasers in the private offering of the old notes in which we agreed, among other things, to file a registration statement with the Commission within 120 days of June 28, 2008, to use our reasonable best efforts to cause the registration statement to be declared effective by the SEC within 180 days of June 28, 2007 and to use our reasonable best efforts to complete this exchange offer within 30 business days of when the registration statement is declared effective by the SEC. You are entitled to exchange in this exchange offer old notes that you hold for registered Notes with substantially identical terms. If we fail to timely file the registration statement, the registration statement is not timely declared effective or we fail to timely complete this exchange offer, we must pay liquidated damages to the holders of the old notes until the deadlines are met. You should read the discussion under the headings “Prospectus Summary,” and “Description of the Notes” for further information regarding the Notes.

We believe that the Notes to be issued in this exchange offer may be resold by you without compliance with the registration and prospectus delivery provisions of the Securities Act, subject to certain conditions. You should read the discussion under the headings “Prospectus Summary—The Exchange Offer” and “The Exchange Offer” for further information regarding this exchange offer and resale of the Notes.

AmeriCredit Corp.

We are a leading independent auto finance company that has been operating in the automobile finance business since September 1992. We purchase auto finance contracts without recourse from franchised and select independent automobile dealerships and, to a lesser extent, make loans directly to customers buying new and used vehicles and provide lease financing through our dealership network. As used in this prospectus, “loans” include auto finance contracts originated by dealers and purchased by us as well as direct extensions of credit made by us to consumer borrowers. We have predominantly targeted consumers who are typically unable to obtain financing from banks, credit unions and manufacturer captive auto finance companies. Funding for our auto lending activities is obtained primarily through the transfer of loans in securitization transactions. We service our loan portfolio at regional centers using automated loan servicing and collection systems.

We have historically maintained a significant share of the sub-prime market and now also participate in the near-prime and prime sectors of the auto finance industry. We source our business primarily through our relationships with franchised auto dealers, which are maintained through our branch network, marketing representatives (dealer relationship managers) and alliance relationships. We have now expanded our traditional market niche through the acquisition of Bay View Acceptance Corporation (“BVAC”) in May 2006, which offers specialized auto finance products, including extended term financing and higher loan-to-value advances to consumers with prime credit scores, and our acquisition of Long Beach Acceptance Corp. (“LBAC”) in January 2007, which offers auto finance products primarily to consumers with near-prime credit bureau scores. In addition to our strategy of expanding into the specialty prime and near-prime markets, our expansion strategy includes our expansion into the Canadian market, lending directly to consumers and the introduction of a leasing program.

We were incorporated in Texas on May 18, 1988, and succeeded to the business, assets and liabilities of a predecessor corporation formed under the laws of Texas on August 1, 1986. Our predecessor began operations in March 1987, and the business has been operated continuously since that time. Our principal executive offices are located at 801 Cherry Street, Suite 3900, Fort Worth, Texas, 76102 and our telephone number is (817) 302-7000.

The Exchange Offer

The exchange offer relates to the exchange of up to $200,000,000 aggregate principal amount of outstanding 8.50% Senior Notes due 2015, for an equal aggregate principal amount of Notes. The form and terms of the Notes are identical in all material respects to the form and terms of the corresponding outstanding old notes, except that the Notes will be registered under the Securities Act, and therefore they will not bear legends restricting their transfer.

Summary of the Terms of the Exchange Offer

Securities to be Exchanged

On June 28, 2007, we issued $200,000,000 aggregate principal amount of old notes to the initial purchasers in a transaction exempt from the registration requirements of the Securities Act. The terms of the Notes and the old notes are substantially identical in all material respects, except that the Notes will be freely transferable by the holders except as otherwise provided in this prospectus. See “Description of the Notes.”

The Exchange Offer

$1,000 principal amount of Notes in exchange for each $1,000 principal amount of old notes. As of the date of this prospectus, old notes representing $200,000,000 aggregate principal amount are outstanding. Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to certain third parties unrelated to us, we believe that Notes issued pursuant to the exchange offer in exchange for old notes may be offered for resale, resold or otherwise transferred by holders thereof (other than any holder which is an “affiliate” of the Company or certain subsidiaries of the Company within the meaning of Rule 405 under the Securities Act, or a broker-dealer who purchased old notes directly from us to resell pursuant to Rule 144A or any other available exemption under the Securities Act), without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Notes are acquired in the ordinary course of such holders’ business and such holders have no arrangement with any person to engage in a distribution of Notes. However, the SEC has not considered the exchange offer in the context of a no-action letter and we cannot be sure that the staff of the SEC would make a similar determination with respect to the exchange offer as in such other circumstances. Furthermore, each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage or participate in, a distribution of Notes. Each broker-dealer that receives Notes for his own account pursuant to the exchange offer must acknowledge that it will comply with the prospectus delivery requirements of the Securities Act in connection with any resale of such Notes. Broker-dealers who acquired old notes directly from us and not as a result of market-making activities or other trading activities may not rely on the staff’s interpretations discussed above or participate in the exchange offer and must comply with the prospectus delivery requirements of the Securities Act in order to resell the old notes.

Registration Rights; Liquidated Damages

We sold the old notes on June 28, 2007, in a private placement in reliance on Section 4(2) of the Securities Act. The old notes were immediately resold by the initial purchasers in reliance on Rule 144A under the Securities Act. In connection with the sale, we, together with the guarantors, entered into a registration rights agreement with the initial purchasers requiring us to make the exchange offer. The registration rights agreement further provides that we must (1) file a registration statement with SEC within 120 days of June 28, 2007, (2) use our best efforts to cause the registration statement with respect to the exchange offer to be declared effective within 180 days of June 28, 2007, and (3) consummate the exchange offer on or before the 30th business day following the effective date of the registration statement. In certain circumstances, we may be required to file a shelf registration statement to cover resales of the Notes. If we do not comply with certain covenants set forth in the registration rights agreement, we must pay liquidated damages to holders of the old notes. See “Registration Rights.”

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, , 2007 or a later date and time if we extend it (the “expiration date”).

Withdrawal

The tender of the old notes pursuant to the exchange offer may be withdrawn at any time prior to the expiration date. Any old notes not accepted for exchange for any reason will be returned without expense as soon as practicable after the expiration or termination of the exchange offer.

Interest on the Notes and the old notes

Interest on the Notes will accrue from June 28, 2007 or from the date of the last payment of interest on the old notes, whichever is later. No additional interest will be paid on old notes tendered and accepted for exchange.

Conditions to the Exchange Offer	The exchange offer is subject to certain customary conditions, certain of which may be waived by us. See “The Exchange Offer—Conditions of the Exchange Offer.”

Procedures for Tendering old notes

Each holder of the old notes wishing to accept the exchange offer must complete, sign and date the letter of transmittal, or a copy thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver the letter of transmittal, or the copy, together with the old notes and any other required documentation, to the exchange agent at the address set forth herein. Persons holding the old notes through the Depository Trust Company, or DTC, and wishing to accept the exchange offer must do so pursuant to DTC’s Automated Tender Offer Program, by which each tendering participant will agree to be bound by the letter of transmittal. By executing or agreeing to be bound by the letter of transmittal, each holder will represent to us that, among other things, (1) the Notes acquired pursuant to the exchange offer are being obtained in the ordinary course of business of the person receiving such Notes, (2) the holder is not engaging in and does not intend to engage in a distribution of such Notes, (3) the holder does not have an arrangement or understanding with any person to participate in the distribution of such Notes, and (4) the holder is not an “affiliate,” as defined under Rule 405 promulgated under the Securities Act, of the Company or the Guarantors. We will accept for exchange any and all old notes which are properly tendered (and not withdrawn) in the exchange offer prior to the expiration date. The Notes will be delivered promptly following the expiration date. See “The Exchange Offer—Terms of the Exchange Offer.”

Exchange Agent	HSBC Bank USA, National Association is serving as exchange agent in connection with the exchange offer.

Federal Income Tax Considerations

We believe the exchange of old notes for Notes pursuant to the exchange offer will not constitute a sale or an exchange for federal income tax purposes. See “Certain United States Federal Income Tax Considerations.”

Appraisal or Dissenters’ Rights	You will not have appraisal or dissenters’ rights in connection with the exchange offer.

Regulatory Requirements	Following the effectiveness of the registration statement covering the exchange offer, no material federal or state regulatory requirement must be complied with in connection with the exchange offer.

Consequences of Not Exchanging Old Notes

If you do not exchange your old notes for Notes in the exchange offer, your old notes will continue to be subject to the restrictions on transfer contained in the legend on the old notes. In general, the old notes may not be offered or sold unless they are registered under the Securities Act. However, you may offer or sell your old notes under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. If you do not exchange your old notes for the Notes in the exchange offer, your old notes will continue to be guaranteed by the subsidiary guarantors.

Summary of the Terms of the Notes

Issuer	AmeriCredit Corp.

Securities Offered	$200,000,000 aggregate principal amount of 8.50% Senior Notes due 2015.

Maturity	The Notes will mature on July 1, 2015.

Interest Payment Dates	January 1 and July 1 of each year, beginning January 1, 2008.

Ranking

The Notes will be our unsecured senior obligations and will rank equally with all of our current and future unsecured senior debt and senior to all of our future subordinated debt. The Notes will effectively rank junior to any of our existing and future secured debt to the extent of the assets securing such debt. The Notes will be effectively subordinated to all liabilities of our non-guarantor subsidiaries. As of June 30, 2007, the Notes would have ranked equally with approximately $750 million of our other debt.

Guarantors

The Notes are guaranteed by some but not all of our existing and future subsidiaries. These subsidiary guarantees will be joint and several obligations of the guarantors. See “Description of the Notes—Subsidiary Guarantees.” Each subsidiary guarantee will rank equally in right of payment with all senior debt of that guarantor and will rank senior in right of payment with any existing and future subordinated indebtedness of that guarantor. Each subsidiary guarantee will effectively rank junior to any secured indebtedness of that guarantor to the extent of the assets securing such indebtedness.

Optional Redemption

The Notes will be redeemable, at our option, in whole or in part, at any time on or after July 1, 2011 at the redemption prices listed under “Description of the Notes—Optional Redemption.” Prior to July 1, 2010, we may also redeem up to 35% of the Notes at a purchase price equal to 108.500% of the aggregate principal amount of Notes redeemed plus accrued and unpaid interest and liquidated damages, if any, as of the date of redemption with the net cash proceeds from a public offering of common stock of the Company.

Change of Control

If a Change of Control occurs, as that term is defined in “Description of the Notes—Repurchase at the Option of Holders—Change of Control,” holders of Notes will have the right, subject to certain conditions, to require us to repurchase their Notes at a purchase price equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and liquidated damages, if any, as of the date of repurchase. See “Description of the Notes—Repurchase at the Option of Holders—Change of Control” for further information regarding the conditions that would apply if we must offer holders this repurchase right.

Certain Covenants	The indenture governing the Notes contains covenants limiting our and our restricted subsidiaries’ ability to:

•	sell all or substantially all of our assets or merge or consolidate with or into other companies;

•	borrow money;

•	incur liens;

•	pay dividends or make other distributions;

•	make other restricted payments and investments; and

•	enter into transactions with certain affiliates.

These covenants are subject to a number of important limitations and exceptions and in many circumstances may not significantly restrict our ability to take the actions described above. For more details, see “Description of the Notes—Certain Covenants.” If the Notes receive an investment grade rating, certain of the covenants listed above will be subject to suspension. See “Description of the Notes—Certain Covenants—Changes in Covenants When Notes Rated Investment Grade.”

Risk Factors

Investing in the Notes involves substantial risks. You should carefully consider all the information contained or incorporated by reference in this prospectus prior to investing in the Notes. In particular, we urge you to carefully consider the information set forth in the section under the heading “Risk Factors” for a description of certain risks you should consider before investing in the Notes.

Governing Law	The Indenture and Notes are governed by the laws of the State of New York.

Summary Historical Consolidated Financial Data

We derived the following summary historical consolidated financial data for the five years ended June 30, 2007 from our audited consolidated financial statements. You should read this data in conjunction with, and it is qualified by reference to, the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our consolidated financial statements and the notes thereto, and the other financial information in our Annual Report on Form 10-K for the year ended June 30, 2007, which are contained elsewhere or incorporated by reference herein.

	Fiscal Years Ended June 30,
	2007	2006	2005	2004	2003
	(dollars in thousands, except per share amounts)
Statement of Income Data:
Finance charge income	$2,142,470	$1,641,125	$1,217,696	$927,592	$613,225
Gain on sale of receivables(1)					132,084
Servicing income(2)	9,363	75,209	177,585	256,237	211,330
Other income	136,093	86,157	55,565	32,007	24,642
Gain on sale of equity investment(3)	51,997	8,847

Total revenue	2,339,923	1,811,338	1,450,846	1,215,836	981,281
Costs and expenses	1,807,856	1,326,103	998,447	850,720	946,795

Income before taxes	532,067	485,235	452,399	365,116	34,486
Provision for taxes	171,818	179,052	166,490	138,133	13,277

Net income	$360,249	$306,183	$285,909	$226,983	$21,209

Earnings Per Share:
Basic	$3.02	$2.29	$1.88	$1.45	$0.15
Diluted	2.73	2.08	1.73	1.37	0.15

Fiscal Years Ended June 30,
2007	2006	2005	2004	2003
(dollars in thousands, except per share amounts)
Cash Flow Data:
Net cash provided by operating activities	$1,079,003	$961,331	$613,962	$504,683	$2,175,463
Net cash used by investing activities	(3,144,069)	(2,216,639)	(2,068,906)	(961,590)	(5,979,595)
Net cash provided by financing activities	2,464,744	1,101,323	1,695,514	561,193	4,028,342

Net increase (decrease) in cash and cash equivalents	$399,678	$(153,985)	$240,570	$104,286	$224,210

Other Data:
Origination volume(4)	$8,454,600	$6,208,004	$5,031,325	$3,474,407	$6,310,584
Auto loans securitized—Gain on Sale(1)	2,507,906
Auto loans securitized—On-Book	7,659,927	5,000,007	4,913,319	4,819,940	3,979,967

Managed Data(5):
Managed auto receivables	$15,946,549	$12,196,702	$11,002,909	$11,922,802	$14,888,778
Average managed auto receivables	13,727,217	11,216,530	11,240,456	13,181,828	15,736,512
Average carrying amount per managed auto receivable (in dollars)	13,918	12,544	11,698	11,785	12,831
Net charge-offs(6)	643,059	578,629	646,151	947,062	1,026,657
Managed auto receivables greater than 60 days delinquent	331,722	251,938	241,292	280,278	495,598
Net charge-offs as a percentage of average managed auto receivables(6)	4.7%	5.2%	5.7%	7.2%	6.5%
Delinquencies greater than 60 days as a percentage of managed auto receivables	2.1%	2.1%	2.2%	2.3%	3.3%

Ratios:
Net margin as reflected in the income statements(1)	$1,597,738	$1,317,129	$1,008,985	$707,636	$435,642
Net margin as a percentage of average finance receivables(7)	11.7%	13.2%	13.2%	11.8%	11.7%
Ratio of earnings to fixed charges(8)	1.8	x	2.1	x	2.7	x	2.4	x	1.2	x
Return on average common equity	18.7%	15.3%	13.4%	11.5%	1.2%
Operating expenses as a percentage of average managed auto receivables	2.9%	3.0%	2.8%	2.5%	2.4%
Percentage of senior unsecured debt to total equity	45.8%	10.0%	17.3%	17.2%	20.1%

	As of June 30,
	2007	2006	2005	2004	2003
	(dollars in thousands, except per share amounts)
Balance Sheet Data:
Cash and cash equivalents	$910,304	$513,240	$663,501	$421,450	$316,921
Credit enhancement assets(2)	5,919	104,624	541,790	1,062,322	1,360,618
Finance receivables, net	15,102,370	11,097,008	8,297,750	6,363,869	4,996,616
Total assets	17,811,020	13,067,865	10,947,038	8,824,579	8,108,029
Credit facilities	2,541,702	2,106,282	990,974	500,000	1,272,438
Whole loan purchase facility					902,873
Securitization notes payable	11,939,447	8,518,849	7,166,028	5,598,732	3,281,370
Senior notes	200,000		166,755	166,414	378,432
Convertible senior notes	750,000	200,000	200,000	200,000
Other notes payable	752	4,296	8,329	21,442	34,599
Total liabilities	15,735,870	11,058,979	8,825,122	6,699,467	6,227,400
Shareholders’ equity	2,075,150	2,008,886	2,121,916	2,125,112	1,880,629

(1)	We changed the structure of our securitization transactions beginning with transactions closed subsequent to September 30, 2002, to no longer meet the accounting criteria for sales of finance receivables. Accordingly, no gain on sale of receivables was recognized after September 30, 2002.
(2)	Credit enhancement assets consist of interest-only receivables from Trusts, investments in Trust receivables, and restricted cash-gain on sale Trusts. Due to the change in the structure of our securitization transactions discussed in footnote (1) above, these balances and the related servicing income have declined as the transactions have aged. At June 30, 2007, we had one acquired gain on sale Trust remaining.
(3)	Amounts represent gains recorded on the sale of our equity investment in DealerTrack Holdings, Inc.
(4)	Fiscal 2007 amount includes $34.9 million of contracts purchased through our leasing program.
(5)	Managed data includes finance receivables and gain on sale receivables.
(6)	During the three months ended December 31, 2003, we changed our repossession charge-off policy to charge-off accounts when the automobile is repossessed and legally available for disposition. Previously, we charged off accounts at the time the automobile was repossessed and disposed of at auction.
(7)	We adopted Statement of Position 03-3, “Accounting for Certain Loans on Debt Securities Acquired in a Transfer,” which resulted in the accretion of acquisition fees on loans acquired subsequent to June 30, 2004.
(8)	Represents the ratio of the sum of income before taxes plus fixed charges for the period to fixed charges. Fixed charges, for the purpose of this computation, represents interest and a portion of rentals representative of an implicit interest factor for such rentals.

RISK FACTORS

Investing in the Notes involves a high degree of risk. In addition, our business, operations and financial condition are subject to various risks. You should carefully consider the risks described below with all of the other information included in this prospectus, including the information incorporated by reference herein, before making an investment decision. If any of the adverse events described below were to actually occur, our business, results of operations, or financial condition would likely suffer. In such an event, the trading price of the Notes could decline and you could lose all or part of your investment. Additionally, this section does not attempt to describe all risks applicable to our industry, our business or an investment in the Notes. Risks not presently known to us or that we currently deem immaterial may also impair our business operations.

Risks Relating to the Exchange Offer

If you do not properly tender your old notes, you will continue to hold unregistered old notes and your ability to transfer old notes will be adversely affected.

We will only issue Notes in exchange for old notes that are timely received by the exchange agent together with all required documents, including a properly completed and signed letter of transmittal. Therefore, you should allow sufficient time to ensure timely delivery of the old notes and you should carefully follow the instructions on how to tender your old notes. Neither we nor the exchange agent are required to tell you of any defects or irregularities with respect to your tender of the old notes. If you do not tender your old notes properly, then, after we consummate the exchange offer, you may continue to hold old notes that are subject to the existing transfer restrictions. In addition, if you tender your old notes for the purpose of participating in a distribution of the Notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Notes. If you are a broker-dealer that receives Notes for your own account in exchange for old notes that you acquired as a result of market-making activities or any other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of such Notes. After the exchange offer is consummated, if you continue to hold any old notes, you may have difficulty selling them because there will be less old notes outstanding. In addition, if a large amount of old notes are not tendered or are tendered improperly, the limited amount of Notes that would be issued and outstanding after we consummate the exchange offer could lower the market price of such Notes.

Risks Related to Our Business

Our ability to continue to purchase contracts and to fund our business is dependent on a number of financing sources.

Dependence on Credit Facilities. We depend on various credit facilities with financial institutions to finance our purchase of contracts pending securitization.

At June 30, 2007, we had seven separate credit facilities that provide borrowing capacity of up to $5,640.8 million, including:

(1)	a master warehouse facility providing up to $2,500.0 million of receivables financing which matures in October 2009;

(2)	a medium term note facility providing $750.0 million of receivables financing which matures in October 2009;

(3)	a repurchase facility providing up to $500.0 million through the August 2007 maturity for the financing of finance receivables repurchased from securitization Trusts upon exercise of the cleanup call option. This facility was renewed subsequent to June 30, 2007, extending the maturity to August 2008;

(4)	a near prime facility providing up to $400.0 million through the July 2007 maturity for the financing of higher credit quality receivables. This facility was renewed subsequent to June 30, 2007, extending the maturity to July 2008;

(5)	a BVAC credit facility providing up to $750.0 million until June 30, 2007, and $450.0 million thereafter through the September 2007 maturity for the financing of BVAC originated receivables;

(6)	a LBAC credit facility providing up to $600.0 million through the September 2007 maturity for the financing of LBAC originated receivables; and

(7)	a Canadian credit facility providing up to $140.8 (Cdn $150.0) million through the May 2008 maturity for the financing of Canadian originated receivables.

In September 2007, we terminated the $400 million near prime credit facility, the $450 million BVAC credit facility and the $600 million LBAC credit facility, and entered into a new credit facility providing up to $1.5 billion through the September 2008 maturity for the financing of higher credit quality receivables.

We cannot guarantee that any of these financing resources will continue to be available beyond the current maturity dates at reasonable terms or at all. The availability of these financing sources depends, in part, on factors outside of our control, including regulatory capital treatment for unfunded bank lines of credit and the availability of bank liquidity in general. If we are unable to extend or replace these facilities or arrange new credit facilities or other types of interim financing, we will have to curtail loan contract purchasing activities, which would have a material adverse effect on our financial position and results of operations.

We are required to hold certain funds in restricted cash accounts to provide additional collateral for borrowings under the credit facilities. Additionally, the credit facilities contain various covenants requiring certain minimum financial ratios, asset quality and portfolio performance ratios (portfolio net loss and delinquency ratios, and pool level cumulative net loss ratios) as well as limits on deferment levels. Failure to meet any of these covenants could result in an event of default under these agreements. If an event of default occurs under these agreements, the lenders could elect to declare all amounts outstanding under these agreements to be immediately due and payable, enforce their interests against collateral pledged under these agreements or restrict our ability to obtain additional borrowings under these agreements. As of June 30, 2007, our credit facilities were in compliance with all covenants.

Dependence on Securitization Program. Since December 1994, we have relied upon our ability to transfer receivables to securitization Trusts and sell securities in the asset-backed securities market to generate cash proceeds for repayment of credit facilities and to purchase additional receivables. Accordingly, adverse changes in our asset-backed securities program or in the asset-backed securities market for automobile receivables in general could materially adversely affect our ability to purchase and securitize loans on a timely basis and upon terms acceptable to us. Any adverse change or delay would have a material adverse effect on our financial position, liquidity and results of operations.

The asset-backed securities market has been currently experiencing unprecedented disruptions. Current conditions in this market include reduced liquidity, credit risk premiums for certain market participants and reduced investor demand for asset-backed securities, particularly those backed by sub-prime collateral. These conditions, which may increase our cost of funding and reduce our access to the asset-backed securities market, may continue or worsen in the future. We attempt to mitigate the impact of market disruptions by obtaining adequate committed credit facilities from a variety of reliable sources. There can be no assurance, however, that we will be successful in selling securities in the asset-backed securities market, at least in the near term, that our credit facilities will be adequate to fund our loan origination activities until the disruptions in the securitization markets subside or that the cost of debt will allow us to operate at profitable levels. Since we are highly dependent on the availability of the asset-backed securities market to finance our operations, disruptions in this market or any adverse change or delay in our ability to access the market would have a material adverse effect on our financial position, liquidity and results of operations. Continued reduced investor demand for asset-backed securities such as our asset-backed securities could result in our having to hold auto loans until investor demand improves, but our capacity to hold auto loans is not unlimited. If we confront a reduced demand for our asset-backed securities, it could require us to reduce the amount of auto loans that we will purchase. Continued adverse market conditions could also result in increased costs and reduced margins earned in connection with our securitization transactions.

We will continue to require the execution of securitization transactions in order to fund our future liquidity needs. There can be no assurance that funding will be available to us through these sources or, if available, that it will be on terms acceptable to us. If these sources of funding are not available to us on a regular basis for any reason, including the occurrence of events of default, deterioration in loss experience on the receivables, breach of financial covenants or portfolio and pool performance measures, disruption of the asset-backed market or otherwise, we will be required to revise the scale of our business, including the possible discontinuation of loan origination activities, which would have a material adverse effect on our ability to achieve our business and financial objectives.

Dependence on Financial Guaranty Insurance. To date, all but seven of our securitizations in the United States have utilized financial guaranty insurance policies provided by various monoline insurance providers in order to achieve AAA/Aaa ratings on the insured securities issued in the securitization transactions. These ratings reduce the costs of securitizations relative to alternative forms of financing available to us and enhance the marketability of these transactions to investors in asset-backed securities. However, the financial guaranty insurance providers are not required to insure future securitizations sponsored by us, and there can be no assurance that they will continue to do so or that future securitizations sponsored by us will be similarly rated. Our insurance providers’ willingness to insure our future securitizations is subject to many factors beyond our control, including concentrations of risk with any given insurance provider, the insurance providers’ own rating considerations, their ability to cede this risk to reinsurers and the performance of the portion of our portfolio for which the insurer has provided insurance. Further, investor perceptions of our insurance providers and claims-paying capacity may adversely impact the marketability of the insured securities. Alternatively, in lieu of relying on a financial guaranty insurance policy, in seven of our securitizations in the United States, we have sold or retained subordinate asset-backed securities in order to provide credit enhancement for the senior asset-backed securities.

A downgrading of any of our insurance providers’ credit ratings or the inability to structure alternative credit enhancements, such as senior subordinated transactions, for our securitization program could result in higher interest costs for future securitizations sponsored by us and larger initial and/or target credit enhancement requirements. The absence of a financial guaranty insurance policy may also impair the marketability of our securitizations. These events could have a material adverse effect on the cost and availability of capital to finance contract purchases which in turn could have a material adverse effect on our financial position, liquidity and results of operations.

Defaults and prepayments on contracts purchased or originated by us could adversely affect our operations.

Our results of operations, financial condition and liquidity depend, to a material extent, on the performance of loans in our portfolio. Obligors under contracts acquired or originated by us may default during the term of their loan. Generally, we bear the full risk of losses resulting from defaults. In the event of a default, the collateral value of the financed vehicle usually does not cover the outstanding loan balance and costs of recovery.

We maintain an allowance for loan losses on loans held on our balance sheet which reflects management’s estimates of inherent losses for these loans. If the allowance is inadequate, we would recognize the losses in excess of that allowance as an expense and results of operations would be adversely affected. A material adjustment to our allowance for loan losses and the corresponding decrease in earnings could limit our ability to enter into future securitizations and other financings, thus impairing our ability to finance our business.

We are required to deposit substantial amounts of the cash flows generated by our interests in securitizations sponsored by us to satisfy targeted credit enhancement requirements. An increase in defaults or prepayments would reduce the cash flows generated by our interests in securitization transactions lengthening the period required to build targeted credit enhancement levels in the securitization trusts. Distributions of cash from the securitizations to us would be delayed and the ultimate amount of cash distributable to us would be less, which would have an adverse effect on our liquidity. The targeted credit enhancement levels in future securitizations could also be increased, further impacting our liquidity.

The negative performance of auto contracts in our portfolio could adversely affect our cash flow and servicing rights.

Generally, the form of agreements we enter into with our financial guaranty insurance providers in connection with securitization transactions contain specified limits on portfolio performance ratios (delinquency, cumulative default and cumulative net loss) on the receivables included in each securitization Trust. If, at any measurement date, a portfolio performance ratio with respect to any Trust were to exceed the specified limits, provisions of the credit enhancement agreement would automatically increase the level of credit enhancement requirements for that Trust, if a waiver was not obtained. During the period in which the specified portfolio performance ratio was exceeded, excess cash flows, if any, from the Trust would be used to fund the increased credit enhancement levels instead of being distributed to us, which would have an adverse effect on our cash flows and liquidity.

Generally, our securitization transactions insured by financial guaranty insurance providers prior to September 2005 are cross-collateralized to a limited extent. In the event of a shortfall in the original target credit enhancement requirement for any of these securitization Trusts after a certain period of time, excess cash flows from other transactions insured by the same insurance provider would be used to satisfy the shortfall amount. Our securitization transactions insured by financial guaranty insurance policies after August 2005 do not contain any cross-collateralization provisions.

The agreements that we enter into with our financial guaranty insurance providers in connection with securitization transactions contain additional specified targeted portfolio performance ratios (delinquency, cumulative default and cumulative net loss) that are higher than the limits referred to above. If, at any measurement date, the targeted portfolio performance ratios with respect to any insured Trust were to exceed these additional levels, provisions of the agreements permit the financial guaranty insurance providers to terminate our servicing rights to the receivables sold to that Trust. In addition, the servicing agreements on certain insured securitization Trusts are cross-defaulted so that a default under one servicing agreement would allow the financial guaranty insurance provider to terminate our servicing rights under all servicing agreements for securitization Trusts in which they issued a financial guaranty insurance policy. Additionally, if these higher targeted portfolio performance levels were exceeded, the financial guaranty insurance providers may elect to retain all excess cash generated by other securitization transactions insured by them as additional credit enhancement. This, in turn, could result in defaults under our other securitizations and other material indebtedness. Although we have never exceeded these additional targeted portfolio performance ratios, and do not anticipate violating any event of default triggers for our securitizations, there can be no assurance that our servicing rights with respect to the automobile receivables in such Trusts or any other Trusts will not be terminated if:

•	such targeted portfolio performance ratios are breached;

•	we breach our obligations under the servicing agreements;

•	the financial guaranty insurance providers are required to make payments under a policy; or

•	certain bankruptcy or insolvency events were to occur.

As of June 30, 2007, no such servicing right termination events have occurred with respect to any of the Trusts formed by us. The termination of any or all of our servicing rights would have a material adverse effect on our financial position, liquidity and results of operations.

Failure to implement our business strategy could adversely affect our operations.

Our financial position, liquidity and results of operations depend on management’s ability to execute our business strategy. Key factors involved in the execution of the business strategy include achieving the desired loan origination volume, continued and successful use of proprietary scoring models for credit risk assessment and risk-based pricing, the use of effective credit risk management techniques and servicing strategies, implementation of effective loan servicing and collection practices, continued investment in technology to support operating efficiency, continued expansion of new loan origination channels, the effective integration of acquired businesses and continued access to significant funding and liquidity sources. Our failure or inability to execute any element of our business strategy could materially adversely affect our financial position, liquidity and results of operations.

There is a high degree of risk associated with sub-prime borrowers.

A substantial portion of our purchasing and servicing activities involve sub-prime automobile receivables. Sub-prime borrowers are associated with higher-than-average delinquency and default rates. While we believe that we effectively manage these risks with our proprietary credit scoring system, risk-based loan pricing and other underwriting policies and collection methods, no assurance can be given that these criteria or methods will be effective in the future. In the event that we underestimate the default risk or under-price contracts that we purchase, our financial position, liquidity and results of operations would be adversely affected, possibly to a material degree.

We are subject to economic conditions which are beyond our control.

General. We are subject to changes in general economic conditions that are beyond our control. During periods of economic slowdown or recession, such as the United States and Canadian economies have at times experienced, delinquencies, defaults, repossessions and losses generally increase. These periods also may be accompanied by increased unemployment rates, decreased consumer demand for automobiles and declining values of automobiles securing outstanding loans, which weakens collateral coverage and increases the amount of a loss in the event of default. Significant increases in the inventory of used automobiles during periods of economic recession may also depress the prices at which repossessed automobiles may be sold or delay the timing of these sales. Additionally, higher gasoline prices, unstable real estate values, reset of adjustable rate mortgages to higher interest rates, increasing unemployment levels, general availability of consumer credit or other factors that impact consumer confidence or disposable income could increase loss frequency and decrease consumer demand for automobiles as well as weaken collateral values on certain types of automobiles. Because we focus on predominantly sub-prime borrowers, the actual rates of delinquencies, defaults, repossessions and losses on these loans are higher than those experienced in the general automobile finance industry and could be more dramatically affected by a general economic downturn. In addition, during an economic slowdown or recession, our servicing costs may increase without a corresponding increase in our finance charge income. While we seek to manage the higher risk inherent in loans made to sub-prime borrowers through the underwriting criteria and collection methods we employ, no assurance can be given that these criteria or methods will afford adequate protection against these risks. Any sustained period of increased delinquencies, defaults, repossessions or losses or increased servicing costs could adversely affect our financial position, liquidity and results of operations and our ability to enter into future securitizations and future credit facilities.

Wholesale Auction Values. We sell repossessed automobiles at wholesale auction markets located throughout the United States and Canada. Auction proceeds from the sale of repossessed vehicles and other recoveries are usually not sufficient to cover the outstanding balance of the contract, and the resulting deficiency is charged off. Decreased auction proceeds resulting from the depressed prices at which used automobiles may be sold during periods of economic slowdown or recession will result in higher credit losses for us. Furthermore, depressed wholesale prices for used automobiles may result from significant liquidations of rental or fleet inventories, and from increased volume of trade-ins due to promotional programs offered by new vehicle manufacturers. Additionally, higher gasoline prices may decrease the wholesale auction value of certain types of vehicles. Our net recoveries as a percentage of repossession charge-offs was 49% in fiscal 2007, 48% in fiscal 2006 and 43% in fiscal 2005. There can be no assurance that our recovery rates will remain at current levels.

Interest Rates. Our profitability may be directly affected by the level of and fluctuations in interest rates, which affects the gross interest rate spread we earn on our receivables. As the level of interest rates increase, such as they have since 2003, our gross interest rate spread on new originations generally declines since the rates charged on the contracts originated or purchased from dealers are limited by market and competitive conditions, restricting our opportunity to pass on increased interest costs to the consumer. We believe that our profitability and liquidity could be adversely affected during any period of higher interest rates, possibly to a material degree. We monitor the interest rate environment and employ hedging strategies designed to mitigate the impact of increases in interest rates. We can provide no assurance, however, that pre-funding or other hedging strategies will mitigate the impact of increases in interest rates.

Labor Market Conditions. Competition to hire and retain personnel possessing the skills and experience required by us could contribute to an increase in our employee turnover rate. High turnover or an inability to attract and retain qualified personnel could have an adverse effect on our delinquency, default and net loss rates, our ability to grow and, ultimately, our financial condition, results of operations and liquidity.

A breach of information security could adversely affect our business.

If third parties or our employees are able to penetrate our network security or otherwise misappropriate our customers’ personal information or loan information, or if we give third parties or our employees improper access to our customers’ personal information or loan information, we could be subject to liability. This liability could include identity theft or other similar fraud-related claims. This liability could also include claims for other misuses or losses of personal information, including for unauthorized marketing purposes. Other liabilities could include claims alleging misrepresentation of our privacy and data security practices.

We rely on encryption and authentication technology licensed from third parties to provide the security and authentication necessary to effect secure online transmission of confidential consumer information. Advances in computer capabilities, new discoveries in the field of cryptography or other events or developments may result in a compromise or breach of the algorithms that we use to protect sensitive customer transaction data. A party who is able to circumvent our security measures could misappropriate proprietary information or cause interruptions in our operations. We may be required to expend capital and other resources to protect against such security breaches or to alleviate problems caused by such breaches. Our security measures are designed to protect against security breaches, but our failure to prevent such security breaches could subject us to liability, decrease our profitability, and damage our reputation.

Our business would be adversely affected if we lost our licenses or if in the future more burdensome government regulations were enacted.

Our operations are subject to regulation, supervision and licensing under various federal, state and local statutes, ordinances and regulations.

In most states in which we operate, a consumer credit regulatory agency regulates and enforces laws relating to consumer lenders and sales finance companies such as us. These rules and regulations generally provide for licensing as a sales finance company or consumer lender, limitations on the amount, duration and charges, including interest rates, for various categories of loans, requirements as to the form and content of finance contracts and other documentation, and restrictions on collection practices and creditors’ rights. In certain states, we are subject to periodic examination by state regulatory authorities. Some states in which we operate do not require special licensing or provide extensive regulation of our business.

We are also subject to extensive federal regulation, including the Truth in Lending Act, the Equal Credit Opportunity Act and the Fair Credit Reporting Act. These laws require us to provide certain disclosures to prospective borrowers and protect against discriminatory lending practices and unfair credit practices. The principal disclosures required under the Truth in Lending Act include the terms of repayment, the total finance charge and the annual percentage rate charged on each contract or loan. The Equal Credit Opportunity Act prohibits creditors from discriminating against credit applicants on the basis of race, color, religion, national origin, sex, age or marital status. According to Regulation B promulgated under the Equal Credit Opportunity Act, creditors are required to make certain disclosures regarding consumer rights and advise consumers whose credit applications are not approved of the reasons for the rejection. In addition, the credit scoring system used by us must comply with the requirements for such a system as set forth in the Equal Credit Opportunity Act and Regulation B. The Fair Credit Reporting Act requires us to provide certain information to consumers whose credit applications are not approved on the basis of a report obtained from a consumer reporting agency and to respond to consumers who inquire regarding any adverse reporting submitted by us to the consumer reporting agencies. Additionally, we are subject to the Gramm-Leach-Bliley Act, which requires us to maintain the privacy of certain consumer data in our possession and to periodically communicate with consumers on privacy matters. We are also subject to the Servicemembers Civil Relief Act, which requires us, in most circumstances, to reduce the interest rate charged to customers who have subsequently joined, enlisted, been inducted or called to active military duty.

The dealers who originate automobile finance contracts purchased by us also must comply with both state and federal credit and trade practice statutes and regulations. Failure of the dealers to comply with these statutes and regulations could result in consumers having rights of rescission and other remedies that could have an adverse effect on us.

We believe that we maintain all material licenses and permits required for our current operations and are in substantial compliance with all applicable local, state and federal regulations. There can be no assurance, however, that we will be able to maintain all requisite licenses and permits, and the failure to satisfy those and other regulatory requirements could have a material adverse effect on our operations. Further, the adoption of additional, or the revision of existing, rules and regulations could have a material adverse effect on our business.

We may be unable to successfully compete in our industry.

Competition in the field of automobile finance is intense. The automobile finance market is highly fragmented and is served by a variety of financial entities including the captive finance affiliates of major automotive manufacturers, banks, thrifts, credit unions and independent finance companies. Many of these competitors have substantially greater financial resources and lower costs of funds than ours. In addition, our competitors often provide financing on terms more favorable to automobile purchasers or dealers than we offer. Many of these competitors also have long standing relationships with automobile dealerships and may offer dealerships or their customers other forms of financing, including dealer floor plan financing or revolving credit products, which are not provided by us. Providers of automobile financing have traditionally competed on the basis of interest rates charged, the quality of credit accepted, the flexibility of loan terms offered and the quality of service provided to dealers and customers. In seeking to establish ourselves as one of the principal financing sources at the dealers we serve, we compete predominantly on the basis of our high level of dealer service and strong dealer relationships and by offering flexible loan terms. There can be no assurance that we will be able to compete successfully in this market or against these competitors.

We are involved in and will likely continue to be party to litigation.

As a consumer finance company, we are subject to various consumer claims and litigation seeking damages and statutory penalties, based upon, among other things, usury, disclosure inaccuracies, wrongful repossession, violations of bankruptcy stay provisions, certificate of title disputes, fraud, breach of contract and discriminatory treatment of credit applicants. Some litigation against us could take the form of class action complaints by consumers. As the assignee of finance contracts originated by dealers, we may also be named as a co-defendant in lawsuits filed by consumers principally against dealers. The damages and penalties claimed by consumers in these types of matters can be substantial. The relief requested by the plaintiffs varies but can include requests for compensatory, statutory and punitive damages. We believe that we have taken prudent steps to address and mitigate the litigation risks associated with our business activities. However, any adverse resolution of litigation pending or threatened against us, could have a material adverse affect on our financial condition, results of operations and cash flows. See Item 3, Legal Proceedings, in our Form 10-K for the fiscal year ended June 30, 2007, which is incorporated by reference herein.

Risks Related to the Notes

Our substantial indebtedness could adversely affect our financial health and prevent us from fulfilling our obligations under the Notes.

We currently have a substantial amount of outstanding indebtedness. Our ability to make payments of principal or interest on, or to refinance, our indebtedness will depend on our future operating performance, including the performance of receivables transferred to securitization Trusts, and our ability to enter into additional securitization transactions as well as other debt financings, which, to a certain extent, is subject to economic, financial, competitive, regulatory, capital markets and other factors beyond our control.

If we are unable to generate sufficient cash flows in the future to service our debt, we may be required to refinance all or a portion of our existing debt or to obtain additional financing. There can be no assurance that any refinancings will be possible or that any additional financing could be obtained on acceptable terms. The inability to refinance our existing debt or to obtain additional financing would have a material adverse effect on our financial position, liquidity and results of operations.

The degree to which we are leveraged creates risks including:

•	we may be unable to satisfy our obligations under our outstanding indebtedness;

•

we may find it more difficult to fund future credit enhancement requirements, operating costs, income tax payments, capital expenditures, stock repurchases, acquisitions, or general corporate purposes;

•

we may have to dedicate a substantial portion of our cash resources to the payments on our outstanding indebtedness, thereby reducing the funds available for operations and future business opportunities; and

•	we may be vulnerable to adverse general economic, capital markets and industry conditions.

Our credit facilities require us to comply with certain financial ratios and covenants. Additionally, our credit facilities have minimum asset quality maintenance requirements. These restrictions may interfere with our ability to obtain financing or to engage in other necessary or desirable business activities. As of June 30, 2007, we were in compliance with all financial and portfolio performance covenants on our credit facilities and securitization transactions.

If we cannot comply with the requirements in our credit facilities, then the lenders may increase our borrowing costs or require us to repay immediately all of the outstanding debt. If our debt payments were accelerated, our assets might not be sufficient to fully repay the debt. These lenders may require us to use all of our available cash to repay our debt, foreclose upon their collateral or prevent us from making payments to other creditors on certain portions of our outstanding debt. These events may also result in a default under the indenture for the Notes and our convertible senior note indentures.

We may not be able to obtain a waiver of these provisions or refinance our debt, if needed. In such case, our financial condition, liquidity and results of operations would suffer.

Because of our holding company structure and the security interests our subsidiaries have granted in their assets, the repayment of the Notes will be effectively subordinated to substantially all of our other debt, other than our outstanding 1.75% Convertible Senior Notes due 2023, 0.75% Convertible Senior Notes due 2011 and 2.125% Convertible Senior Notes due 2013.

The Notes will be unsecured obligations of AmeriCredit Corp. The Notes will be effectively junior in right of payment to all of our secured indebtedness, including any existing and future credit enhancement agreements. Holders of any secured indebtedness of ours, our subsidiaries or the Trusts will have claims that are prior to the claims of the holders of any debt securities issued by us with respect to the assets securing our other indebtedness. Notably, substantially all of our auto loan receivables have been pledged to secure the repayment of debt issued under our credit facilities or in securitization transactions. Any debt securities issued by us, including the Notes, will effectively rank junior to that secured indebtedness. As of June 30, 2007, the aggregate amount of our and our subsidiaries’ secured indebtedness was approximately $14.5 billion.

If we defaulted under our obligations under any of our secured debt, our secured lenders could proceed against the collateral granted to them to secure that indebtedness. If any secured indebtedness were to be accelerated, there can be no assurance that our assets would be sufficient to repay in full that indebtedness and our other indebtedness, including the Notes. In addition, upon any distribution of assets pursuant to any liquidation, insolvency, dissolution, reorganization or similar proceeding, the holders of secured indebtedness will be entitled to receive payment in full from the proceeds of the collateral securing our secured indebtedness before the holders of the Notes will be entitled to receive any payment with respect thereto. As a result, the holders of the Notes may recover proportionally less than holders of secured indebtedness.

To service our debt, we will require a significant amount of cash. Our ability to generate cash depends on many factors.

Our ability to make payments on or to refinance our indebtedness and to fund our operations and planned capital expenditures depends on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory, capital markets and other factors that are beyond our control.

We expect to continue to require substantial amounts of cash. Our primary cash requirements include the funding of:

•	contract purchases pending their securitization;

•	credit enhancement requirements in connection with the securitization of the receivables and credit facilities;

•	interest and principal payments under our credit facilities and other indebtedness;

•	fees and expenses incurred in connection with the securitization and servicing of receivables and credit facilities;

•	ongoing operating expenses;

•	income tax payments; and

•	capital expenditures.

Additionally, we have been using cash to fund our stock repurchase program since April 2004, and anticipate continuing to do so as market conditions warrant. We currently have approximately $170 million remaining under our Board approved share repurchase authorization. However, a covenant in this indenture limits our ability to repurchase stock. Currently, we have approximately $40 million available for share repurchases under the indenture limits. We have also, and may in the future, use cash to fund acquisitions of businesses, such as the acquisitions of BVAC and LBAC.

We require substantial amounts of cash to fund our contract purchase and securitization activities. Although we must fund certain credit enhancement requirements upon the closing of a securitization, we typically receive the cash representing excess cash flows and return of credit enhancement deposits over the actual life of the receivables securitized. The initial credit enhancement requirement could increase in future securitizations, which would result in an increased requirement for cash on our part. We also incur transaction costs in connection with a securitization transaction. Accordingly, our strategy of securitizing substantially all of our newly purchased receivables will require significant amounts of cash.

Our primary sources of future liquidity are expected to be:

•	distributions received from securitization Trusts;

•	interest and principal payments on loans not yet securitized;

•	servicing fees;

•	borrowings under our credit facilities or proceeds from securitization transactions; and

•	further issuances of debt securities.

Because we expect to continue to require substantial amounts of cash for the foreseeable future, we anticipate that we will require the execution of additional securitization transactions and may choose to enter into other additional debt financings. The type, timing and terms of financing selected by us will be dependent upon our cash needs, the availability of other financing sources and the prevailing conditions in the capital markets. There can be no assurance that funding will be available to us through these sources or, if available, that the funding will be on acceptable terms. If we are unable to execute securitization transactions on a regular basis, we would not have sufficient funds to finance new loan originations and, in such event, we would be required to revise the scale of our business, including possible discontinuation of loan origination activities, which would have a material adverse effect on our ability to achieve our business and financial objectives.

Although the Notes are referred to as “senior notes,” the Notes will be effectively subordinated to the rights of our existing and future secured creditors and any liabilities of our non-guarantor subsidiaries.

Holders of our present and future secured indebtedness and the secured indebtedness of our subsidiaries will have claims that are senior to your claims as holders of the Notes, to the extent of the value of the assets securing such other indebtedness. The Notes will be effectively subordinated to existing secured financings and any other secured indebtedness incurred by us. In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding-up, liquidation, reorganization or other bankruptcy proceeding, holders of secured indebtedness will have prior claim to those assets that constitute their collateral. Holders of the Notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as the Notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. The Notes will also be structurally subordinated in right of payment to all indebtedness and other liabilities and commitments (including trade payables and lease obligations) of our non-guarantor subsidiaries. Our non-guarantor subsidiaries include our special purpose finance vehicles which hold substantially all of our auto loan receivables.

AmeriCredit Corp. is a holding company. Its only internal source of cash is from distributions from its subsidiaries.

AmeriCredit Corp., the issuer of the Notes, is a holding company with no operations of its own and conducts all of its business through its subsidiaries. AmeriCredit Corp.’s only significant asset is the outstanding capital stock of its subsidiaries. AmeriCredit Corp. is wholly dependent on the cash flow of its subsidiaries and dividends and distributions to it from its subsidiaries in order to service its current indebtedness, including payment of principal, premium, if any, and interest on any indebtedness of AmeriCredit Corp., and any of its future obligations. AmeriCredit Corp.’s subsidiaries and special purpose finance vehicles are separate and distinct legal entities and will have no obligation, contingent or otherwise, to pay any amounts due pursuant to any indebtedness of AmeriCredit Corp. or to make any funds available therefor, except for those subsidiaries that have guaranteed our obligations under our outstanding 1.75% Convertible Senior Notes due 2023, 0.75% Convertible Senior Notes due 2011 and 2.125% Convertible Senior Notes due 2013 and that will guarantee our obligations under the Notes. The guarantors of our outstanding convertible senior notes will be the same guarantors that guarantee the Notes. The ability of AmeriCredit Corp.’s subsidiaries to pay any dividends and distributions will be subject to, among other things, the terms of any debt instruments of its subsidiaries then in effect and applicable law. There can be no assurance that AmeriCredit Corp.’s subsidiaries will generate cash flow sufficient to pay dividends or distributions to AmeriCredit Corp. to enable AmeriCredit Corp. to pay interest or principal on its existing indebtedness or the Notes.

AmeriCredit Corp.’s rights to participate in the distribution of assets of any of its subsidiaries upon that subsidiary’s liquidation or reorganization will be subject to the prior claims of that subsidiary’s creditors, except to the extent that AmeriCredit Corp. is itself recognized as a creditor of that subsidiary, in which case our claims would still be subject to the claims of any secured creditor of that subsidiary. As of June 30, 2007, the aggregate amount of debt and other obligations of AmeriCredit Corp.’s subsidiaries (including long-term debt, guarantees of AmeriCredit Corp.’s debt, current liabilities and other liabilities) was approximately $14.7 billion, of which approximately $14.5 billion was debt in connection with our credit facilities and securitization notes payable.

Your right to receive payments on the Notes could be adversely affected if any of our subsidiaries or other special purpose finance vehicles declares bankruptcy, liquidates or reorganizes.

In the event of a bankruptcy, liquidation or reorganization of any of our subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us.

In addition, a substantial portion of our business is conducted through certain wholly-owned subsidiaries which are limited purpose entities and are subject to substantial contractual restrictions. The special purpose finance vehicles are not guarantors with respect to any debt securities issued by us, including the Notes. As of June 30, 2007, all financings by us under our credit facilities and our securitization transactions are secured by a first priority lien on the receivables and related assets held by our special purpose finance vehicles. The auto receivables owned by the special purpose finance vehicles will not be available to satisfy claims by our creditors, including any claims made under the Notes. Because the special purpose finance vehicles are not guarantors of the Notes, any debt securities issued by us will be structurally subordinated to all indebtedness and other obligations of the special purpose finance vehicles.

Credit enhancement held by certain of our subsidiaries is also subject to certain contingent claims by issuers of our financial guaranty insurance policies issued in connection with our securitizations. We have agreed to reimburse our financial guaranty insurance providers, on a limited recourse basis, for amounts paid by them under these financial guaranty insurance policies. In order to secure those reimbursement obligations, we have granted to our financial guaranty insurance providers liens on some credit enhancement assets. Our financial guaranty insurance providers will have claims that are prior to the claims of the holders of debt securities issued by us, including the Notes, with respect to these assets and the debt securities issued by us, including the Notes, will be effectively subordinated to all of these reimbursement rights. The credit enhancement consists of subordinated interests in our securitizations and is effectively subordinated to the asset-backed securities issued in our securitizations. There can be no assurance that our operations, independent of our subsidiaries, will generate sufficient cash flow to support payment of interest or principal on any debt securities issued by us, including the Notes, or that dividend distributions will be available from our subsidiaries to fund these payments.

Not all of our subsidiaries are guarantors. Our non-guarantor subsidiaries hold substantially all of our consolidated assets and have incurred substantial indebtedness. Your right to receive payments on the Notes could be adversely affected if any of our non-guarantor subsidiaries declares bankruptcy, liquidates, or reorganizes.

Some but not all of our subsidiaries will guarantee the Notes. In the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us.

As of June 30, 2007, the Notes were effectively junior to indebtedness of approximately $14.6 billion and other liabilities (including trade payables) of our non-guarantor subsidiaries. Our non-guarantor subsidiaries held approximately 91% of our consolidated assets as of June 30, 2007.

Federal and state statutes allow courts, under specific circumstances, to void the Notes and the guarantees and require noteholders to return payments received from us or the guarantors.

Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, the Notes and the guarantees could be voided, or claims in respect of the Notes or the guarantees could be subordinated to all other debts of ours or any guarantor if, among other things, we or the guarantor, at the time the indebtedness evidenced by the Notes or its guarantee was incurred:

•	received less than reasonably equivalent value or fair consideration for the incurrence of the indebtedness;

•	were insolvent or rendered insolvent by reason of the incurrence of the indebtedness or the granting of the guarantees;

•	were engaged in a business or transaction for which our or the guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that we or the guarantor would incur, debts beyond our or the guarantor’s ability to pay those debts as they mature.

In addition, any payment by us or a guarantor pursuant to the Notes or a guarantee could be voided and required to be returned to us or that guarantor, or to a fund for the benefit of our creditors or the creditors of the guarantor.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, we or a guarantor would be considered insolvent if:

•	the sum of our or the guarantor’s debts, including contingent liabilities, were greater than the fair saleable value of all of our or the guarantor’s assets;

•

the present fair saleable value of our or the guarantor’s assets were less than the amount that would be required to pay our or the guarantor’s probable liability on our or the guarantor’s existing debts, including contingent liabilities, as they become absolute and mature; or

•	we or the guarantor could not pay our or the guarantor’s debts as they become due.

Based upon information currently available to us, we believe that the Notes and the guarantees are being incurred for proper purposes and in good faith and that we and each of the guarantors:

•	are solvent and will continue to be solvent after giving effect to the issuance of the Notes and the guarantees, as the case may be;

•	will have enough capital for carrying on our business and the business of each of the guarantors after the issuance of the Notes and the guarantees, as the case may be; and

•	will be able to pay our and each of the guarantor’s debts, as the case may be.

In the event of a default, we may have insufficient funds to make any payments due on the Notes.

A default under the indenture could lead to a default under existing and future agreements governing our indebtedness. If, due to a default, the repayment of related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay such indebtedness and the Notes.

The covenants in the indenture will not necessarily restrict our ability to take actions that may impair our ability to repay the Notes.

Although the indenture governing the Notes includes covenants that will restrict us from taking certain actions, the terms of these covenants include important exceptions which you should review carefully before investing in the Notes. Notwithstanding the covenants in the indenture, we expect that we will continue to be able to incur substantial additional indebtedness and to make significant investments and other restricted payments all of which may adversely affect our ability to perform our obligations under the indenture and could intensify the related risks that we face.

We may not be able to repurchase the Notes or repay debt under our outstanding convertible notes or credit facilities in the event of a change of control.

Upon the occurrence of certain change of control events, holders of the Notes may require AmeriCredit Corp. to offer to repurchase all of their Notes. AmeriCredit Corp. may not have sufficient funds at the time of the change of control to make the required repurchases or restrictions in our credit facilities may not allow the repurchases. Additionally, a change of control under the indenture for the Notes may be an event of default under our credit facilities, which would permit the lenders to accelerate the debt, which also would cause an event of default under the indenture. A change of control may also allow holders of our outstanding convertible notes to require us to repurchase all of their notes. The source of funds for any repurchase required as a result of any change of control will be our available cash or cash generated from other sources, including borrowing, sales of assets, sales of equity or funds provided by a new controlling entity. We cannot assure you, however, that sufficient funds will be available at the time of any change of control to make any required repurchases of the Notes and our outstanding convertible notes and to repay debt under our credit facilities. Furthermore, the use of available cash to fund the potential consequences of a change of control may impair our ability to obtain additional financing in the future. Any future credit agreements or other agreements relating to indebtedness to which we may become a party may contain similar restrictions and provisions.

We cannot assure you that an active trading market will develop for the Notes.

Prior to this offering, there has been no trading market for the Notes. We do not intend to apply for a listing of the Notes on any national securities exchange or any automated dealer quotation system. The initial purchasers have advised us that they intend to make a market in the Notes. However, they are not obligated to do so, and may discontinue market-making with respect to the Notes without notice. In addition, the liquidity of the trading market in the Notes, and the market price quoted for the Notes, may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, there can be no assurance that an active trading market will develop for the Notes. Moreover, the market for non-investment grade debt is generally subject to substantial volatility, which could adversely affect the prices at which you may sell your Notes.

USE OF PROCEEDS

This exchange offer is intended to satisfy our obligations under the registration rights agreement, dated June 28, 2007, by and among us, the subsidiary guarantors and the initial purchasers of the old notes. We will not receive any cash proceeds from the issuance of the Notes in the exchange offer. We will receive in exchange for the Notes the old notes in like principal amount. We will retire and cancel all of the old notes tendered in the exchange offer.

CAPITALIZATION

The following table sets forth our cash, cash equivalents and capitalization as of June 30, 2007. You should read this table in conjunction with “Use of Proceeds” as well as our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements, including the related notes, which are contained elsewhere or incorporated by reference into this prospectus from our most recent annual report on Form 10-K. See “Incorporation of Certain Documents by Reference.”

June 30, 2007
(In thousands, except par value and number of shares)
Cash and cash equivalents	$910,304

Debt
Credit facilities	$2,541,702
Securitization notes payable	11,939,447
1.75% Convertible senior notes due 2023(1)	200,000
0.75% Convertible senior notes due 2011	275,000
2.125% Convertible senior notes due 2013	275,000
8.50% senior notes due 2015	200,000
Other notes payable(2)	752

Total debt	$15,431,901

Shareholders’ equity
Preferred stock, $0.01 par value, 20,000,000 shares authorized; none issued
Common stock, $0.01 par value, 230,000,000 shares authorized; 120,590,473 shares issued	$1,206
Additional paid-in capital	71,323
Accumulated other comprehensive income	45,694
Retained earnings	2,000,066
Treasury stock, at cost (1,934,061 shares)	(43,139)

Total shareholders’ equity	2,075,150

Total capitalization	$17,507,051

(1)	Holders of our 1.75% Convertible Senior Notes due 2023 may require us to repurchase these notes on November 15, 2008 at 100.25% of their principal amount plus accrued interest.
(2)	Consists of certain capitalized leases.

SELECTED CONSOLIDATED FINANCIAL DATA

We derived the following selected consolidated financial data for the five years ended June 30, 2007 from our audited consolidated financial statements. You should read this data in conjunction with, and it is qualified by reference to, the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our consolidated financial statements and the notes thereto, and the other financial information in our Annual Report on Form 10-K for the year ended June 30, 2007, which are contained elsewhere or incorporated by reference herein.

	Fiscal Years Ended June 30,
	2007	2006	2005	2004	2003
	(dollars in thousands, except per share amounts)
Statement of Income Data:
Finance charge income	$2,142,470	$1,641,125	$1,217,696	$927,592	$613,225
Gain on sale of receivables(1)					132,084
Servicing income(2)	9,363	75,209	177,585	256,237	211,330
Other income	136,093	86,157	55,565	32,007	24,642
Gain on sale of equity investment(3)	51,997	8,847

Total revenue	2,339,923	1,811,338	1,450,846	1,215,836	981,281
Costs and expenses	1,807,856	1,326,103	998,447	850,720	946,795

Income before taxes	532,067	485,235	452,399	365,116	34,486
Provision for taxes	171,818	179,052	166,490	138,133	13,277

Net income	$360,249	$306,183	$285,909	$226,983	$21,209

Earnings Per Share:
Basic	$3.02	$2.29	$1.88	$1.45	$0.15
Diluted	2.73	2.08	1.73	1.37	0.15

Cash Flow Data:
Net cash provided by operating activities	$1,079,003	$961,331	$613,962	$504,683	$2,175,463
Net cash used by investing activities	(3,144,069)	(2,216,639)	(2,068,906)	(961,590)	(5,979,595)
Net cash provided by financing activities	2,464,744	1,101,323	1,695,514	561,193	4,028,342

Net increase (decrease) in cash and cash equivalents	$399,678	$(153,985)	$240,570	$104,286	$224,210

Other Data:
Origination volume(4)	$8,454,600	$6,208,004	$5,031,325	$3,474,407	$6,310,584
Auto loans securitized—Gain on Sale(1)					2,507,906
Auto loans securitized—On-Book	7,659,927	5,000,007	4,913,319	4,819,940	3,979,967

Managed Data(5):
Managed auto receivables	$15,946,549	$12,196,702	$11,002,909	$11,922,802	$14,888,778
Average managed auto receivables	13,727,217	11,216,530	11,240,456	13,181,828	15,736,512
Average carrying amount per managed auto receivable (in dollars)	13,918	12,544	11,698	11,785	12,831
Net charge-offs(6)	643,059	578,629	646,151	947,062	1,026,657
Managed auto receivables greater than 60 days delinquent	331,722	251,938	241,292	280,278	495,598
Net charge-offs as a percentage of average managed auto receivables(6)	4.7%	5.2%	5.7%	7.2%	6.5%
Delinquencies greater than 60 days as a percentage of managed auto receivables	2.1%	2.1%	2.2%	2.3%	3.3%

	Fiscal Years Ended June 30,
	2007		2006		2005		2004		2003
	(dollars in thousands, except per share amounts)
Ratios:
Net margin as reflected in the income statements(1)	$1,597,738		$1,317,129		$1,008,985		$707,636		$435,642
Net margin as a percentage of average finance receivables(7)	11.7%		13.2%		13.2%		11.8%		11.7%
Ratio of earnings to fixed charges(8)	1.8	x	2.1	x	2.7	x	2.4	x	1.2	x
Return on average common equity	18.7%		15.3%		13.4%		11.5%		1.2%
Operating expenses as a percentage of average managed auto receivables	2.9%		3.0%		2.8%		2.5%		2.4%
Percentage of senior unsecured debt to total equity	45.8%		10.0%		17.3%		17.2%		20.1%

	As of June 30,
	2007	2006	2005	2004	2003
	(dollars in thousands, except per share amounts)
Balance Sheet Data:
Cash and cash equivalents	$910,304	$513,240	$663,501	$421,450	$316,921
Credit enhancement assets(2)	5,919	104,624	541,790	1,062,322	1,360,618
Finance receivables, net	15,102,370	11,097,008	8,297,750	6,363,869	4,996,616
Total assets	17,811,020	13,067,865	10,947,038	8,824,579	8,108,029
Credit facilities	2,541,702	2,106,282	990,974	500,000	1,272,438
Whole loan purchase facility					902,873
Securitization notes payable	11,939,447	8,518,849	7,166,028	5,598,732	3,281,370
Senior notes	200,000		166,755	166,414	378,432
Convertible senior notes	750,000	200,000	200,000	200,000
Other notes payable	752	4,296	8,329	21,442	34,599
Total liabilities	15,735,870	11,058,979	8,825,122	6,699,467	6,227,400
Shareholders’ equity	2,075,150	2,008,886	2,121,916	2,125,112	1,880,629

(1)	We changed the structure of our securitization transactions beginning with transactions closed subsequent to September 30, 2002, to no longer meet the accounting criteria for sales of finance receivables. Accordingly, no gain on sale of receivables was recognized after September 30, 2002.
(2)	Credit enhancement assets consist of interest-only receivables from Trusts, investments in Trust receivables, and restricted cash-gain on sale Trusts. Due to the change in the structure of our securitization transactions discussed in footnote (1) above, these balances and the related servicing income have declined as the transactions have aged. At June 30, 2007, we had one acquired gain on sale Trust remaining.
(3)	Amounts represent gains recorded on the sale of our equity investment in DealerTrack Holdings, Inc.
(4)	Fiscal 2007 amount includes $34.9 million of contracts purchased through our leasing program.
(5)	Managed data includes finance receivables and gain on sale receivables.
(6)	During the three months ended December 31, 2003, we changed our repossession charge-off policy to charge-off accounts when the automobile is repossessed and legally available for disposition. Previously, we charged off accounts at the time the automobile was repossessed and disposed of at auction.
(7)	We adopted Statement of Position 03-3, “Accounting for Certain Loans on Debt Securities Acquired in a Transfer,” which resulted in the accretion of acquisition fees on loans acquired subsequent to June 30, 2004.
(8)	Represents the ratio of the sum of income before taxes plus fixed charges for the period to fixed charges. Fixed charges, for the purpose of this computation, represents interest and a portion of rentals representative of an implicit interest factor for such rentals.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

We are a leading independent auto finance company specializing in purchasing retail automobile installment sales contracts originated by franchised and select independent dealers in connection with the sale of used and new automobiles and, to a lesser extent, making loans directly to consumers buying new and used vehicles as well as providing lease financing through our dealership network. We generate revenue and cash flows primarily through the purchase, retention, subsequent securitization and servicing of finance receivables. As used herein, “loans” include auto finance receivables originated by dealers and purchased by us as well as direct extensions of credit made by us to consumer borrowers. To fund the acquisition of receivables prior to securitization and to fund the repurchase of receivables pursuant to clean-up call options, we use available cash and borrowings under our credit facilities. We earn finance charge income on the finance receivables and pay interest expense on borrowings under our credit facilities.

We, through wholly-owned subsidiaries, periodically transfer receivables to securitization trusts (“Trusts”) that issue asset-backed securities to investors. We retain an interest in these securitization transactions in the form of restricted cash accounts and overcollateralization, whereby more receivables are transferred to the Trusts than the amount of asset-backed securities issued by the Trusts, as well as the estimated future excess cash flows expected to be received over the life of the securitization. Excess cash flows result from the difference between the finance charges received from the obligors on the receivables and the interest paid to investors in the asset-backed securities, net of credit losses and expenses.

Excess cash flows from the Trusts are initially utilized to fund credit enhancement requirements in order to attain specific credit ratings for the asset-backed securities issued by the Trusts. Once predetermined credit enhancement requirements are reached and maintained, excess cash flows are distributed to us. Credit enhancement requirements will increase if targeted portfolio performance ratios are exceeded. In addition to excess cash flows, we receive monthly base servicing fees and we collect other fees, such as late charges, as servicer for securitization Trusts.

We structure our securitization transactions as secured financings. Accordingly, following a securitization, the finance receivables and the related securitization notes payable remain on the consolidated balance sheets. We recognize finance charge and fee income on the receivables and interest expense on the securities issued in the securitization transaction and record a provision for loan losses to cover probable loan losses on the receivables.

Prior to October 1, 2002, securitization transactions were structured as sales of finance receivables. We also acquired two securitization Trusts which were accounted for as sales of finance receivables. Receivables sold under this structure are referred to herein as “gain on sale receivables.” At June 30, 2007, we had one outstanding gain on sale securitization that represents less than one percent of our managed receivables.

On May 1, 2006, we acquired the stock of BVAC. BVAC serves auto dealers in 32 states offering specialized auto finance products, including extended term financing and higher loan-to-value advances to consumers with prime credit scores.

On January 1, 2007, we acquired the stock of LBAC. LBAC operates from regional offices in Paramus, New Jersey and Orange, California and serves auto dealers in 34 states offering auto finance products primarily to consumers with near-prime credit bureau scores.

Critical Accounting Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions which affect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities as of the date of the financial statements and the amount of revenue and costs and expenses during the reporting periods. Actual results could differ from those estimates and those differences may be material. The accounting estimates that we believe are the most critical to understanding and evaluating our reported financial results include the following:

Allowance for loan losses

The allowance for loan losses is established systematically based on the determination of the amount of probable credit losses inherent in the finance receivables as of the reporting date. We review charge-off experience factors, delinquency reports, historical collection rates, estimates of the value of the underlying collateral, economic trends, such as unemployment rates, and other information in order to make the necessary judgments as to the probable credit losses. We also use historical charge-off experience to determine a loss confirmation period, which is defined as the time between when an event, such as delinquency status, giving rise to a probable credit loss occurs with respect to a specific account and when such account is charged off. This loss confirmation period is applied to the forecasted probable credit losses to determine the amount of losses inherent in finance receivables at the reporting date. Assumptions regarding credit losses and loss confirmation periods are reviewed periodically and may be impacted by actual performance of finance receivables and changes in any of the factors discussed above. Should the credit loss assumption or loss confirmation period increase, there would be an increase in the amount of allowance for loan losses required, which would decrease the net carrying value of finance receivables and increase the amount of provision for loan losses recorded on the consolidated statements of income and comprehensive income. A 10% and 20% increase in cumulative net credit losses over the loss confirmation period would increase the allowance for loan losses as of June 30, 2007, as follows (in thousands):

	10% adverse change	20% adverse change
Impact on allowance for loan losses	$82,009	$164,018

We believe that the allowance for loan losses is adequate to cover probable losses inherent in our receivables; however, because the allowance for loan losses is based on estimates, there can be no assurance that the ultimate charge-off amount will not exceed such estimates or that our credit loss assumptions will not increase.

Stock-based compensation

The fair value of each option granted or modified during fiscal 2007, 2006 and 2005 was estimated using the Black-Scholes option-pricing model with the following weighted average assumptions:

Year Ended June 30,	2007	2006	2005
Expected dividends	0	0	0
Expected volatility	32.4%	33.7%	52.6%
Risk-free interest rate	4.7%	4.7%	3.0%
Expected life	2.3 years	2.6 years	2.6 years

We have not paid out dividends historically, thus the dividend yields are estimated at zero percent.

Expected volatility reflects an average of the implied and historical volatility rates. Management believes that a combination of market-based measures is currently the best available indicator of expected volatility.

The risk-free interest rate is the implied yield available for zero-coupon U.S. government issues with a remaining term equal to the expected life of the options.

The expected lives of options are determined based on our historical option exercise experience and the term of the option.

Assumptions are reviewed each time there is a new grant or modification of a previous grant and may be impacted by actual fluctuation in our stock price, movements in market interest rates and option terms. The use of different assumptions produces a different fair value for the options granted or modified and impacts the amount of compensation expense recognized on the consolidated statements of income and comprehensive income. The impact of a 10% or 20% increase in our assumptions of volatility, risk-free interest rate and expected life on the amount of compensation expense recognized would not have been material for fiscal 2007, 2006 and 2005.

Income Taxes

We are subject to income tax in the United States and Canada. In the ordinary course of our business, there may be transactions, calculations, structures and filing positions where the ultimate tax outcome is uncertain. At any point in time, multiple tax years are subject to audit by various taxing jurisdictions and we record probable liabilities for anticipated tax issues based on an estimate of the ultimate resolution of whether, and the extent to which, additional taxes, penalties, and interest may be due. Management believes that the estimates are reasonable. However, due to expiring statutes of limitations, audits, settlements, changes in tax law or new authoritative rulings, no assurance can be given that the final outcome of these matters will be comparable to what was reflected in the historical income tax provisions and accruals. If actual results differ from estimated results or if we adjust these assumptions in the future, we may need to adjust our deferred tax assets or liabilities which could materially impact the effective tax rate, earnings, deferred tax balances and cash.

As a part of our financial reporting process, we must assess the likelihood that our deferred tax assets can be recovered. If recovery is not likely, the provision for taxes must be increased by recording a reserve in the form of a valuation allowance for the deferred tax assets that are estimated to be unrecoverable. In this process, certain criteria are evaluated including the existence of deferred tax liabilities that can be used to absorb deferred tax assets, taxable income in prior carryback years that can be used to absorb net operating losses, credit carrybacks, and estimated taxable income in future years. Based upon our earnings history and earnings projections, management believes it is more likely than not that the tax benefits of the asset will be fully realized. Accordingly, no valuation allowance has been provided on deferred taxes. Our judgment regarding future taxable income may change due to future market conditions, changes in U.S. or international tax laws and other factors. These changes, if any, may require adjustments to these deferred tax assets and an accompanying reduction or increase in net income in the period in which such determinations are made.

Results of Operations

Year Ended June 30, 2007 as compared to Year Ended June 30, 2006

Changes in Finance Receivables

A summary of changes in our finance receivables is as follows (in thousands):

Years Ended June 30,	2007	2006
Balance at beginning of period	$11,775,665	$8,838,968
LBAC acquisition	1,784,263
BVAC acquisition		680,122
Loans purchased	8,419,669	6,208,004
Loans repurchased from gain on sale Trusts	315,153	877,929
Liquidations and other	(6,372,292)	(4,829,358)

Balance at end of period	$15,922,458	$11,775,665

Average finance receivables	$13,621,386	$9,993,061

The increase in loans purchased during fiscal 2007 as compared to fiscal 2006 was due to the addition of dealer relationship managers and branch office staff resulting in relationships with more auto dealers, higher origination levels through existing dealer relationships, and originations of $671.6 million and $660.0 million through the BVAC and LBAC platforms, respectively. Fiscal 2006 loans purchased through the BVAC platform were $78.3 million. The increase in liquidations and other resulted primarily from increased collections and charge-offs on finance receivables due to the increase in average finance receivables.

The average new loan size increased to $18,506 for fiscal 2007 from $17,354 for fiscal 2006 due to loans purchased through the BVAC and LBAC platforms which are generally higher in quality and larger in size. The average annual percentage rate for finance receivables purchased during fiscal 2007 decreased to 15.8% from 16.7% during fiscal 2006 due to lower average percentage rates on the BVAC and LBAC loans purchased.

Net Margin

Net margin is the difference between finance charge and other income earned on our receivables and the cost to fund the receivables as well as the cost of debt incurred for general corporate purposes.

Our net margin as reflected on the consolidated statements of income and comprehensive income is as follows (in thousands):

Years Ended June 30,	2007	2006
Finance charge income	$2,142,470	$1,641,125
Other income(a)	136,093	95,364
Interest expense	(680,825)	(419,360)

Net margin	$1,597,738	$1,317,129

Net margin as a percentage of average finance receivables is as follows:

Years Ended June 30,	2007	2006
Finance charge income	15.7%	16.4%
Other income(a)	1.0	1.0
Interest expense	(5.0)	(4.2)

Net margin as a percentage of average finance receivables	11.7%	13.2%

(a)	Excludes the $9.2 million pretax loss on redemption of our 9.25% Senior Notes due 2009 during fiscal 2006.

The decrease in net margin for fiscal 2007, as compared to fiscal 2006, was a result of the lower effective yield on the higher quality BVAC and LBAC portfolios, combined with an increase in interest expense caused by an increase in market interest rates affecting the cost of short-term borrowings on our credit facilities, an increase in leverage and a continued run-off of older securitizations with lower interest costs. The net margin as a percentage of average finance receivables of 11.7%, would be 12.8% for fiscal 2007 excluding the BVAC and LBAC portfolios.

Revenue

Finance charge income increased by 31% to $2,142.5 million for fiscal 2007 from $1,641.1 million for fiscal 2006, primarily due to the increase in average finance receivables. The effective yield on our finance receivables decreased to 15.7% for fiscal 2007 from 16.4% for fiscal 2006. The effective yield represents finance charges and fees taken into earnings during the period as a percentage of average finance receivables and is lower than the contractual rates of our auto finance contracts due to finance receivables in nonaccrual status. The decrease in the effective yield is due mainly to a lower effective yield on the BVAC and LBAC portfolios.

Servicing income consists of the following (in thousands):

Years Ended June 30,	2007	2006
Servicing fees	$2,726	$35,513
Other-than-temporary impairment		(457)
Accretion	6,637	40,153

	$9,363	$75,209

Average gain on sale receivables	$105,831	$1,223,469

Servicing fees are earned from servicing domestic finance receivables sold to gain on sale Trusts. Servicing fees decreased as a result of the runoff of our gain on sale receivables portfolio. Servicing fees were 2.6% and 2.9% of average gain on sale receivables for fiscal 2007 and 2006, respectively.

Other-than-temporary impairment of $457,000 for fiscal 2006 resulted from higher than forecasted default rates in certain gain on sale Trusts.

The present value discount related to our credit enhancement assets represents the risk-adjusted time value of money on estimated cash flows. The present value discount on credit enhancement assets is accreted into earnings over the life of credit enhancement assets using the effective interest method. Additionally, unrealized gains on credit enhancement assets reflected in accumulated other comprehensive income are also accreted into earnings over the life of the credit enhancement assets using the effective interest method. We recognized accretion of $6.6 million and $40.2 million during fiscal 2007 and 2006, respectively. We reduce accretion of the present value discount in a period when such accretion would cause an other-than-temporary impairment in a securitization Trust. Accretion is reduced on the securitization Trust and an other-than-temporary impairment is recorded in an amount equal to the amount by which the reference amount exceeds the revised value of the related credit enhancement assets. Future period accretion is subsequently recognized based upon the revised value and recorded over the remaining expected life of the securitization Trust.

Other income consists of the following (in thousands):

	Years Ended June 30,
	2007	2006
Investment income	$84,718	$55,016
Loss on redemption of senior notes		(9,207)
Late fees and other income	51,375	40,348

	$136,093	$86,157

Investment income increased as a result of higher invested cash balances combined with increased market interest rates.

Gain on sale of equity investment

We held an equity investment in DealerTrack, a leading provider of on-demand software and data solutions that utilizes the Internet to link automotive dealers with banks, finance companies, credit unions and other financing sources. On December 16, 2005, DealerTrack completed an IPO of its common stock. As part of the IPO, we sold 758,526 shares at an average cost of $4.15 per share for net proceeds of $15.81 per share, resulting in an $8.8 million gain. During fiscal 2007, we sold our remaining investment in DealerTrack, consisting of 2,644,242 shares acquired at an average cost of $4.15 per share for net proceeds of $23.81 per share, resulting in a $52.0 million gain.

Costs and Expenses

Operating Expenses

Operating expenses increased to $399.7 million for fiscal 2007 from $336.2 million for fiscal 2006, due to increased costs to support greater origination volume and an increase in finance receivables. Our operating expenses are predominately related to personnel costs that include base salary and wages, performance incentives and benefits as well as related employment taxes. Personnel costs represented 76.2% and 77.5% of total operating expenses for fiscal 2007 and 2006, respectively.

Provision for Loan Losses

Provisions for loan losses are charged to income to bring our allowance for loan losses to a level which management considers adequate to absorb probable credit losses inherent in the portfolio of finance receivables. The provision for loan losses recorded for fiscal 2007 and 2006, reflects inherent losses on receivables originated during those periods and changes in the amount of inherent losses on receivables originated in prior periods. The provision for loan losses increased to $727.7 million for fiscal 2007 from $567.5 million for fiscal 2006 as a result of increased origination volume. As an annualized percentage of average finance receivables, the provision for loan losses was 5.3% and 5.7% for fiscal 2007 and 2006, respectively. The decrease in the provision for loan losses as an annualized percentage of average finance receivables reflects the inclusion of the higher quality BVAC and LBAC portfolios for fiscal 2007.

Interest Expense

Interest expense increased to $680.8 million for fiscal 2007 from $419.4 million for fiscal 2006. Average debt outstanding was $12,925.6 million and $9,201.7 million for fiscal 2007 and 2006, respectively. Our effective rate of interest paid on our debt increased to 5.3% for fiscal 2007 compared to 4.6% for fiscal 2006, due to an increase in market interest rates and a continued run-off of older securitizations with lower interest costs.

Taxes

Our effective income tax rate was 32.3% and 36.9% for fiscal 2007 and 2006, respectively. The lower rate in fiscal 2007 resulted from the favorable resolution of certain prior contingent liabilities, for which we recorded a net reduction to the tax contingency balance of $23.3 million in fiscal 2007.

Other Comprehensive (Loss) Income

Other comprehensive (loss) income consisted of the following (in thousands):

Years Ended June 30,	2007	2006
Unrealized losses on credit enhancement assets	$(3,043)	$(6,165)
Unrealized (losses) gains on cash flow hedges	(1,036)	8,892
Increase in fair value of equity investment	4,497	56,347
Reclassification of gain on sale of equity investment into earnings	(51,997)	(8,847)
Foreign currency translation adjustment	4,521	9,028
Income tax benefit (provision)	18,470	(18,538)

	$(28,588)	$40,717

Credit Enhancement Assets

Unrealized losses on credit enhancement assets consisted of the following (in thousands):

Years Ended June 30,	2007	2006
Unrealized gains related to changes in credit loss assumptions	$353	$2,183
Unrealized (losses) gains related to changes in interest rates	(4)	161
Reclassification of unrealized gains into earnings through accretion	(3,392)	(8,509)

	$(3,043)	$(6,165)

Changes in the fair value of credit enhancement assets as a result of modifications to the credit loss assumptions are reported as unrealized gains in other comprehensive income (loss) until realized. Unrealized losses are reported as a reduction in unrealized gains to the extent that there are unrealized gains. If there are no unrealized gains to offset the unrealized losses, the losses are considered to be other-than-temporary and are charged to operations. The cumulative credit loss assumptions used to estimate the fair value of credit enhancement assets are periodically reviewed by us and modified to reflect the actual credit performance for each securitization pool through the reporting date as well as estimates of future losses considering several factors including changes in the general economy. Differences between cumulative credit loss assumptions used in individual securitization pools can be attributed to the original credit attributes of a pool, actual credit performance through the reporting date and pool seasoning to the extent that changes in economic trends will have more of an impact on the expected future performance of less seasoned pools.

We updated the cumulative credit loss assumptions used in measuring the fair value of credit enhancement assets resulting in the recognition of unrealized gains of $353,000 and $2.2 million for fiscal 2007 and 2006, respectively.

Net unrealized gains of $3.4 million and $8.5 million were reclassified into earnings through accretion during fiscal 2007 and 2006, respectively.

Cash Flow Hedges

Unrealized (losses) gains on cash flow hedges consisted of the following (in thousands):

Years Ended June 30,	2007	2006
Unrealized gains related to changes in fair value	$11,536	$19,855
Reclassification of unrealized gains into earnings	(12,572)	(10,963)

	$(1,036)	$8,892

Unrealized (losses) gains related to changes in fair value for fiscal 2007 and 2006, were primarily due to changes in the fair value of interest rate swap agreements that were designated as cash flow hedges for accounting purposes. The fair value of the interest rate swap agreements fluctuates based upon changes in forward interest rate expectations.

Unrealized gains or losses on cash flow hedges are reclassified into earnings when interest rate fluctuations on securitization notes payable or other hedged items affect earnings.

Equity Investment

On December 16, 2005, DealerTrack completed an initial public offering (“IPO”) of its common stock. At the time of the IPO we owned 3,402,768 shares of DealerTrack with an average cost of $4.15 per share. As part of the IPO, we sold 758,526 shares for net proceeds of $15.81 per share resulting in an $8.8 million gain. We owned 2,644,242 shares of DealerTrack with a market value of $22.11 per share at June 30, 2006. During fiscal 2007, we sold our remaining investment in DealerTrack for net proceeds of $23.81 per share, resulting in a $52.0 million gain. The equity investment was classified as available for sale, and changes in its market value were reflected in other comprehensive income. We recorded a $4.5 million and $56.3 million increase in the fair value due to changes in the market value per share of DealerTrack during fiscal 2007 and 2006, respectively.

Canadian Currency Translation Adjustment

Canadian currency translation adjustment gains of $4.5 million and $9.0 million for fiscal 2007 and 2006, respectively, were included in other comprehensive (loss) income. The translation adjustment gains are due to the increase in the value of our Canadian dollar denominated assets related to the decline in the U.S. dollar to Canadian dollar conversion rates. We do not anticipate the settlement of intercompany transactions with our Canadian subsidiaries in the foreseeable future.

Year Ended June 30, 2006 as compared to Year Ended June 30, 2005

Changes in Finance Receivables

A summary of changes in our finance receivables is as follows (in thousands):

Years Ended June 30,	2006	2005
Balance at beginning of period	$8,838,968	$6,782,280
Loans purchased	6,208,004	5,031,325
Loans repurchased from gain on sale Trusts	877,929	574,036
BVAC acquisition	680,122
Liquidations and other	(4,829,358)	(3,548,673)

Balance at end of period	$11,775,665	$8,838,968

Average finance receivables	$9,993,061	$7,653,875

The increase in loans purchased during fiscal 2006 as compared to fiscal 2005 was due to the addition of dealer relationship managers and branch office staff resulting in relationships with more auto dealers and higher origination levels through existing auto dealer relationships. The increase in liquidations and other resulted primarily from increased collections and charge-offs on finance receivables due to the increase in average finance receivables and average age, or seasoning, of the portfolio.

The average new loan size was $17,354 for fiscal 2006, compared to $17,005 for fiscal 2005. The average annual percentage rate for finance receivables purchased during fiscal 2006 increased to 16.7% from 16.4% during fiscal 2005 due to an increase in new loan pricing as a result of an increase in market interest rates.

Net Margin

Net margin is the difference between finance charge and other income earned on our receivables and the cost to fund the receivables as well as the cost of debt incurred for general corporate purposes.

Our net margin as reflected on the consolidated statements of income and comprehensive income is as follows (in thousands):

Years Ended June 30,	2006	2005
Finance charge income	$1,641,125	$1,217,696
Other income(a)	95,364	55,565
Interest expense	(419,360)	(264,276)

Net margin	$1,317,129	$1,008,985

Net margin as a percentage of average finance receivables is as follows:

Years Ended June 30,	2006	2005
Finance charge income	16.4%	15.9%
Other income(a)	1.0	0.7
Interest expense	(4.2)	(3.4)

Net margin as a percentage of average finance receivables	13.2%	13.2%

(a)	Excludes the $9.2 million pretax loss on redemption of our 9.25% Senior Notes due 2009 during fiscal 2006.

Revenue

Finance charge income increased by 35% to $1,641.1 million for fiscal 2006 from $1,217.7 million for fiscal 2005, primarily due to the increase in average finance receivables. The effective yield on our finance receivables increased to 16.4% for fiscal 2006 from 15.9% for fiscal 2005. The effective yield represents finance charges and fees taken into earnings during the period as a percentage of average finance receivables and is lower than the contractual rates of our auto finance contracts due to finance receivables in nonaccrual status. The increase in the effective yield is primarily due to an increase in the average annual percentage rate on our finance receivables as well as the accretion of acquisition fees on loans acquired subsequent to June 30, 2004, due to our adoption of Statement of Position 03-3, “Accounting for Certain Loans on Debt Securities Acquired in a Transfer” (“SOP 03-3”).

Servicing income consists of the following (in thousands):

Years Ended June 30,	2006	2005
Servicing fees	$35,513	$100,641
Other-than-temporary impairment	(457)	(1,122)
Accretion	40,153	78,066

	$75,209	$177,585

Average gain on sale receivables	$1,223,469	$3,586,581

Servicing fees are earned from servicing domestic finance receivables sold to gain on sale Trusts. Servicing fees decreased as a result of the runoff of our gain on sale receivables portfolio. Servicing fees were 2.9% and 2.8% of average gain on sale receivables for fiscal 2006 and 2005, respectively.

Other-than-temporary impairment of $0.5 million and $1.1 million for fiscal 2006 and 2005, respectively, resulted from higher than forecasted default rates in certain gain on sale Trusts.

The present value discount related to our credit enhancement assets represents the risk-adjusted time value of money on estimated cash flows. The present value discount on credit enhancement assets is accreted into earnings over the life of credit enhancement assets using the effective interest method. Additionally, unrealized gains on credit enhancement assets reflected in accumulated other comprehensive income are also accreted into earnings over the life of the credit enhancement assets using the effective interest method. We recognized accretion of $40.2 million, or 13.3% of average credit enhancement assets, and $78.1 million, or 9.3% of average credit enhancement assets, during fiscal 2006 and 2005, respectively. We reduce accretion of the present value discount in a period when such accretion would cause an other-than-temporary impairment in a securitization Trust. Accretion is reduced on the securitization Trust and an other-than-temporary impairment is recorded in an amount equal to the amount by which the reference amount exceeds the revised value of the related credit enhancement assets. Future period accretion is subsequently recognized based upon the revised value and recorded over the remaining expected life of the securitization Trust. Accretion as a percentage of average credit enhancement assets was higher during fiscal 2006 as compared to fiscal 2005 as a result of fewer securitization transactions incurring other-than-temporary impairments.

Other income consists of the following (in thousands):

	Years Ended June 30,
	2006	2005
Investment income	$55,016	$21,781
Loss on redemption of senior notes	(9,207)
Late fees and other income	40,348	33,784

	$86,157	$55,565

Investment income increased as a result of higher invested cash balances combined with increased market interest rates.

On May 10, 2006, we redeemed our 9.25% senior notes at the redemption price of 104.625% of the principal amount of the notes plus accrued interest through the redemption date. The principal amount of the outstanding notes was $154.6 million. Upon the payment of the redemption price plus accrued interest, we recognized a $9.2 million debt extinguishment loss for fiscal 2006.

Gain on sale of equity investment

We held an equity investment in DealerTrack, a leading provider of on-demand software and data solutions that utilizes the Internet to link automotive dealers with banks, finance companies, credit unions and other financing sources. On December 16, 2005, DealerTrack completed an initial public offering, or IPO, of its common stock. As part of the IPO, we sold 758,526 shares with an average cost of $4.15 per share for net proceeds of $15.81 per share, resulting in an $8.8 million gain for fiscal 2006.

Costs and Expenses

Operating Expenses

Operating expenses increased to $336.2 million for fiscal 2006 from $312.6 million for fiscal 2005, due to increased costs to support greater origination volume.

Provision for Loan Losses

Provisions for loan losses are charged to income to bring our allowance for loan losses to a level which management considers adequate to absorb probable credit losses inherent in the portfolio of finance receivables. The provision for loan losses recorded for fiscal 2006 and 2005, reflects inherent losses on receivables originated during those periods and changes in the amount of inherent losses on receivables originated in prior periods. The provision for loan losses increased to $567.5 million for fiscal 2006, from $418.7 million for fiscal 2005, as a result of increased origination volume. As a percentage of average finance receivables, the provision for loan losses was 5.7% and 5.5% for fiscal 2006 and 2005, respectively.

Interest Expense

Interest expense increased to $419.4 million for fiscal 2006 from $264.3 million for fiscal 2005. Average debt outstanding was $9,201.7 million and $7,018.8 million for fiscal 2006 and 2005, respectively. The effective rate of interest paid on our debt increased to 4.6% for fiscal 2006 compared to 3.8% for fiscal 2005, due to an increase in market interest rates.

Taxes

Our effective income tax rate was 36.9% and 36.8% for fiscal 2006 and 2005, respectively.

Other Comprehensive Income (Loss)

Other comprehensive income (loss) consisted of the following (in thousands):

Years Ended June 30,	2006	2005
Unrealized losses on credit enhancement assets	$(6,165)	$(23,126)
Unrealized gains on cash flow hedges	8,892	5,055
Increase in fair value of equity investment	56,347
Reclassification of gain on sale of equity investment into earnings	(8,847)
Canadian currency translation adjustment	9,028	7,800
Income tax (provision) benefit	(18,538)	7,013

	$40,717	$(3,258)

Credit Enhancement Assets

Unrealized losses on credit enhancement assets consisted of the following (in thousands):

Years Ended June 30,	2006	2005
Unrealized gains (losses) related to changes in credit loss assumptions	$2,183	$(11,322)
Unrealized gains related to changes in interest rates	161	507
Reclassification of unrealized gains into earnings through accretion	(8,509)	(12,311)

	$(6,165)	$(23,126)

Changes in the fair value of credit enhancement assets as a result of modifications to the credit loss assumptions are reported as unrealized gains in other comprehensive income (loss) until realized. Unrealized losses are reported as a reduction in unrealized gains to the extent that there are unrealized gains. If there are no unrealized gains to offset the unrealized losses, the losses are considered to be other-than-temporary and are charged to operations. The cumulative credit loss assumptions used to estimate the fair value of credit enhancement assets are periodically reviewed by us and modified to reflect the actual credit performance for each securitization pool through the reporting date as well as estimates of future losses considering several factors including changes in the general economy. Differences between cumulative credit loss assumptions used in individual securitization pools can be attributed to the original credit attributes of a pool, actual credit performance through the reporting date and pool seasoning to the extent that changes in economic trends will have more of an impact on the expected future performance of less seasoned pools.

We changed the cumulative credit loss assumptions used in measuring the fair value of credit enhancement assets to a range of 12.5% to 14.3%, excluding the BVAC credit enhancement assets acquired, as of June 30, 2006, from a range of 12.4% to 14.8% as of June 30, 2005. We changed the cumulative credit loss assumptions used in measuring the fair value of credit enhancement assets to a range of 12.4% to 14.8% as of June 30, 2005, from a range of 12.4% to 14.9% as of June 30, 2004. On a Trust by Trust basis, certain Trusts experienced better than expected credit performance for fiscal 2006 and 2005 and decreased cumulative credit loss assumptions. Certain other Trusts experienced worse than expected credit performance for fiscal 2006 and 2005 and increased cumulative credit loss assumptions. The net impact resulted in the recognition of unrealized gains of $2.2 million for fiscal 2006 and unrealized losses of $11.3 million for fiscal 2005 as well as other-than-temporary impairment of $0.5 million and $1.1 million for fiscal 2006 and 2005, respectively.

Unrealized gains related to changes in interest rates of $0.2 million and $0.5 million for fiscal 2006 and 2005, respectively, resulted primarily from an increase in estimated future cash flows to be generated from investment income earned on the restricted cash and Trust collection accounts due to an increase in forward interest rate expectations.

Net unrealized gains of $8.5 million and $12.3 million were reclassified into earnings through accretion during fiscal 2006 and 2005, respectively.

Cash Flow Hedges

Unrealized gains on cash flow hedges consisted of the following (in thousands):

Years Ended June 30,	2006	2005
Unrealized gains related to changes in fair value	$19,855	$509
Reclassification of unrealized (gains) losses into earnings	(10,963)	4,546

	$8,892	$5,055

Unrealized gains related to changes in fair value for fiscal 2006 and 2005, were primarily due to changes in the fair value of interest rate swap agreements that were designated as cash flow hedges for accounting purposes. The fair value of the interest rate swap agreements fluctuates based upon changes in forward interest rate expectations.

Unrealized gains or losses on cash flow hedges of our floating rate debt are reclassified into earnings when interest rate fluctuations on securitization notes payable or other hedged items affect earnings. Unrealized gains or losses on cash flow hedges of our credit enhancement assets are reclassified into earnings when unrealized gains or losses related to interest rate fluctuations on our credit enhancement assets are reclassified. However, if we expect that the continued reporting of a loss in accumulated other comprehensive income would lead to recognizing a net loss on the combination of the interest rate swap agreements and the credit enhancement assets, the loss is reclassified to earnings for the amount that is not expected to be recovered.

Equity Investment

On December 16, 2005, DealerTrack completed an initial public offering (“IPO”) of its common stock. At the time of the IPO we owned 3,402,768 shares of DealerTrack with an average cost of $4.15 per share. As part of the IPO, we sold 758,526 shares for net proceeds of $15.81 per share resulting in an $8.8 million gain. We owned 2,644,242 shares of DealerTrack with a market value of $22.11 per share at June 30, 2006. The equity investment was classified as available for sale, and changes in its market value were reflected in other comprehensive income.

We recorded a $56.3 million increase in the fair value due to changes in market value per share of DealerTrack during fiscal 2006.

Canadian Currency Translation Adjustment

Canadian currency translation adjustment gains of $9.0 million and $7.8 million for fiscal 2006 and 2005, respectively, were included in other comprehensive income (loss). The translation adjustment gains are due to the increase in the value of our Canadian dollar denominated assets related to the decline in the U.S. dollar to Canadian dollar conversion rates. We do not anticipate the settlement of intercompany transactions with our Canadian subsidiaries in the foreseeable future.

Credit Quality

We provide financing in relatively high-risk markets, and, therefore, anticipate a corresponding high level of delinquencies and charge-offs.

Finance Receivables. Finance receivables on our balance sheets include receivables purchased but not yet securitized and receivables securitized in transactions which are structured as secured financings. Provisions for loan losses are charged to operations in amounts sufficient to maintain the allowance for loan losses on the balance sheet at a level considered adequate to cover probable credit losses inherent in finance receivables.

Gain on Sale Receivables. Prior to October 1, 2002, we periodically sold receivables to Trusts in securitization transactions accounted for as a sale of receivables. We also acquired two securitization Trusts which were accounted for as sales of finance receivables. We retain an interest in the receivables sold in the form of credit enhancement assets. Credit enhancement assets are reflected on our balance sheets at estimated fair value, calculated based upon the present value of estimated excess future cash flows from the Trusts using, among other assumptions, estimates of future credit losses on the receivables sold. Receivables sold to Trusts that are subsequently charged off decrease the amount of excess future cash flows from the Trusts. If such charge-offs are expected to exceed our estimates of cumulative credit losses or if the actual timing of these losses differs from expected timing, the fair value of credit enhancement assets is written down through an other- than-temporary impairment charge to earnings to the extent the write-down exceeds any previously recorded unrealized gain.

The following tables present certain data related to the receivables portfolio (dollars in thousands):

June 30, 2007	Finance Receivables	Gain on Sale	Total Managed
Principal amount of receivables, net of fees	$15,922,458	$24,091	$15,946,549

Nonaccretable acquisition fees	(120,425)
Allowance for loan losses	(699,663)

Receivables, net	$15,102,370

Number of outstanding contracts	1,143,713	2,028	1,145,741

Average carrying amount of outstanding contract (in dollars)	$13,922	$11,879	$13,918

Allowance for loan losses and nonaccretable acquisition fees as a percentage of receivables	5.2%

June 30, 2006	Finance Receivables	Gain on Sale	Total Managed
Principal amount of receivables, net of fees	$11,775,665	$421,037	$12,196,702

Nonaccretable acquisition fees	(203,128)
Allowance for loan losses	(475,529)

Receivables, net	$11,097,008

Number of outstanding contracts	917,484	54,844	972,328

Average carrying amount of outstanding contract (in dollars)	$12,835	$7,677	$12,544

Allowance for loan losses and nonaccretable acquisition fees as a percentage of receivables	5.8%

The decrease in the allowance for loan losses and nonaccretable acquisition fees as a percentage of receivables at June 30, 2007 compared to June 30, 2006, is primarily due to the inclusion of the LBAC portfolio as well as growth of the BVAC portfolio which are higher quality. The allowance for loan losses and nonaccretable acquisition fees of 5.2% was 5.9% at June 30, 2007, excluding the LBAC and BVAC portfolios.

Delinquency

The following is a summary of managed finance receivables that are (i) more than 30 days delinquent, but not yet in repossession, and (ii) in repossession, but not yet charged off (dollars in thousands):

June 30, 2007	Finance Receivables		Gain on Sale		Total Managed
	Amount	Percent	Amount	Percent	Amount	Percent
Delinquent contracts:
31 to 60 days	$755,419	4.7%	$179	0.7%	$755,598	4.7%
Greater-than-60 days	331,594	2.1	128	0.6	331,722	2.1

	1,087,013	6.8	307	1.3	1,087,320	6.8
In repossession	46,081	0.3			46,081	0.3

	$1,133,094	7.1%	$307	1.3%	$1,133,401	7.1%

June 30, 2006	Finance Receivables		Gain on Sale		Total Managed
	Amount	Percent	Amount	Percent	Amount	Percent
Delinquent contracts:
31 to 60 days	$587,775	5.0%	$38,772	9.2%	$626,547	5.1%
Greater-than-60 days	235,804	2.0	16,134	3.8	251,938	2.1

	823,579	7.0	54,906	13.0	878,485	7.2
In repossession	39,514	0.3	2,052	0.5	41,566	0.3

	$863,093	7.3%	$56,958	13.5%	$920,051	7.5%

An account is considered delinquent if a substantial portion of a scheduled payment has not been received by the date such payment was contractually due. Delinquencies in our receivables portfolio may vary from period to period based upon the average age or seasoning of the portfolio, seasonality within the calendar year and economic factors. Due to our target customer base, a relatively high percentage of accounts become delinquent at some point in the life of a loan and there is a high rate of account movement between current and delinquent status in the portfolio.

Delinquencies in finance receivables were lower at June 30, 2007, as compared to June 30, 2006, as a result of the inclusion of the BVAC and LBAC portfolios.

Deferrals

In accordance with our policies and guidelines, we, at times, offer payment deferrals to consumers, whereby the consumer is allowed to move up to two delinquent payments to the end of the loan generally by paying a fee (approximately the interest portion of the payment deferred, except where state law provides for a lesser amount). Our policies and guidelines limit the number and frequency of deferments that may be granted. Additionally, we generally limit the granting of deferments on new accounts until a requisite number of payments have been received. Due to the nature of our customer base and policies and guidelines of the deferral program, approximately 50% of accounts historically comprising the managed portfolio received a deferral at some point in the life of the account; however, we anticipate that the level of deferments will decline as higher quality loans are added to the portfolio, such as those originated through our LBAC and BVAC platforms, and comprise a greater percentage of the total.

An account for which all delinquent payments are deferred is classified as current at the time the deferment is granted and therefore is not included as a delinquent account. Thereafter, such account is aged based on the timely payment of future installments in the same manner as any other account.

Contracts receiving a payment deferral as an average quarterly percentage of average managed receivables outstanding were as follows:

Years Ended June 30,	2007	2006	2005
Finance receivables (as a percentage of average finance receivables)	6.0%	6.1%	5.0%

Gain on sale receivables (as a percentage of average gain on sale receivables)	2.6%	8.6%	9.4%

Total managed portfolio (as a percentage of average managed receivables)	6.0%	6.4%	6.4%

The decrease in payment deferrals as a percentage of average receivables for fiscal 2007, as compared to fiscal 2006, is primarily a result of higher levels of deferrals that were granted in fiscal 2006 in connection with Hurricane Katrina and the addition of the LBAC and BVAC portfolios. The increase in contracts receiving a payment deferral as a percentage of average finance receivables in fiscal 2007 and fiscal 2006 as compared to fiscal 2005 is a result of seasoning of the portfolio.

The following is a summary of total deferrals as a percentage of receivables outstanding:

June 30, 2007	Finance Receivables	Gain on Sale(a)	Total Managed
Never deferred	80.5%	93.4%	80.6%
Deferred:
1-2 times	16.3	6.6	16.3
3-4 times	3.1		3.1
Greater than 4 times	0.1

Total deferred	19.5	6.6	19.4

Total	100.0%	100.0%	100.0%

(a)	We had one acquired gain on sale Trust remaining at June 30, 2007.

June 30, 2006	Finance Receivables	Gain on Sale	Total Managed
Never deferred	78.7%	38.7%	77.3%
Deferred:
1-2 times	17.4	35.9	18.1
3-4 times	3.8	25.3	4.5
Greater than 4 times	0.1	0.1	0.1

Total deferred	21.3	61.3	22.7

Total	100.0%	100.0%	100.0%

We evaluate the results of our deferment strategies based upon the amount of cash installments that are collected on accounts after they have been deferred versus the extent to which the collateral underlying the deferred accounts has depreciated over the same period of time. Based on this evaluation, we believe that payment deferrals granted according to our policies and guidelines are an effective portfolio management technique and result in higher ultimate cash collections from the portfolio.

Changes in deferment levels do not have a direct impact on the ultimate amount of finance receivables charged off by us. However, the timing of a charge-off may be affected if the previously deferred account ultimately results in a charge-off. To the extent that deferrals impact the ultimate timing of when an account is charged off, historical charge-off ratios and loss confirmation periods used in the determination of the adequacy of our allowance for loan losses are also impacted. Increased use of deferrals may result in a lengthening of the loss confirmation period, which would increase expectations of credit losses inherent in the loan portfolio and therefore increase the allowance for loan losses and related provision for loan losses. Changes in these ratios and periods are considered in determining the appropriate level of allowance for loan losses and related provision for loan losses.

Charge-offs

The following table presents charge-off data with respect to our managed finance receivables portfolio (dollars in thousands):

Years Ended June 30,	2007	2006	2005
Finance receivables:
Repossession charge-offs	$1,070,778	$766,638	$519,062
Less: Recoveries	(539,524)	(377,707)	(244,263)
Mandatory charge-offs(a)	106,840	78,455	45,238

Net charge-offs	$638,094	$467,386	$320,037

Gain on Sale:
Repossession charge-offs	$10,965	$184,113	$514,617
Less: Recoveries	(4,824)	(76,993)	(201,680)
Mandatory charge-offs(a)	(1,176)	4,123	13,177

Net charge-offs	$4,965	$111,243	$326,114

Total managed:
Repossession charge-offs	$1,081,743	$950,751	$1,033,679
Less: Recoveries	(544,348)	(454,700)	(445,943)
Mandatory charge-offs(a)	105,664	82,578	58,415

Net charge-offs	$643,059	$578,629	$646,151

Net charge-offs as an annualized percentage of average receivables:
Finance receivables	4.7%	4.7%	4.2%

Gain on sale receivables	4.7%	9.1%	9.1%

Total managed portfolio	4.7%	5.2%	5.7%

Recoveries as a percentage of gross repossession charge-offs:
Finance receivables(b)	48.8%	49.3%	47.1%

Gain on sale receivables	44.0%	41.8%	39.2%

Total managed portfolio(b)	48.8%	47.8%	43.1%

(a)	Mandatory charge-offs represent accounts 120 days delinquent that are charged off in full with no recovery amounts realized at time of charge-off and the change during the period in the aggregate write-down of receivables in repossession to the net realizable value of the repossessed vehicle when the repossessed vehicle is legally available for sale.

(b)	Percentages exclude recoveries related to deficiency collections sold to third parties totaling approximately $16.6 million for fiscal 2007.

Net charge-offs as a percentage of average receivables outstanding may vary from period to period based upon the average age or seasoning of the portfolio and economic factors. The decrease in net charge-offs as a percentage of managed receivables for fiscal 2007, as compared to fiscal 2006 and 2005, resulted primarily from the addition of the BVAC and LBAC portfolios. Total managed portfolio charge-offs of 4.7% were 5.2%, excluding BVAC and LBAC, for fiscal 2007.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

The sole purpose of the exchange offer is to fulfill our obligations with respect to the registration of the old notes. We originally issued and sold the old notes on June 28, 2007. We did not register those sales under the Securities Act, in reliance upon the exemption provided in section 4(2) of the Securities Act and Rule 144A and Regulation S promulgated under the Securities Act. In connection with the sale of the old notes, we agreed to file with the SEC an exchange offer registration statement relating to the exchange offer. Under the exchange offer registration statement, we will offer the Notes, in exchange for the old notes.

Eligibility to Participate in the Exchange Offer

We hereby offer to exchange, upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal accompanying it, $1,000 in principal amount of Notes for each $1,000 in principal amount of the old notes that you hold. The terms of the Notes are substantially identical to the terms of the old notes that you may exchange pursuant to this exchange offer, except that, generally, you may freely transfer the Notes, and you will not be entitled to certain registration rights and certain other provisions which are applicable to the old notes under the registration rights agreement. The Notes will be entitled to the benefits of the indenture. See “Description of the Notes.”

We are not making the exchange offer to, nor will we accept surrenders for exchange from, holders of outstanding old notes in any jurisdiction in which this exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

We are not making the exchange offer conditional upon the holders tendering, or us accepting, any minimum aggregate principal amount of old notes.

Under existing SEC interpretations, the Notes would generally be freely transferable after the exchange offer without further registration under the Securities Act, except that broker-dealers receiving the Notes in the exchange offer will be subject to a prospectus delivery requirement with respect to their resale. This view is based on interpretations by the staff of the SEC in no-action letters issued to other issuers in exchange offers like this one. We have not, however, asked the SEC to consider this particular exchange offer in the context of a no-action letter. Therefore, the SEC might not treat it in the same way it has treated other exchange offers in the past. You will be relying on the no-action letters that the SEC has issued to third parties in circumstances that we believe are similar to ours. Based on these no-action letters, the following conditions must be met:

•	you must not be a broker-dealer that acquired the old notes from us or in market-making transactions;

•	you must acquire the Notes in the ordinary course of your business;

•	you must have no arrangements or understandings with any person to participate in the distribution of the Notes within the meaning of the Securities Act; and

•	you must not be an affiliate of ours, as defined in Rule 405 under the Securities Act.

If you wish to exchange old notes for Notes in the exchange offer you must represent to us that you satisfy all of the above listed conditions. If you do not satisfy all of the above listed conditions:

•	you cannot rely on the position of the SEC set forth in the no-action letters referred to above; and

•	you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the new notes.

The SEC considers broker-dealers that acquired old notes directly from us, but not as a result of market-making activities or other trading activities, to be making a distribution of the Notes if they participate in the exchange offer. Consequently, these broker-dealers must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the Notes.

A broker-dealer that has bought old notes for market-making or other trading activities must deliver a prospectus in order to resell any Notes it receives for its own account in the exchange offer. The SEC has taken the position that broker-dealers may fulfill their prospectus delivery requirements with respect to the Notes by delivering the prospectus contained in the registration statement for the exchange offer. Each broker-dealer that receives Notes for its own account pursuant to this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of one year after we consummate the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale.

By tendering old notes for exchange, you will exchange, assign and transfer the old notes to us and irrevocably appoint the exchange agent as your agent and attorney-in-fact to assign, transfer and exchange the old notes. You will also represent and warrant that you have full power and authority to tender, exchange, assign and transfer the old notes and to acquire Notes issuable upon the exchange of such tendered old notes. The letter of transmittal requires you to agree that, when we accept your old notes for exchange, we will acquire good, marketable and unencumbered title to them, free and clear of all security interests, liens, restrictions, charges and encumbrances and that they are not subject to any adverse claim.

You will also warrant that you will, upon our request, execute and deliver any additional documents that we believe are necessary or desirable to complete the exchange, assignment and transfer of your tendered old notes. You must further agree that our acceptance of any tendered old notes and the issuance of Notes in exchange for them will constitute performance in full by us of our obligations under the registration rights agreement and that we will have no further obligations or liabilities under that agreement, except in certain limited circumstances. All authority conferred by you will survive your death, incapacity, liquidation, dissolution, winding up or any other event relating to you, and every obligation of you shall be binding upon your heirs, personal representatives, successors, assigns, executors and administrators.

If you are tendering old notes, we will not require you to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of the old notes pursuant to the exchange offer. Each of the Notes will bear interest from the most recent date through which interest has been paid on the old notes for which they were exchanged. If we accept your old notes for exchange, you will waive the right to have interest accrue, or to receive any payment in respect to interest, on the old notes from the most recent interest payment date to the date of the issuance of the Notes. Interest on the Notes is payable January 1 and July 1 of each year.

Expiration Date and Exchange Date

The exchange offer expires on the expiration date, which is 5:00 p.m., Eastern Standard Time, on                     , 2007 unless we, in our sole discretion, extend the period during which the exchange offer is open. If we extend the expiration date for the exchange offer, the term “expiration date” means the latest time and date on which the exchange offer, as so extended, expires. We reserve the right to extend the exchange offer at any time and from time to time prior to the expiration date by giving written notice to HSBC Bank USA, National Association, which is the exchange agent, and by timely public announcement communicated by no later than 5:00 p.m. Eastern Standard Time on the next business day following the expiration date, unless applicable law or regulation requires otherwise. During any extension of the exchange offer, all old notes previously tendered pursuant to the exchange offer will remain subject to the exchange offer.

The initial exchange date will be the first business day following the expiration date. We expressly reserve the right to terminate the exchange offer and not accept for exchange any old notes for any reason, including if any of the events set forth below under “Modification or Termination of Exchange Offer” have occurred and we have not waived them. We also reserve the right to amend the terms of the exchange offer in any manner, whether before or after any tender of the old notes. If we terminate or amend the exchange offer, we will notify the exchange agent in writing and will either issue a press release or give written notice to you as a holder of the old notes as promptly as practicable. Unless we terminate the exchange offer prior to 5:00 p.m., Eastern Standard Time, on the expiration date, we will exchange the Notes for old notes on the exchange date.

We will mail this prospectus and the related letter of transmittal and other relevant materials to you as a record holder of old notes and we will furnish these items to brokers, banks and similar persons whose names, or the names of whose nominees, appear on the lists of holders for subsequent transmittal to beneficial owners of old notes.

Procedures for Tendering Old Notes

Valid Tender

If you tender to us any of your old notes pursuant to one of the procedures set forth below, that tender will constitute an agreement between you and us in accordance with the terms and subject to the conditions that we describe below and in the letter of transmittal for the exchange offer.

You may tender old notes by properly completing and signing the letter of transmittal or a facsimile of it. All references in this prospectus to the “letter of transmittal” include a facsimile of the letter. You must deliver it, together with the certificate or certificates representing the old notes that you are tendering and any required signature guarantees, or a timely confirmation of a book-entry transfer pursuant to the procedure that we describe below, to the exchange agent at its address set forth on the back cover of this prospectus on or prior to the expiration date. You may also tender old notes by complying with the guaranteed delivery procedures that we describe below.

Signature Guarantees

Your signature does not need to be guaranteed if you registered your old notes in your name, you will register the Notes in your name and you sign the letter of transmittal. In any other case, the registered holder of your notes must endorse them or send them with duly executed written instruments of transfer in the form satisfactory to us. Also, an “eligible institution,” such as a bank, broker, dealer, credit union, savings association, clearing agency or other institution that is a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Exchange Act must guarantee the signature on the endorsement or instrument of transfer. If you want us to deliver the Notes or non-exchanged old notes to an address other than that of the registered holder appearing on the note register for the old notes, an “eligible institution” must guarantee the signature on the letter of transmittal.

If your old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender old notes, you should contact the registered holder promptly and instruct the holder to tender old notes on your behalf. If you wish to tender your old notes yourself, you must, prior to completing and executing the letter of transmittal and delivering your old notes, either make appropriate arrangements to register ownership of the old notes in your name or follow the procedures described in the immediately preceding paragraph. Transferring record ownership from someone else’s name to your name may take considerable time.

Book-Entry Transfers

Any financial institution that is a participant in DTC’s systems may make book-entry delivery of your old notes by causing DTC to transfer your old notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. Although you may deliver your old notes through book-entry transfer at DTC, you still must send the letter of transmittal, with any required signature guarantees and any other required documents, to the exchange agent at the address specified on the back cover of this prospectus on or prior to the expiration date and the exchange agent must receive these documents on time. If you will not be able to send all the documents on time, you can still tender your old notes by using the guaranteed delivery procedures described below.

You assume the risk of choosing the method of delivery of old notes and all other documents. If you send your old notes and your documents by mail, we recommend that you use registered mail, return receipt requested, you obtain proper insurance, and you mail these items sufficiently in advance of the expiration date to permit delivery to the exchange agent on or before the expiration date.

If you do not provide your taxpayer identification number, which is your social security number or employer identification number, as applicable, and certify that such number is correct, the exchange agent will withhold 28% of the gross proceeds otherwise payable to you pursuant to the exchange offer, unless an exemption applies under the applicable law and regulations concerning “backup withholding” of federal income tax. You should complete and sign the main signature form and the Substitute Form W-9 included as part of the letter of transmittal, so as to provide the information and certification necessary to avoid backup withholding, unless an applicable exemption exists and you prove it in a manner satisfactory to us and the exchange agent.

Guaranteed Delivery Procedures

If you desire to accept the exchange offer, and time will not permit a letter of transmittal or old notes to reach the exchange agent before the expiration date, you may tender your old notes if the exchange agent has received at its office listed on the letter of transmittal on or prior to the expiration date a letter, telegram or facsimile transmission from an eligible institution setting forth your name and address, the principal amount of the old notes that you are tendering, the names in which you registered the old notes and, if possible, the certificate numbers of the old notes that you are tendering.

The eligible institution’s correspondence to the exchange agent must state that the correspondence constitutes the tender and guarantee that within three New York Stock Exchange trading days after the date that the eligible institution executes such correspondence, the eligible institution will deliver the old notes, in proper form for transfer, together with a properly completed and duly executed letter of transmittal and any other required documents. We may, at our option, reject the tender if you do not tender your old notes and accompanying documents by either the above-described method or by a timely book-entry confirmation, and if you do not deposit your old notes and tender documents with the exchange agent within the time period set forth above. Copies of a notice of guaranteed delivery that eligible institutions may use for the purposes described in this paragraph are available from the exchange agent.

Valid receipt of your tender will occur as of the date when the exchange agent receives your properly completed letter of transmittal, accompanied by either the old notes or a timely book-entry confirmation. We will issue Notes in exchange for old notes that you tendered pursuant to a notice of guaranteed delivery or correspondence to similar effect as described above by an eligible institution only against deposit of the letter of transmittal, any other required documents and either the tendered old notes or a timely book-entry confirmation.

Determination of Validity

We will be the sole judge of all questions as to the validity, form, eligibility, including time of receipt, and acceptance for exchange of your tender of old notes and our judgment will be final and binding. We reserve the absolute right to reject any or all of your tenders that are not in proper form or the acceptances for exchange of which may, in our opinion or in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any of the conditions of the exchange offer or any defect or irregularities in your case. Neither we, the exchange agent nor any other person will be under any duty to give you notification of any defects or irregularities in tenders nor shall any of us incur any liability for failure to give you any such notification. Our interpretation of the terms and conditions of the exchange offer, including the letter of transmittal and its instructions, will be final and binding.

Withdrawal Rights

For your withdrawal of tenders of old notes to be effective, the exchange agent must timely receive your written or fax notice of withdrawal prior to the expiration date at the exchange agent’s address set forth on the back cover page of this prospectus. Your notice of withdrawal must specify the following information:

•	the person named in the letter of transmittal as tendering old notes you are withdrawing;

•	the certificate numbers of old notes you are withdrawing;

•	the principal amount of old notes you are withdrawing;

•	a statement that you are withdrawing your election to have us exchange such old notes; and

•	the name of the registered holder of such old notes, which may be a person or entity other than you, such as your broker-dealer.

The person or persons who signed your letter of transmittal, including any eligible institutions that guaranteed signatures on your letter of transmittal, must sign the notice of withdrawal in the same manner as their original signatures on the letter of transmittal including any required signature guarantees. If such persons and eligible institutions cannot sign your notice of withdrawal, you must send it with evidence satisfactory to us that you now hold beneficial ownership of the old notes that you are withdrawing. The exchange agent will return the properly withdrawn old notes promptly following receipt of notice of withdrawal. We will determine all questions as to the validity of notices of withdrawals, including time of receipt, and our determination will be final and binding on all parties.

Exchange of Old Notes for Notes or Return of Old Notes

On the exchange date, we will determine which old notes the holders validly tendered, and we will issue Notes in exchange for the validly tendered old notes. The exchange agent will act as your agent for the purpose of receiving Notes from us and sending the Notes to you in exchange for old notes promptly after acceptance of the tendered old notes. If we do not accept your old notes for exchange, we will return them without expense to you. If you tender your old notes by book-entry transfer into the exchange agent’s account at DTC pursuant to the procedures described above and we do not accept your old notes for exchange, DTC will credit your non-exchanged old notes to an account maintained with DTC. In either case, we will return your non-exchanged old notes to you promptly following the expiration of the exchange offer.

Modification or Termination of Exchange Offer

We are not required to issue Notes in respect of any properly tendered old notes that we have not previously accepted and we may terminate the exchange offer or, at our option, we may modify or otherwise amend the exchange offer. If we terminate the exchange offer, it will be by oral or written notice to the exchange agent and by timely public announcement communicated no later than 5:00 p.m. on the next business day following the expiration date, unless applicable law or regulation requires us to terminate the exchange offer in the following circumstances:

•

any court or governmental agency brings a legal action seeking to prohibit the exchange offer or assessing or seeking any damages as a result of the exchange offer, or resulting in a material delay in our ability to accept any of the old notes for exchange offer; or

•

any government or governmental authority, domestic or foreign, brings or threatens any law or legal action that in our sole judgment, might directly or indirectly result in any of the consequences referred to above; or, if in our sole judgment, such activity might result in the holders of Notes having obligations with respect to resales and transfers of Notes that are greater than those we described above in the interpretations of the staff of the SEC or would otherwise make it inadvisable to proceed with the exchange offer; or

•	a material adverse change has occurred in our business, condition (financial or otherwise), operations or prospects.

The foregoing conditions are for our sole benefit and we may assert them with respect to all or any portion of the exchange offer regardless of the circumstances giving rise to such condition. We also reserve the right to waive these conditions in whole or in part at any time or from time to time in our discretion. Our failure at any time to exercise any of the foregoing rights will not be a waiver of any such right, and each right will be an ongoing right that we may assert at any time or from time to time. In addition, we have reserved the right, notwithstanding the satisfaction of each of the foregoing conditions, to terminate or amend the exchange offer.

Any determination by us concerning the fulfillment or nonfulfillment of any conditions will be final and binding upon all parties.

In addition, we will not accept for exchange any tendered old notes, and we will not issue Notes in exchange for any such old notes, if at that time there is, or the SEC has threatened, any stop order with respect to the registration statement that this prospectus is a part of, or if qualification of the indenture is required under the Trust Indenture Act of 1939.

Exchange Agent

We have appointed HSBC Bank USA, National Association as the exchange agent for the exchange offer. You must send your letter of transmittal to the exchange agent at:

HSBC Bank USA, National Association

Corporate Trust & Loan Agency

2 Hanson Place, 14th Floor

Brooklyn, New York 11217-1409

Attention: Corporate Trust Operations

Telephone: (800) 662-9844

Facsimile: (718) 488-4488, Attention: Corporate Trust Operations

If you send your documents to any other address or fax number, you will have not validly delivered them and you will not receive Notes in exchange for your old notes. We will return your old notes to you.

Fees and Expenses

We have not retained any dealer-manager or similar agent in connection with the exchange offer and will not make any payments to brokers, dealers or others for soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for reasonable out-of-pocket expenses. We will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses that they incur in forwarding tenders for their customers. We will pay the expenses incurred in connection with the exchange offer, including the fees and expenses of the exchange agent and printing, accounting, investment banking and legal fees.

No person has been authorized to give you any information or to make any representations to you in connection with the exchange offer other than those that this prospectus contains.

If anyone else gives you information or representations about the exchange offer, you should not rely upon that information or representation or assume that we have authorized it. Neither the delivery of this prospectus nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the respective dates as of which this prospectus gives information. We are not making the exchange offer to, nor will we accept tenders from or on behalf of, holders of old notes in any jurisdiction in which it is unlawful to make the exchange offer or to accept it. However, we may, at our discretion, take such action as we may deem necessary to make the exchange offer in any such jurisdiction and extend the exchange offer to holders of old notes in such jurisdiction. In any jurisdiction where the securities laws or blue sky laws require a licensed broker or dealer to make the exchange offer one or more registered brokers or dealers that are licensed under the laws of that jurisdiction is making the exchange offer on our behalf.

No Dissenters’ or Appraisal Rights

Holders of old notes will not have dissenters’ rights or appraisal rights in connection with the exchange offer.

Federal income tax consequences to you

Your exchange of old notes for Notes will not be a taxable exchange for federal income tax purposes, and you should not recognize any taxable gain or loss or any interest income as a result of the exchange. See “Summary of Certain United States Federal Income Tax Considerations” below.

Sole Exchange Offer

Your participation in the exchange offer is voluntary, and you should carefully consider whether to accept the terms and conditions of it. You are urged to consult your financial and tax advisors in making your own decisions on what action to take with respect to the exchange offer. If you do not tender your old notes in the exchange offer, you will continue to hold such old notes and you will be entitled to all the rights and limitations applicable to the old notes under the Indenture. All non-exchanged old notes will continue to be subject to the restriction on transfer set forth in the Indenture. If we exchange old notes in the exchange offer, the trading market, if any, for any remaining old notes could be much less liquid.

We may in the future seek to acquire non-exchanged old notes in the open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plan to acquire any old notes that are not exchanged in the exchange offer.

BUSINESS

General

We are a leading independent auto finance company that has been operating in the automobile finance business since September 1992. We purchase auto finance contracts without recourse from franchised and select independent automobile dealerships and, to a lesser extent, make loans directly to customers buying new and used vehicles and provide lease financing through our dealership network. As used in this prospectus, “loans” include auto finance contracts originated by dealers and purchased by us as well as direct extensions of credit made by us to consumer borrowers. We have predominantly targeted consumers who are typically unable to obtain financing from banks, credit unions and manufacturer captive auto finance companies. Funding for our auto lending activities is obtained primarily through the transfer of loans in securitization transactions. We service our loan portfolio at regional centers using automated loan servicing and collection systems.

We have historically maintained a significant share of the sub-prime market and now also prticipate in the near-prime and prime sectors of the auto finance industry. We source our business primarily through our relationships with franchised auto dealers, which are maintained through our branch network, marketing representatives (dealer relationship managers) and alliance relationships. We have now expanded our traditional market niche through the acquisition of Bay View Acceptance Corporation (“BVAC”) in May 2006, which offers specialized auto finance products, including extended term financing and higher loan-to-value advances to consumers with prime credit scores, and our acquisition of Long Beach Acceptance Corp. (“LBAC”) in January 2007, which offers auto finance products primarily to consumers with near-prime credit bureau scores. In addition to our strategy of expanding into the specialty prime and near-prime markets, our expansion strategy includes our expansion into the Canadian market, lending directly to consumers and the introduction of a leasing program.

This summary description of our business highlights information contained elsewhere or incorporated by reference in this prospectus. For a more complete description of our business, please see Item 1 of Part I, Business, in our Form 10-K for the fiscal year ended June 30, 2007, which is incorporated by reference herein.

Marketing and Loan Originations

Traditional Target Market. Our automobile lending programs are designed to primarily serve customers who have limited access to automobile financing through banks, credit unions and manufacturer captives. The bulk of our typical borrowers have experienced prior credit difficulties or have limited credit histories and generally have credit bureau scores ranging from 500 to 700. Because we generally serve customers who are unable to meet the credit standards imposed by most banks, credit unions and manufacturer captives, we generally charge higher interest rates than those charged by such sources. Since we provide financing in a relatively high-risk market, we also expect to sustain a higher level of credit losses than those other automobile financing sources.

New Origination Channels. We introduced several additional origination channels in fiscal 2007 and 2006 in order to expand our market niche, including the acquisitions of BVAC and LBAC, expansion into the Canadian market, development of direct lending capabilities and the introduction of a limited leasing program.

•

Bay View. On May 1, 2006, we acquired the stock of BVAC, which operates from offices in Covina, California, and serves auto dealers in 32 states offering specialized auto finance products, including extended term financing and higher loan-to-value advances to consumers with prime credit bureau scores. During fiscal 2007 and 2006, we originated loans totaling $672 million and $78 million, respectively, through the BVAC platform.

•

Long Beach. On January 1, 2007, we acquired the stock of LBAC, the auto finance subsidiary of ACC Capital Holdings. LBAC operates from offices in Paramus, New Jersey and Orange, California, and serves auto dealers in 34 states offering auto finance products primarily to consumers with near-prime credit bureau scores. During fiscal 2007, we originated loans totaling $660 million through the LBAC platform.

•

Canadian Market. We have established two Canadian branches and hired dealer relationship managers based in Canada. We are operating our Canadian business in a manner similar to our operating model in the United States.

•	Direct Lending Capabilities. We make direct-to-consumer loans through several newly created channels. We plan to continue to develop our direct lending capabilities in fiscal 2008 and beyond.

•

Leasing. During fiscal 2007, we began offering a limited lease product through certain franchised dealerships that targets consumers with prime and near-prime credit bureau scores. We market leases for selected new vehicle makes and models to our dealership network through our branch offices.

Marketing. Since we are primarily an indirect lender, we focus our marketing activities on automobile dealerships. We are selective in choosing the dealers with whom we conduct business and primarily pursue manufacturer franchised dealerships with used car operations and select independent dealerships. We prefer to finance later model, low mileage used vehicles and moderately priced new vehicles. Of the contracts purchased by us during fiscal 2007, approximately 91% were originated by manufacturer franchised dealers and 9% by select independent dealers; further, approximately 80% were used vehicles and 20% were new vehicles. We purchased contracts from 19,114 dealers during fiscal 2007. No dealer location accounted for more than 1% of the total volume of contracts purchased by us for that same period.

We use a combination of a branch office network and dealer relationship managers to market our indirect financing programs to selected dealers, develop relationships with these dealers and underwrite contracts submitted by the dealerships. We believe that the personal relationships our branch managers and other branch personnel and dealer relationship managers establish with the dealership staff are an important factor in creating and maintaining productive relationships with our dealer customer base.

Credit Underwriting

We utilize a proprietary credit scoring system to support the credit approval process. The credit scoring system was developed through statistical analysis of our consumer demographic and portfolio databases. Credit scoring is used to differentiate credit applicants and to rank order credit risk in terms of expected default rates, which enables us to evaluate credit applications for approval and tailor loan pricing and structure according to this statistical assessment of credit risk. For example, a consumer with a lower score would indicate a higher probability of default and, therefore, we would either decline the application, or, if approved, compensate for this higher default risk through the structuring and pricing of the loan. While we employ a credit scoring system in the credit approval process, credit scoring does not eliminate credit risk. Adverse determinations in evaluating contracts for purchase or changes in certain macroeconomic factors could negatively affect the credit quality of our receivables portfolio.

The credit scoring system considers data contained in the customer’s credit application and credit bureau report as well as the structure of the proposed loan and produces a statistical assessment of these attributes. This assessment is used to segregate applicant risk profiles and determine whether the risk is acceptable and the price we should charge for that risk. Our credit scorecards are monitored through comparison of actual versus projected performance by score. Periodically, we endeavor to refine our proprietary scorecards based on new information including identified correlations between receivables performance and data obtained in the underwriting process.

Key variables, such as loan applicant data, credit bureau and credit score information, loan structures and terms and payment histories are tracked. The credit risk management function also regularly reviews the performance of our credit scoring system and is responsible for the development and enhancement of our credit scorecards.

Loan Servicing

Our servicing activities consist of collecting and processing customer payments, responding to customer inquiries, initiating contact with customers who are delinquent in payment of an installment, maintaining the security interest in the financed vehicle, monitoring physical damage insurance coverage of the financed vehicle, and arranging for the repossession of financed vehicles, liquidation of collateral and pursuit of deficiencies when necessary.

Statistically-based behavioral assessment models are used to project the relative probability that an individual account will default. The behavioral assessment models are also used to help develop servicing strategies for the portfolio or for targeted account groups within the portfolio.

Financing

We finance our loan origination volume through the use of our credit facilities and execution of securitization transactions.

Credit Facilities. Loans are typically funded initially using our credit facilities. Under these funding agreements, we transfer finance receivables to special purpose finance subsidiaries. These subsidiaries, in turn, issue notes, collateralized by such finance receivables and cash. The agents provide funding under the notes to the subsidiaries pursuant to an advance formula, and the subsidiaries forward the funds to us in consideration for the transfer of finance receivables. While these subsidiaries are included in our consolidated financial statements, these subsidiaries are separate legal entities and the finance receivables and other assets held by these subsidiaries are legally owned by them and are not available to our creditors or creditors of our other subsidiaries. As of June 30, 2007, we had committed credit facilities of $5.6 billion, $3.3 billion of which have original maturities of two years or more.

Securitizations. We pursue a financing strategy of securitizing our receivables to diversify our funding, provide liquidity and obtain a cost-effective source of funds for the purchase of additional automobile finance contracts. The asset-backed securities market allows us to finance our loan origination volume, with the support of financial guaranty insurance policies and other forms of credit enhancement, at attractive AAA/Aaa investment grade interest rates over the life of the securitization transaction, thereby locking in the excess spread on our loan portfolio.

Proceeds from securitizations approximate our investment in the automobile finance receivables securitized. The proceeds are primarily used to fund initial cash credit enhancement requirements in the securitization and to pay down borrowings under our credit facilities, thereby increasing availability thereunder for further contract purchases. Through June 30, 2007, we had securitized approximately $52.5 billion of automobile receivables since 1994.

MANAGEMENT

The following sets forth certain data concerning our executive officers and directors.

Name	Age	Position
Clifton H. Morris, Jr.	72	Chairman of the Board
Daniel E. Berce	53	President and Chief Executive Officer, Director
Steven P. Bowman	40	Executive Vice President, Chief Credit and Risk Officer
Chris A. Choate	44	Executive Vice President, Chief Financial Officer and Treasurer
Mark Floyd	54	Executive Vice President, Co-Chief Operating Officer
Preston A. Miller	44	Executive Vice President, Co-Chief Operating Officer
James H. Greer	81	Director
A.R. Dike	71	Director
Douglas K. Higgins	58	Director
Kenneth H. Jones, Jr.	72	Director
John R. Clay	59	Director

Clifton H. Morris, Jr. has been Chairman of the Board since May 1988 and served as Chief Executive Officer from April 2003 to August 2005 and from May 1988 to July 2000. He also served as President from May 1988 until April 1991 and from April 1992 to November 1996. Mr. Morris joined us in 1988.

Daniel E. Berce has been President since April 2003 and added the title of Chief Executive Officer in August 2005. Mr. Berce was Vice Chairman and Chief Financial Officer from November 1996 until April 2003. Mr. Berce joined us in 1990.

Steven P. Bowman has served as Executive Vice President, Chief Credit and Risk Officer since January 2005. Prior to that, he was Executive Vice President, Chief Credit Officer from March 2000 to January 2005. Mr. Bowman joined us in 1996.

Chris A. Choate has been Executive Vice President, Chief Financial Officer and Treasurer since January 2005. Before that, he was Executive Vice President, Chief Legal Officer and Secretary from November 1999 to January 2005. Mr. Choate joined us in 1991.

Mark Floyd has served as Executive Vice President, Co-Chief Operating Officer since August 2007 and had been Executive Vice President, Chief Operating Officer for Servicing since January 2005. Prior to that, he was Executive Vice President, Chief Operating Officer from April 2003 to January 2005. He served as President, Dealer Services from August 2001 until April 2003. Mr. Floyd joined us in 1997.

Preston A. Miller has served as Executive Vice President, Co-Chief Operating Officer since August 2007 and had been Executive Vice President, Chief Operating Officer for Originations since January 2005. Prior to that, he was Executive Vice President, Chief Financial Officer and Treasurer from April 2003 to January 2005. Mr. Miller was Executive Vice President, Treasurer from July 1998 until April 2003. Mr. Miller joined us in 1989.

James H. Greer has been a director since 1990. Mr. Greer is Chairman of the Board of Greer Capital Corporation as well as Chairman of two companies involved in real estate and commercial real estate development and management. From 1985 to 2001, Mr. Greer served as Chairman of the Board of Shelton W. Greer Co., Inc., which engineers, manufactures, fabricates and installs building specialty products, and as Chairman of the Board of Vermiculite Products, Inc. Mr. Greer served as a director of Service Corporation International for 27 years, retiring from that position in 2005. Mr. Greer has 30 years of experience as a director with five different banking institutions.

A.R. Dike has been a director since 1998. Mr. Dike is the President and Chief Executive Officer of The Dike Company, Inc., a private insurance agency, and has been in such position since July 1999. Prior to July 1999, Mr. Dike was President of Willis Corroon Life, Inc. of Texas, and was in such position for more than five years. Mr. Dike previously served as a director for several insurance companies. Mr. Dike served as a director of JPMorgan Chase Bank of Tarrant County and its predecessor banks from 1977 though 1988 and currently serves as an advisory director. Mr. Dike is also a director of Cash America International, Inc., a publicly held company that provides specialty financial services to consumers.

Douglas K. Higgins has been a director since 1996. Mr. Higgins is a private investor and owner of Higgins & Associates and has been in such position since July 1994. Mr. Higgins served as the President and Chief Executive Officer of H&M Food Systems Company, Inc. from 1983 through 1994.

Kenneth H. Jones, Jr. has been a director since 1988. Mr. Jones, a private investor, retired as Vice Chairman of KBK Capital Corporation (“KBK”) (now known as Marquette Commercial Finance, Inc.), a non-bank commercial finance company, in December 1999. Mr. Jones had been Vice Chairman of KBK since January 1995. Prior to January 1995, Mr. Jones was a shareholder in the Decker, Jones, McMackin, McClane, Hall & Bates, P.C. law firm in Fort Worth, Texas, and was with such firm and its predecessor or otherwise involved in the private practice of law in Fort Worth, Texas for more than five years.

John R. Clay has been a director since 2003. Mr. Clay was Chief Executive Officer of Practitioners Publisher Company, Inc., a leading publisher of accounting and auditing manuals for CPA firms, from 1979 to 1999. Mr. Clay has also served 12 years as a public accountant, first with Ernst & Ernst and later as a partner with Rylander, Clay & Opitz. Mr. Clay is a certified public accountant and has authored several accounting articles and financial publications.

DESCRIPTION OF OTHER INDEBTEDNESS

The following description of indebtedness is qualified in its entirety by reference to the relevant credit facilities, indentures and related documents governing such indebtedness.

Credit Facilities

Borrowings under our funding agreements bear interest at LIBOR plus specified fees. The amount of financing available under each credit facility is subject to an advance formula and the facilities contain various covenants requiring certain minimum financial ratios and maximum credit performance ratios. These facilities are secured by a first priority security interest in the receivables and related assets financed under these facilities and also require certain funds to be held in restricted cash accounts to provide additional collateral for the borrowings.

The $2.5 Billion Credit Facility

We have a $2.5 billion credit facility which expires in October 2009. Under the $2.5 billion credit facility, AmeriCredit Funding Corp. VII and AmeriCredit Financial Services, Inc. sell auto receivables to AmeriCredit Master Trust, a special purpose subsidiary. AmeriCredit Financial Services, Inc. will manage, service, administer and make collections on these auto receivables. AmeriCredit Master Trust finances the purchase of the auto receivables with borrowings under the $2.5 billion credit facility. As of June 30, 2007, there were approximately $823 million in outstanding borrowings under the $2.5 billion credit facility.

The $750 Million Medium Term Note Facility

We have a funding agreement with an administrative agent on behalf of an institutionally managed medium term note conduit, which provides $750 million of receivables financing. Under this facility, the conduit sold $750 million of medium term notes and the proceeds were delivered to our special purpose subsidiary, AmeriCredit MTN Receivables Trust V. We sold auto receivables to AmeriCredit MTN Receivables Trust V, which issued notes collateralized by automobile receivables and cash, to the agent for the conduit and used the proceeds of the notes to purchase the auto receivables from us. The funding agreement allows for the substitution of auto receivables, subject to an overcollateralization formula, for cash, and vice versa, during the term of the agreement, allowing us to use the medium term note proceeds to finance auto receivables on a revolving basis. This agreement matures in October 2009.

The $1.5 Billion Prime Near Prime Credit Facility

In September 2007, we terminated the $600 Million Long Beach Credit Facility, the $450 Million Bay View Credit Facility and the $400 Million Near Prime Credit Facility, and entered into a new $1.5 billion credit facility which expires in September 2008 for the financing of the higher credit quality receivables previously financed under the three terminated credit facilities. Under this new credit facility, AmeriCredit Funding Corp. IX and AmeriCredit Financial Services, Inc. sell auto receivables to AmeriCredit Prime Near Prime Trust, a special purpose subsidiary. AmeriCredit Financial Services, Inc. will manage, service, administer and make collections on these receivables. AmeriCredit Prime Near Prime Trust finances the purchase of the auto receivables with borrowings under the $1.5 billion credit facility.

The $500 Million Repurchase Credit Facility

We have a $500 million repurchase credit facility which expires in August 2008. Under the repurchase credit facility, AmeriCredit Financial Services, Inc. sells pools of auto receivables that have been re-purchased from securitization trusts pursuant to clean-up calls to AFS Warehouse Corp., a special purpose subsidiary, which in turn sells the receivables to AmeriCredit Repurchase Trust, also a special purpose subsidiary. AmeriCredit Financial Services, Inc., in turn, agrees to manage, service, administer and make collections on these auto receivables. AmeriCredit Repurchase Trust finances the purchase of the auto receivables with borrowings under the repurchase credit facility. As of June 30, 2007, there was approximately $441 million in outstanding borrowings under the repurchase credit facility.

The Cdn. $150 Million Canadian Credit Facility

We have a $140.8 (Cdn $150) million credit facility for the financing of Canadian originated receivables which expires in May 2008. As of June 30, 2007, there was approximately $49 million in outstanding borrowings under the Canadian credit facility.

The Residual Funding Facility

In addition to our credit facilities, we also have a borrowing facility secured by residual interests in securitization transactions. There are no borrowings outstanding under this facility, which at this time limits the maximum amount that may be borrowed to one million dollars. We may in the future, however, significantly increase the borrowing limits of this facility.

Securitization Notes Payable

We have completed 59 securitization transactions through June 30, 2007, excluding securitization Trusts entered into by BVAC and LBAC prior to their acquisition by us. The proceeds from the transactions were primarily used to repay borrowings outstanding under our credit facilities. As of June 30, 2007, we had outstanding balances of approximately $12 billion of active securitizations. For a more complete description of our securitization program, please see Item 2, Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Securitizations, in our Form 10-K for the fiscal year ended June 30, 2007.

Convertible Notes

1.75% Convertible Senior Notes due 2023

In November 2003, we issued $200 million of contingently convertible senior notes that are due in November 2023. Interest on the notes is payable semiannually at a rate of 1.75% per annum. The notes, which are uncollateralized, are convertible prior to maturity into shares of our common stock at $18.68 per share. Additionally, we may exercise our option to repurchase the notes, or holders of the convertible senior notes may require us to repurchase the notes, on November 15, 2008, at a price equal to 100.25% of the principal amount of the notes redeemed, or after November 15, 2008 at par. Upon the occurrence of a fundamental change (as defined in the indenture governing these notes), the holders of these notes may require us to repurchase all of their notes.

0.75% Convertible Senior Notes due 2011; 2.125% Convertible Senior Notes due 2013

In September 2006, we issued $550 million of convertible senior notes, of which $275 million are due in 2011 bearing interest at a rate of 0.75% per annum and $275 million are due in 2013 bearing interest at a rate of 2.125% per annum. Interest on the notes is payable semiannually. Subject to certain conditions, the notes, which are uncollateralized, may be converted prior to maturity into shares of our common stock at an initial conversion price of $28.07 per share and $30.51 per share for the notes due in September 2011 and September 2013, respectively. Upon conversion, the conversion value will be paid in: 1) cash equal to the principal amount of the notes and 2) to the extent the conversion value exceeds the principal amount of the notes, shares of our common stock. The notes are convertible only in the following circumstances: 1) if the closing sale price of our common stock exceeds 130% of the conversion price during specified periods set forth in the indentures under which the notes were issued, 2) if the average trading price per $1,000 principal amount of the notes is less than or equal to 98% of the average conversion value of the notes during specified periods set forth in the indentures under which the notes were issued or 3) upon the occurrence of specific corporate transactions set forth in the indentures under which the notes were issued. Upon the occurrence of a fundamental change (as defined in the indenture governing these notes), the holders of these notes may require us to repurchase all of their notes.

DESCRIPTION OF THE NOTES

General

The old notes were, and the Notes will be, issued pursuant to an Indenture (the “Indenture”) between the Company, the Guarantors and HSBC Bank USA, National Association, as trustee (the “Trustee”). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the “Trust Indenture Act”). The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof.

The Notes will be issued solely in exchange for an equal principal amount of old notes in the exchange offer. The form and terms of the Notes are substantially identical to the form and terms of the old notes, except that the Notes:

•	will be registered under the Securities Act; and

•	will not bear any legends restricting transfer.

In the following description:

•	“Notes” refers to the registered notes being offered by this prospectus; and

•	“old notes” refers to your old notes that may be exchanged for new notes in the exchange offer.

The following summary of the material provisions of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, including the definitions therein of certain terms used below. The definitions of certain terms used in the following summary are set forth below under “—Certain Definitions.” For purposes of this summary, the term “Company” refers only to AmeriCredit Corp. and not to any of its Subsidiaries.

Ranking

The Notes will be general unsecured obligations of the Company and will rank:

•	senior in right of payment to all our existing and future indebtedness that is expressly subordinated in right of payment to the Notes;

•	pari passu in right of payment with all our existing and future indebtedness that is not so subordinated, including without limitation the 2011 Notes, the 2013 Notes and the 2023 Notes;

•	effectively junior to any of our secured indebtedness to the extent of the assets securing such indebtedness; and

•	effectively junior to any liabilities of our non-guarantor subsidiaries.

The Notes will be jointly and severally guaranteed on a senior unsecured basis (the “Subsidiary Guarantees”) by the Guarantors. The Guarantors do not include our subsidiaries that are Securitization Trusts or Credit Facility Trusts. See “—Subsidiary Guarantees.” The Subsidiary Guarantees will rank:

•	senior in right of payment to all existing and future indebtedness of the Guarantors that is expressly subordinated in right of payment to the Subsidiary Guarantees;

•

pari passu in right of payment with all existing and future indebtedness of the Guarantors that is not so subordinated, including without limitation the 2011 Guarantees, the 2013 Guarantees and the 2023 Guarantees; and

•	effectively junior to any secured indebtedness of the Guarantors to the extent of the assets securing such indebtedness.

The Guarantors have also jointly and severally guaranteed on a senior unsecured basis our outstanding 2011 Notes, 2013 Notes and 2023 Notes.

The Notes will be effectively subordinated to secured Indebtedness of the Company, the Indebtedness of Credit Facility Trusts, Indebtedness of Securitization Trusts, the liabilities of any other Subsidiary not providing a Subsidiary Guarantee and certain obligations under Credit Enhancement Agreements. In the event of the Company’s bankruptcy, liquidation, reorganization or other winding up, the Company’s assets that secure such secured Indebtedness of the Company and its Subsidiaries will be available to pay obligations on the Notes only after all Indebtedness under such secured Indebtedness has been repaid in full from such assets. As of June 30, 2007, the Company and its Subsidiaries had aggregate liabilities of approximately $15.7 billion. The Notes will be effectively subordinated in right of payment to all Indebtedness and other liabilities and commitments (including trade payables and lease obligations) of our non-guarantor Subsidiaries in the amount of approximately $14.6 billion as of June 30, 2007. See “—Subsidiary Guarantees” and “Risk Factors—Because of our holding company structure and the security interests our subsidiaries have granted in their assets, the repayment of the Notes will be effectively subordinated to substantially all of our other debt, other than our outstanding 0.75% Convertible Senior Notes due 2011, 2.125% Convertible Senior Notes due 2013 and 1.75% Convertible Senior Notes due 2023.” The Company advises you that there may not be sufficient assets remaining to pay amounts due on any or all of the Notes then outstanding.

The Indenture permits (a) unlimited additional borrowings by the Company and its Subsidiaries under current and future Bank Lines and Credit Facilities for the purpose of financing or refinancing the purchase or origination of Receivables, (b) unlimited additional borrowings by the Company and its Subsidiaries under current and future Securitizations for the purpose of financing and refinancing the purchase or origination of Receivables, and (c) additional borrowings by the Company and its Subsidiaries under the current Residual Funding Facility and other Residual Funding Facilities in the future, subject to certain restrictions.

The operations of the Company are conducted through its Subsidiaries and, therefore, the Company is dependent upon the cash flow of its Subsidiaries to meet its obligations, including its obligations under the Notes. As of the date of the Indenture, all of the Company’s Subsidiaries, other than Subsidiaries that are Securitization Trusts or Credit Facility Trusts, will be Restricted Subsidiaries. All of the Company’s current and future Restricted Subsidiaries will guarantee the Company’s payment obligations under the Notes on a senior unsecured basis, including the Company’s primary operating Subsidiaries of AmeriCredit Financial Services, Inc., Bay View Acceptance Corporation and Long Beach Acceptance Corp. As of the date of the Indenture, the following entities, which hold substantial assets, are Securitization Trusts and will not guarantee the Notes: AFS SenSub Corp., AFS Funding Corp., AFS Funding Trust, Bay View Deposit Corporation, Bay View Receivables Corporation, Bay View Securitization Corporation, Bay View Transaction Corporation, Long Beach Acceptance Receivables Corp. and Long Beach Acceptance Receivables Corp. II. As of the date of the Indenture, the following entities, which hold substantial assets, are Credit Facility Trusts and will not guarantee the Notes: AmeriCredit Funding Corp. VII, AmeriCredit MTN Corp. V, AmeriCredit MTN Receivables Trust V, AmeriCredit Master Trust, AmeriCredit Near Prime Trust, AmeriCredit Repurchase Trust, AFS Conduit Corp., AFS Warehouse Corp., Bay View 2005 Warehouse Trust, Bay View Warehouse Corporation, Long Beach Acceptance Receivables Corp. Warehouse I and Long Beach Acceptance Receivables Corp. Warehouse III. See “Risk Factors—Because of our holding company structure and the security interests our subsidiaries have granted in their assets, the repayment of the Notes will be effectively subordinated to substantially all of our other debt, other than our outstanding 0.75% Convertible Senior Notes due 2011, 2.125% Convertible Senior Notes due 2013 and 1.75% Convertible Senior Notes due 2023.”

Under certain circumstances, the Company will be able to designate current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to many of the restrictive covenants set forth in the Indenture.

Principal, Maturity and Interest

The Indenture does not limit the maximum aggregate principal amount of Notes that the Company may issue thereunder. The Company will issue Notes in an aggregate principal amount of $200 million in connection with this offering. The Company may issue additional Notes from time to time after this offering in accordance with the provisions of the Indenture. Any offering of additional Notes is subject to the covenant described under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock.” The Notes and any additional Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendment, redemptions and offers to purchase. The Notes will mature on July 1, 2015. Interest on the Notes will accrue at the rate of 8.50% per annum and will be payable semi-annually in arrears on January 1 and July 1, commencing on January 1, 2008, to Holders of record on the immediately preceding June 15 and December 15. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Principal, premium, if any, interest and Liquidated Damages on the Notes will be payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes; provided that all payments of principal, premium, interest and Liquidated Damages with respect to Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Company, the Company’s office or agency in New York will be the office of the Trustee maintained for such purpose. The Notes will be issued in denominations of $1,000 and integral multiples thereof.

Subsidiary Guarantees

The Company’s payment obligations under the Notes will be jointly and severally guaranteed on a senior unsecured basis by the Guarantors. The Subsidiary Guarantees will rank pari passu with the 2011 Guarantees, the 2013 Guarantees and the 2023 Guarantees. The obligations of each Guarantor under its Subsidiary Guarantee will be limited so as not to constitute a fraudulent conveyance under applicable law. See, however, “Risk Factors—Federal and state statutes allow courts, under specific circumstances, to void the Notes and the guarantees and require noteholders to return payments received from us or the guarantors.”

The Indenture provides that no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another corporation, Person or entity whether or not affiliated with such Guarantor unless (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes and the Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; (iii) such Guarantor, or any Person formed by or surviving any such consolidation or merger, would have Consolidated Net Worth (immediately after giving effect to such transaction), equal to or greater than the Consolidated Net Worth of such Guarantor immediately preceding the transaction; and (iv) the Company would be permitted by virtue of the Company’s pro forma Consolidated Leverage Ratio, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in the covenant described below under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock.”

The Indenture provides that in the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such Guarantor) will be released and relieved of its obligations under its Subsidiary Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture. See “—Repurchase at the Option of Holders—Asset Sales.”

The Indenture provides that if any Guarantor that is a controlled foreign corporation for U.S. Federal income tax purposes is no longer providing a Guarantee in respect of the 2011 Notes, the 2013 Notes and the 2023 Notes (whether as a result of the repayment thereof or otherwise), then such controlled foreign Subsidiary will be released and relieved of its obligations under its Subsidiary Guarantee.

Optional Redemption

The Notes will not be redeemable at the Company’s option prior to July 1, 2011. Thereafter, the Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on July 1 of the years indicated below:

Year	Percentage
2011	104.250%
2012	102.125%
2013 and thereafter	100.000%

Notwithstanding the foregoing, during the first 36 months after July 1, 2007, the Company may on any one or more occasions redeem up to an aggregate of 35% aggregate principal amount of Notes at a redemption price of 108.500% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date, with the net cash proceeds of a public offering of common stock of the Company; provided that at least 65% in aggregate principal amount of Notes remain outstanding immediately after the occurrence of such redemption; and provided further, that such redemption shall occur within 45 days of the date of the closing of such public offering.

Selection and Notice

If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Mandatory Redemption

Except as set forth below under “—Repurchase at the Option of Holders,” the Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Repurchase at the Option of Holders

Change of Control

Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”) at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (the “Change of Control Payment”). Within ten days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures required by the Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

On the Change of Control Payment Date, the Company will, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

The Company’s other existing and future senior Indebtedness may prohibit events that would constitute a Change of Control. In addition, the exercise by the Holders of Notes of their right to require the Company to repurchase the Notes could cause a default under such other senior Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchases on the Company. Finally, the Company’s ability to pay cash to the Holders of Notes upon a repurchase may be limited by the Company’s then existing financial resources. See “Risk Factors—We may not be able to repurchase the Notes or repay debt under our outstanding convertible notes or credit facilities in the event of a change of control.”

The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

“Change of Control” means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any “person” (as such term is used in Section 13(d)(3) of the Exchange Act) other than in the ordinary course of business; (ii) the adoption of a plan relating to the liquidation or dissolution of the Company; (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above), becomes the “beneficial owner” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have “beneficial ownership” of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 50% of the Voting Stock of the Company (measured by voting power rather than number of shares); (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or (v) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance);

The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the assets of the Company and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require the Company to repurchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

“Continuing Director” means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of the Indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

Asset Sales

The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors of the Company set forth in an Officers’ Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash; provided that the amount of (x) any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and (y) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are immediately converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds (a) to permanently reduce Specified Senior Indebtedness of the Company and its Restricted Subsidiaries, including the 2011 Notes, the 2013 Notes and the 2023 Notes; provided that such Net Proceeds shall be applied to all Specified Senior Indebtedness of the Company and its Restricted Subsidiaries on a pro rata basis or (b) to an Investment, the making of a capital expenditure or the acquisition of Receivables or other tangible assets, in each case, in or with respect to a Permitted Business. Pending the final application of any such Net Proceeds, the Company may temporarily reduce Indebtedness under Bank Lines, Credit Facilities and/or Residual Funding Facilities, or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $25 million, the Company will be required to make an offer to all Holders of the Notes (an “Asset Sale Offer”) to purchase the maximum principal amount of the Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any Excess Proceeds for general corporate purposes. If the aggregate principal amount of the Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase Notes, the amount of Excess Proceeds shall be reset at zero.

Certain Covenants

Changes in Covenants When Notes Rated Investment Grade

Following the first date upon which, but only for so long as:

(1)	the Notes are rated Baa3 or better by Moody’s Investor Services, Inc. and BBB- or better by Standard & Poors Rating Group (or, if either such entity ceases to rate the Notes for reasons outside of the control of the Company, the equivalent investment grade credit rating from any other “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Company as a replacement agency); and

(2)	no Default or Event of Default shall have occurred and be continuing,

then the covenants specifically listed under the following captions in this prospectus will no longer be applicable to the Notes:

(1)	“—Restricted Payments;”

(2)	“—Incurrence of Indebtedness and Issuance of Preferred Stock;”

(3)	“—Dividend and Other Payment Restrictions Affecting Subsidiaries;”

(4)	“—Transactions with Affiliates;”

(5)	“—Limitation on Issuances and Sales of Capital Stock of Wholly-Owned Restricted Subsidiaries;”

(6)	“—Business Activities;” and

(7)	clause (iv) of the covenant listed under “—Merger, Consolidation, or Sale of Assets.”

There can be no assurance that the Notes will ever achieve or maintain an investment grade rating.

Restricted Payments

The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company); (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company or other Affiliate of the Company (other than any such Equity Interests owned by the Company or any Wholly-Owned Restricted Subsidiary of the Company); (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the

Notes, except a payment of interest or principal at Stated Maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in the first paragraph of the covenant described below under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock”; and

(c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Subsidiaries after March 31, 2007 (excluding Restricted Payments permitted by clause (ii) of the next succeeding paragraph), is less than the sum of (i) 50% of the aggregate cumulative Consolidated Net Income of the Company for the period (taken as one accounting period) after March 31, 2007 to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds received by the Company from the issue or sale since March 31, 2007 of Equity Interests of the Company (other than Disqualified Stock) or of Disqualified Stock or Indebtedness of the Company that has been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible Indebtedness) sold to a Subsidiary of the Company and other than Disqualified Stock or Indebtedness of the Company that has been converted into Disqualified Stock) plus (iii) to the extent that any Restricted Investment that was made after March 31, 2007 is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment, plus (iv) $75 million.

The foregoing provisions will not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture; (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness or Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph; (iii) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; (iv) the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its common Equity Interests on a pro rata basis; (v) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any member of the Company’s (or any of its Restricted Subsidiaries’) management pursuant to any management equity subscription agreement, stock option agreement or restricted stock award; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $1 million in any twelve-month period and no Default or Event of Default shall have occurred and be continuing immediately after such transaction; (vi) payments made pursuant to hedge agreements entered into in connection with the 2011 Notes, the 2013 Notes and the 2023 Notes and any similar hedge agreements entered into in connection with Qualifying Convertible Indebtedness, for the purpose of increasing the effective common stock conversion price of the Qualifying Convertible Indebtedness, the 2011 Notes, the 2013 Notes and the 2023 Notes; (vii) (a) the acceptance or deemed repurchase by the Company of Equity Interests as payment of the exercise price of options or warrants to acquire such Equity Interests issued as compensation to any employee or director if the acceptance of such Equity Interests represents a portion of the exercise price thereof, or (b) the withholding by the Company of a portion of the Equity Interests granted or awarded to an employee or director as compensation to pay taxes associated therewith or (viii) the purchase of up to $500 million of common stock of the Company concurrently with the incurrence of Qualifying Convertible Indebtedness using the net proceeds thereof; provided that (a) no more than 50% of the net proceeds of any series of Qualifying Convertible Indebtedness may be used for the purchase; (b) the incurrence of the Qualifying Convertible Indebtedness is permitted under the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock”; (c) at the time of the incurrence of the Qualifying Convertible Indebtedness and the related purchase of common stock of the Company from the proceeds thereof and giving pro forma effect thereto, the Company would have been permitted to incur at least $1.00 of additional indebtedness pursuant to the Consolidated Leverage Ratio test set forth under the first paragraph thereunder; and (d) the amount of any net proceeds of Qualifying Convertible Indebtedness that are utilized for the purchase of Common Stock of the Company shall be excluded from clause (c)(ii) of the preceding paragraph.

The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default; provided that in no event shall the business currently operated by AmeriCredit Financial Services, Inc., AmeriCredit Financial Services of Canada, Ltd., AmeriCredit Consumer Loan Company, Inc., AmeriCredit Consumer Discount Company, ALC Leasing, Ltd., ALBI Trust, Bay View Acceptance Corporation, CAR Group, Inc. or Long Beach Acceptance Corp. be transferred to or held by an Unrestricted Subsidiary. For purposes of making such designation, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greater of (y) the net book value of such Investments at the time of such designation or (z) the fair market value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined by the Board of Directors of the Company whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $10 million. Not later than 15 days after the end of any fiscal quarter during which any Restricted Payment is made, the Company shall deliver to the Trustee an Officers’ Certificate stating that all Restricted Payments made during such fiscal quarter were permitted and setting forth the basis upon which the calculations required by the covenant “Restricted Payments” were computed, together with a copy of any fairness opinion or appraisal required by the Indenture.

Incurrence of Indebtedness and Issuance of Preferred Stock

The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt) and that the Company will not issue any Disqualified Stock and will not permit any of its Subsidiaries to issue any shares of preferred stock; provided that the Company and the Guarantors may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock or preferred stock if the Consolidated Leverage Ratio of the Company, calculated on a pro forma basis after giving effect to the incurrence or issuance of the additional Indebtedness to be incurred or the Disqualified Stock or preferred stock to be issued, would have been less than 2.0 to 1.

The provisions of the first paragraph of this covenant will not apply to the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(i) the existence of Bank Lines and the Guarantees thereof by the Guarantors and the incurrence by the Company and/or any of the Guarantors of revolving credit Indebtedness pursuant to one or more Bank Lines the proceeds of which are applied to purchase or originate Receivables; provided that the aggregate principal amount of all revolving credit Indebtedness outstanding under all Bank Lines after giving effect to such incurrence, including all Permitted Refinancing Indebtedness incurred to refund, refinance, defease, renew or replace any Indebtedness incurred pursuant to this clause (i) and with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder, does not at any time exceed the amount of the Borrowing Base (any such outstanding Indebtedness that exceeds the amount of the Borrowing Base as of the close of any Business Day shall cease to be Permitted Debt pursuant to this clause (i) as of the close of business on the third Business Day thereafter and shall be deemed to be an incurrence of such Indebtedness that is not permitted by this clause (i) by the Company or such Guarantor, as applicable, as of such third Business Day);

(ii) the existence of Credit Facilities, regardless of amount, and the incurrence by any Credit Facility Trust of Permitted Credit Facility Debt in an aggregate principal amount at any time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Credit Facility Trust thereunder) not to exceed 100% of the aggregate principal amount (exclusive of Acquisition Fees included therein) of all Eligible Receivables owned by the Credit Facility Trust (or such Credit Facilities in the case of Permitted Credit Facility Debt in the form of repurchase agreements) at such time;

(iii) the existence of Residual Funding Facilities and the Guarantees thereof by the Guarantors and the incurrence by the Company and/or any of the Guarantors of Indebtedness pursuant to one or more Residual Funding Facilities; provided that the aggregate principal amount of all Indebtedness outstanding under all Residual Funding Facilities after giving effect to such incurrence, permitted under this clause (iii) shall not exceed $125 million; for purposes of determining the principal amount of Residual Funding Facilities and the Guarantees thereof, letters of credit shall be deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder;

(iv) the incurrence by the Securitization Trusts of Permitted Securitization Debt in an aggregate principal amount at any time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Securitization Trusts thereunder) not to exceed 100% of the aggregate principal amount (exclusive of Acquisition Fees included therein) of the Receivables owned by Securitization Trusts;

(v) the incurrence by the Company of Indebtedness represented by the 2011 Notes, the 2013 Notes, the 2023 Notes and the Notes and the incurrence by the Guarantors of the 2011 Guarantees, the 2013 Guarantees, the 2023 Guarantees, and the Subsidiary Guarantees;

(vi) obligations of the Company and its Restricted Subsidiaries and the Securitization Trusts under Credit Enhancement Agreements;

(vii) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance, defease, renew or replace any Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred;

(viii) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of the Guarantors; provided that (i) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes and (ii)(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Guarantor and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the

Company or a Guarantor shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (viii);

(ix) the issuance by a Restricted Subsidiary of preferred stock to the Company or to any of the Guarantors; provided that any subsequent event or issuance or transfer of any Capital Stock that results in the owner of such preferred stock ceasing to be a Guarantor of the Company or any subsequent transfer of such preferred stock to a Person other than the Company or any of the Guarantors, shall be deemed to be an issuance of preferred stock by such Restricted Subsidiary that was not permitted by this clause (ix);

(x) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred (y) for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of this Indenture to be outstanding or (z) for the purpose of hedging, fixing or capping interest rate risk in connection with any completed or pending Securitization, Bank Lines, Credit Facilities or Residual Funding Facility;

(xi) the guarantee by the Company or any of the Guarantors of Indebtedness of the Company, a Restricted Subsidiary of the Company, a Credit Facility Trust or a Securitization Trust that was permitted to be incurred by another provision of this covenant;

(xii) the incurrence by the Company’s Unrestricted Subsidiaries of Non-Recourse Debt, provided that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company that was not permitted by this clause (xii); and

(xiii) the incurrence by the Company of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (xiii), not to exceed $25 million.

The Indenture also provides that the Company will not, and will not permit any Restricted Subsidiary of the Company to, incur any Indebtedness that is contractually subordinated to any Indebtedness of the Company or any such Restricted Subsidiary unless such Indebtedness is also contractually subordinated to the Notes, or the Subsidiary Guarantee of such Restricted Subsidiary (as applicable), on substantially identical terms; provided that no Indebtedness shall be deemed to be contractually subordinated to any other Indebtedness solely by virtue of being unsecured.

For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xiii) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof.

Liens

The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, unless all payments due under the Indenture and the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

Dividend and Other Payment Restrictions Affecting Subsidiaries

The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) the Indenture and the Notes, (b) applicable law, (c) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred, (d) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (e) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, (f) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced, (g) the requirements of any Securitization, Credit Facilities or Residual Funding Facility that are exclusively applicable to any bankruptcy remote Securitization Trust, Credit Facility Trust or special purpose Subsidiary of the Company formed in connection therewith, (h) the requirements of any Credit Enhancement Agreement, or (i) in the case of clause (iii) above, restrictions contained in security agreements securing Indebtedness of Guarantors relating to the properties or assets of Guarantors subject to the Liens created thereby, provided that such Liens were otherwise permitted to be incurred under the Indenture.

Merger, Consolidation, or Sale of Assets

The Indenture provides that the Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately before and after such transaction no Default or Event of Default exists; and (iv) except in the case of a merger of the Company with or into a Wholly-Owned Restricted Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the end of the applicable fiscal quarter, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in the first paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock.”

Transactions with Affiliates

The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an “Affiliate Transaction”), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5 million, a resolution of the Board of Directors of the Company set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; provided that (x) any employment agreement or equity or stock option grant or award to employees entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary, (y) transactions between or among the Company and/or its Restricted Subsidiaries and (z) Restricted Payments that are permitted by the provisions of the Indenture described above under the caption “—Restricted Payments,” in each case, shall not be deemed Affiliate Transactions.

Limitation on Issuances and Sales of Capital Stock of Wholly-Owned Restricted Subsidiaries

The Indenture provides that the Company (i) will not, and will not permit any Wholly-Owned Restricted Subsidiary of the Company to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Wholly-Owned Restricted Subsidiary of the Company to any Person (other than the Company or a Wholly-Owned Restricted Subsidiary of the Company that is a Guarantor), unless (a) such transfer, conveyance, sale, lease or other disposition is of all the Capital Stock of such Wholly-Owned Restricted Subsidiary and (b) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described above under the caption “Repurchase at the Option of Holders—Asset Sales,” and (ii) will not permit any Wholly-Owned Restricted Subsidiary of the Company to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors’ qualifying shares) to any Person other than to the Company or a Wholly-Owned Restricted Subsidiary of the Company.

Additional Subsidiary Guarantees

The Indenture provides that if the Company or any of its Subsidiaries shall acquire or create another Subsidiary after the date of the Indenture, then such newly acquired or created Subsidiary shall execute a Subsidiary Guarantee and deliver an opinion of counsel, in accordance with the terms of the Indenture; provided that the foregoing shall not apply to Subsidiaries that (i) have properly been designated as Unrestricted Subsidiaries in accordance with the Indenture for so long as they continue to constitute Unrestricted Subsidiaries, (ii) qualify as Securitization Trusts or Credit Facility Trusts for so long as they continue to constitute Securitization Trusts or Credit Facility Trusts or (iii) are organized outside of the United States and are controlled foreign corporations for U.S. Federal income tax purposes and at such time there are no longer any 2011 Notes, 2013 Notes or 2023 Notes outstanding.

Business Activities

The Indenture provides that the Company will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Subsidiaries taken as a whole.

Payments for Consent

The Indenture provides that neither the Company nor any of its Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports

The Indenture provides that, whether or not required by the rules and regulations of the Securities and Exchange Commission (the “Commission”), so long as any Notes are outstanding, the Company will furnish to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of the Company and its Restricted Subsidiaries separately from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company) and, with respect to the annual information only, a report thereon by the Company’s certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company and the Guarantors have agreed that, for so long as any Notes remain outstanding, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Limitation on Investment Company Status

The Indenture provides that the Company and its Subsidiaries shall not take any action, or otherwise permit to exist any circumstance, that would require the Company to register as an “investment company” under the Investment Company Act of 1940, as amended.

Events of Default and Remedies

The Indenture provides that each of the following constitutes an Event of Default: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes; (ii) default in payment when due of the principal of or premium, if any, on the Notes; (iii) failure by the Company or any of its Subsidiaries to comply with its obligations in the covenants or other agreements described above under the captions “—Repurchase at the Option of Holders,” “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” or “—Dividend and Other Payment Restrictions Affecting Subsidiaries;” (iv) failure by the Company or any of its Subsidiaries for 30 days after notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding to comply with any of the other covenants or agreements in the Indenture; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”) or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5 million or more; (vi) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $2 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting in behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and (viii) certain events of bankruptcy or insolvency with respect to the Company or any of its Subsidiaries.

If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to July 1, 2011 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to July 1, 2011, then the premium specified in the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.

The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes, the Indenture or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes (“Legal Defeasance”) except for (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest and Liquidated Damages on such Notes when such payments are due from the trust referred to below, (ii) the Company’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “Events of Default” will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company must have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (vii) the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and (viii) the Company must deliver to the Trustee an Officers’ Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Transfer and Exchange

A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed. The registered Holder of a Note will be treated as the owner of it for all purposes.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder): (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described above under the caption “—Repurchase at the Option of Holders”), (iii) reduce the rate of or change the time for payment of interest on any Note, (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration), (v) make any Note payable in money other than that stated in the Notes, (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes, (vii) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under the caption “—Repurchase at the Option of Holders”) or (viii) make any change in the foregoing amendment and waiver provisions.

Notwithstanding the foregoing, without the consent of any Holder of Notes, the Company and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company’s obligations to Holders of Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

Concerning the Trustee

The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Additional Information

Anyone who receives this prospectus may obtain a copy of the Indenture and Registration Rights Agreement without charge by writing to AmeriCredit Corp., 801 Cherry Street, Suite 3900, Fort Worth, Texas 76102, Attention: Chief Financial Officer.

Book-Entry, Delivery and Form

Except as set forth below, the Notes will be issued in registered, global form in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The Notes initially will be represented by one or more notes in registered, global form (collectively, the “Global Notes”). The Global Notes will be deposited upon issuance with the trustee as custodian for The Depository Trust Company (“DTC”), in New York, New York, and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive new notes in registered certificated form (“Certificated Notes”) except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of new notes in certificated form. In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Notes in certificated form except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Notes in certificated form.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Company takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised the Company that, pursuant to procedures established by it:

(1) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the initial purchasers with portions of the principal amount of the Global Notes; and

(2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

Investors in the Global Notes who are Participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interest in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or “Holders” thereof under the Indenture for any purpose.

Payments in respect of the principal of, and interest and premium and Liquidated Damages, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Company and the trustee will treat the Persons in whose names the Notes, including the Global Notes, are registered as the owners of the Notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Company, the trustee nor any agent of the Company or the trustee has or will have any responsibility or liability for:

(1) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or the Company. Neither the Company nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Notes, and the Company and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Subject to compliance with the transfer restrictions applicable to the Notes described herein, cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised the Company that it will take any action permitted to be taken by a Holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for Notes in certificated form, and to distribute such Notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither the Company nor the trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for definitive notes in registered certificated form (“Certificated Notes”) if:

(1) DTC (a) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, the Company fails to appoint a successor depositary;

(2) the Company, at its option, notifies the trustee in writing that it elects to cause the issuance of the Certificated Notes; or

(3) there has occurred and is continuing a Default or Event of Default with respect to the Notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the applicable restrictive legend referred to in “Notice to Investors,” unless that legend is not required by applicable law.

Exchange of Certificated Notes for Global Notes

Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such Notes. See “Notice to Investors.”

Same Day Settlement and Payment

The Company will make payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, interest and Liquidated Damages, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. The Company will make all payments of principal, interest and premium and Liquidated Damages, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such Holder’s registered address.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Company that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“2011 Guarantees” means each of the Guarantees of the 2011 Notes by the Guarantors pursuant to the 2011 Indenture.

“2011 Indenture” means the indenture, dated as of September 18, 2006, among the Company, HSBC Bank USA, National Association, as trustee, and the Guarantors, with respect to the 2011 Notes and the 2011 Guarantees.

“2011 Notes” means the $275,000,000 in aggregate principal amount of the Company’s 0.75% Convertible Senior Notes due 2011, issued pursuant to the 2011 Indenture on September 18, 2006.

“2013 Guarantees” means each of the Guarantees of the 2013 Notes by the Guarantors pursuant to the 2013 Indenture.

“2013 Indenture” means the indenture, dated as of September 18, 2006, among the Company, HSBC Bank USA, National Association, as trustee, and the Guarantors, with respect to the 2013 Notes and the 2013 Guarantees.

“2013 Notes” means the $275,000,000 in aggregate principal amount of the Company’s 2.125% Convertible Senior Notes due 2013, issued pursuant to the 2013 Indenture on September 18, 2006.

“2023 Guarantees” means each of the Guarantees of the 2023 Notes by the Guarantors pursuant to the 2023 Indenture.

“2023 Indenture” means the indenture, dated as of November 18, 2003 among the Company, HSBC Bank USA, National Association, as trustee, and the Guarantors, with respect to the 2023 Notes and the 2023 Guarantees.

“2023 Notes” means the $200,000,000 in aggregate principal amount of the Company’s 1.75% Convertible Senior Notes due 2023, issued pursuant to the 2023 Indenture on November 18, 2003.

“Acquired Debt” means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Acquisition Fees” means, with respect to any Receivables as of any date, the discount or cash payments received by the Company from dealers and other Persons with respect to the Receivables purchased from such dealer or other Person and owned by the Company or its Restricted Subsidiaries as of such date.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

“Asset Sale” means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than (a) pledges or sales of Receivables or residual interests in connection with Securitizations, Credit Facilities, a Residual Funding Facility or Bank Lines in the ordinary course of business consistent with past practices and (b) sales of automobiles in connection with repossessions of vehicles related to a Receivable and dispositions of automobiles in connection with the expiration of leases, in the ordinary course of business (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption “—Change of Control” and/or the provisions described above under the caption “—Merger, Consolidation, or Sale of Assets” and not by the provisions of the Asset Sale covenant), and (ii) the issue or sale by the Company or any of its Subsidiaries of Equity Interests of any of the Company’s Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $2.5 million or (b) for net proceeds in excess of $2.5 million. Notwithstanding the foregoing: (i) a transfer of assets by the Company to a Wholly-Owned Restricted Subsidiary or by a Wholly-Owned Restricted Subsidiary to the Company or to another Wholly-Owned Restricted Subsidiary, (ii) an issuance of Equity Interests by a Wholly-Owned Restricted Subsidiary to the Company or to another Wholly-Owned Restricted Subsidiary, and (iii) a Restricted Payment that is permitted by the covenant described above under the caption “—Restricted Payments” will not be deemed to be Asset Sales.

“Bank Lines” means, with respect to the Company or any of its Restricted Subsidiaries, one or more debt facilities with banks or other institutional lenders providing for revolving credit loans; provided that in no event will any such facility that constitutes a Credit Facility or a Residual Funding Facility be deemed to qualify as a Bank Line.

“Board of Directors” means the Board of Directors or other governing body charged with the ultimate management of any Person, or any duly authorized committee thereof.

“Borrowing Base” means, as of any date, an amount equal to the applicable advance rate applied to the aggregate amount of Receivables owned by the Company and its Restricted Subsidiaries as of such date set out in any applicable Bank Line that are not in default, excluding any Receivables that were acquired or originated with Permitted Credit Facility Debt, any Receivables that are held by a Securitization Trust, and any Receivables that are subject to Liens other than Liens securing Obligations under Bank Lines.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and Canadian and Eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million and a Keefe Bank Watch Rating of “B” or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above and (v) commercial paper having the highest rating obtainable from Moody’s Investors Service, Inc., Standard & Poor’s Corporation or Dominion Bond Ratings Services and in each case maturing within six months after the date of acquisition.

“Consolidated Indebtedness” means, with respect to any Person as of any date of determination, the sum, without duplication, of (i) the total amount of Indebtedness of such Person and its Restricted Subsidiaries, plus (ii) the total amount of Indebtedness of any other Person, to the extent that such Indebtedness has been Guaranteed by the referent Person or one or more of its Restricted Subsidiaries, plus (iii) the aggregate liquidation value of all Disqualified Stock of such Person and all preferred stock of Restricted Subsidiaries of such Person, in each case, determined on a consolidated basis in accordance with GAAP.

“Consolidated Leverage Ratio” means, with respect to any Person, as of any date of determination, the ratio of (i) the Consolidated Indebtedness of such Person as of such date, excluding, however, all (A) borrowings under Bank Lines that constitute Permitted Debt, (B) Permitted Credit Facility Debt, (C) Permitted Securitization Debt and (D) Hedging Obligations that constitute Permitted Debt to (ii) the Consolidated Net Worth of such Person as of such date.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries (for such period, on a consolidated basis, determined in accordance with GAAP) provided that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly-Owned Restricted Subsidiary thereof, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, and (iii) the cumulative effect of a change in accounting principles shall be excluded.

“Consolidated Net Worth” means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person’s balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less

(x) all write-ups (other than write-ups resulting from foreign currency translations, write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business and write-ups of residual interests in Securitization Trusts) subsequent to the date of the Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP, in the case of (y) and (z) as adjusted at the applicable tax rate.

“Credit Enhancement Agreements” means, collectively, any documents, instruments, guarantees or agreements entered into by the Company, any of its Restricted Subsidiaries, or any of the Securitization Trusts for the purpose of providing credit support for the Securitization Trusts or any of their respective Indebtedness or asset-backed securities.

“Credit Facilities” means any funding arrangement, other than a Bank Line, a Securitization or a Residual Funding Facility, with a financial institution or other lender or purchaser under which advances are made to a Credit Facility Trust to the extent (and only to the extent) funding thereunder is used exclusively by the Credit Facility Trust to purchase Receivables from the Company or a Restricted Subsidiary and to pay the related expenses with respect to the Credit Facility Trust.

“Credit Facility Trust” means any Person (whether or not a Subsidiary of the Company) established for the purpose of issuing notes or other securities in connection with a Credit Facility, which notes and securities are backed by specified Receivables purchased by such Person from the Company or any other Restricted Subsidiary. As of the date of the Indenture, AmeriCredit Funding Corp. VII, AmeriCredit MTN Corp. V, AmeriCredit MTN Trust V, AmeriCredit Master Trust, AmeriCredit Near Prime Trust, AmeriCredit Repurchase Trust, AFS Conduit Corp., AFS Warehouse Corp., Bay View 2005 Warehouse Trust and Bay View Warehouse Corp., shall be deemed to satisfy the requirements of the foregoing definition.

“Default” means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature.

“Eligible Receivables” means, at any time, all Receivables owned by the Company or any of its Restricted Subsidiaries that meet the sale or loan eligibility criteria set forth in a Credit Facility pursuant to which the applicable Receivables were financed, excluding (i) any Receivables that are pledged to secure borrowings under a Bank Line and (ii) any Receivables held by a Securitization Trust.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time and consistently applied.

“Guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

“Guarantors” means each of (i) ALC Leasing Ltd., a Delaware statutory trust, ALBI Trust, a Delaware statutory trust, AmeriCredit Financial Services, Inc., a Delaware corporation, ACF Investment Corp., a Delaware corporation, Americredit Corporation of California, a California corporation, AmeriCredit Management Trust, a Delaware statutory trust, AmeriCredit Flight Operations, LLC, a Texas limited liability company, AmeriCredit Consumer Discount Company, a Pennsylvania corporation, AmeriCredit Consumer Loan Company, Inc., a Nevada Corporation, AmeriCredit Financial Services of Canada Ltd., an Ontario corporation, AmeriCredit NS I Co., a Nova Scotia corporation, AmeriCredit NS II Co., a Nova Scotia corporation, Bay View Acceptance Corporation, a Nevada corporation, CAR Group, Inc., a Delaware corporation, AFS Management Corp., a Nevada corporation, and Long Beach Acceptance Corp., a Delaware corporation and (ii) any other subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the Indenture, and their respective successors and assigns.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest or currency exchange rates.

“Indebtedness” means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker’s acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including Guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Restricted Payments.”

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

“Non-Recourse Debt” means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Notes being offered hereby) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Permitted Business” means any of the following: (a) purchasing, originating, brokering and marketing, pooling and selling, securitizing and servicing Receivables, (b) entering into agreements and engaging in transactions involving consumer lending and leasing, (c) providing financial products and services to automobile dealers, (d) owning, repossessing, auctioning and reselling automobiles, (e) servicing Receivables for third parties, (f) providing banking and industrial loan services, and (g) otherwise engaging in businesses and activities incidental to any of the foregoing.

“Permitted Credit Facility Debt” means Indebtedness of a Credit Facility Trust outstanding under one or more Credit Facilities.

“Permitted Investments” means (a) any Investment in the Company or in a Wholly-Owned Restricted Subsidiary of the Company that is a Guarantor (and any Investment in any controlled foreign subsidiary formerly a Guarantor at the time its Subsidiary Guarantee is released in accordance with the Indenture for the Notes); (b) any Investment in Cash Equivalents; (c) any Investment by the Company or any Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Wholly-Owned Restricted Subsidiary of the Company and a Guarantor that is engaged in a Permitted Business or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly-Owned Restricted Subsidiary of the Company that is a Guarantor and that is engaged in a Permitted Business; (d) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales;” (e) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company; (f) Investments by the Company or any of its Subsidiaries in Securitization Trusts in the ordinary course of business in connection with or arising out of Securitizations; (g) purchases of all remaining outstanding asset-backed securities of any Securitization Trust for the purpose of relieving the Company or a Subsidiary of the Company of the administrative expense of servicing such Securitization Trust, but only if 75% or more of the aggregate principal amount of the original asset-backed securities of such Securitization Trust have previously been retired; (h) Investments in Receivables and the associated automobiles in the ordinary course of business; (i) Investments in capital expenditures that do not exceed $20 million in any fiscal year; and (j) other Investments by the Company or any of its Subsidiaries in any Person (other than an Affiliate of the Company that is not also a Subsidiary of the Company) that do not exceed $20 million in the aggregate at any one time outstanding (measured as of the date made and without giving effect to subsequent changes in value).

“Permitted Liens” means (i) Liens existing on the date of the Indenture; (ii) Liens on Eligible Receivables and the proceeds thereof to secure Permitted Credit Facility Debt or permitted Guarantees thereof; (iii) Liens to secure borrowings under a Residual Funding Facility or permitted Guarantees thereof; (iv) Liens to secure revolving credit borrowings under Bank Lines, provided that such borrowings were permitted by the Indenture to be incurred; (v) Liens on Receivables and the proceeds thereof incurred in connection with Securitizations or permitted Guarantees thereof; (vi) Liens on spread accounts and credit enhancement assets, Liens on the stock of Restricted Subsidiaries of the Company substantially all of the assets of which are spread accounts and credit enhancement assets and Liens on interests in Securitization Trusts, in each case incurred in connection with Credit Enhancement Agreements; (vii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company; (viii) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition; (ix) Liens securing Indebtedness incurred to finance the construction or purchase of property of the Company or any of its Wholly-Owned Restricted Subsidiaries (but excluding Capital Stock of another Person); provided that any such Lien may not extend to any other property owned by the Company or any of its Restricted Subsidiaries at the time the Lien is incurred, and the Indebtedness secured by the Lien may not be incurred more than 180 days after the latter of the acquisition or completion of construction of the property subject to the Lien; provided further, that the Amount of Indebtedness secured by such Liens do not exceed the fair market value (as evidenced by a resolution of the Board of Directors of the Company set forth in an Officers’ Certificate delivered to the Trustee) of the property purchased or constructed with the proceeds of such Indebtedness; (x) Liens to secure any Permitted Refinancing Indebtedness incurred to refinance any Indebtedness secured by any Lien referred to in the foregoing clauses (i) through (ix), provided that such new Lien shall be limited to all or part of the same property that secured the original Lien and the Indebtedness secured by such Lien at such time is not increased to any amount greater than the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (i) through (ix), as the case may be, at the time the original Lien became a permitted Lien; (xi) Liens in favor of the Company; (xii) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $2.5 million in the aggregate at any one time outstanding; (xiii) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business (including, without limitation, landlord Liens on leased properties); (xiv) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; and (xv) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to

Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

“Permitted Securitization Debt” means Indebtedness of a Securitization Trust outstanding under one or more Securitizations.

“Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust, joint venture, or a governmental agency or political subdivision thereof.

“Qualifying Convertible Indebtedness” means Indebtedness of the Company that (1) is convertible at the option of the holder thereof into common stock of the Company; provided that the conversion obligation of the Company may be satisfied by the Company in cash, common stock or a combination of cash and common stock; and (2) bears interest at a fixed rate less than the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue assuming a price for the Comparable Treasury Issue equal to the Comparable Treasury Price. “Comparable Treasury Issue” means the United States Treasury security that would be utilized in accordance with customary financial practice in pricing new issues of corporate debt securities of comparable maturity to the Qualifying Convertible Indebtedness on the date of its pricing, and “Comparable Treasury Price” means the average of the bid and asked prices for the Comparable Treasury Issue at 5:00 pm, New York City time on the date of the pricing of the Qualifying Convertible Indebtedness quoted to the Company in writing by a primary U.S. Government securities dealer in the United States.

“Receivables” means (i) consumer installment sale contracts and loans evidenced by promissory notes secured by new and used automobiles and light trucks, (ii) consumer lease agreements for new and used automobiles and light trucks and (iii) other consumer installment sale contracts, lease contracts, credit, debit or charge card receivables, in the case of each of the clauses (i), (ii) and (iii), that are purchased or originated in the ordinary course of business by the Company or any Restricted Subsidiary of the Company; provided that for purposes of determining the amount of a Receivable at any time, such amount shall be determined in accordance with GAAP, consistently applied, as of the most recent practicable date.

“Residual Funding Facility” means any funding arrangement with a financial institution or institutions or other lenders or purchasers under which advances are made to the Company or any Subsidiary based upon residual or subordinated interests in Securitization Trusts and/or Credit Facility Trusts.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“Securitization” means a public or private transfer of Receivables in the ordinary course of business and by which the Company or any of its Restricted Subsidiaries directly or indirectly securitizes a pool of specified Receivables including any such transaction involving the sale of specified Receivables to a Securitization Trust.

“Securitization Trust” means any Person (whether or not a Subsidiary of the Company) (i) established for the purpose of issuing asset-backed securities and (ii) any special purpose Subsidiary of the Company formed exclusively for the purpose of satisfying the requirements of Credit Enhancement Agreements and regardless of whether such Subsidiary is an issuer of securities, provided that such Person is not an obligor with respect to any Indebtedness of the Company or any Guarantor other than under Credit Enhancement Agreements. As of the date of the Indenture, AFS SenSub Corp., AFS Funding Corp., AFS Funding Trust, Bay View Deposit Corporation, Bay View Receivables Corporation, Bay View Securitization Corporation, Bay View Transaction Corporation; Long Beach Acceptance Receivables Corp., Long Beach Acceptance Receivables Corp. II and the various business trusts formed to issue asset backed securities shall be deemed to satisfy the requirements of the foregoing definition.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act of 1933, as such Regulation is in effect on the date hereof.

“Specified Senior Indebtedness” means (i) the Indebtedness of any Person, whether outstanding on the date of the Indenture or thereafter incurred and (ii) accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person to the extent post-filing interest is allowed in such proceeding) in respect of (A) Indebtedness of such Person for money borrowed and (B) Indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable unless, in the case of either clause (i) or (ii), in the instrument creating or evidencing the same pursuant to which the same is outstanding, it is provided that such obligations are subordinate in right of payment to the Notes; provided that Specified Senior Indebtedness shall not include (1) any obligation of such Person to any Subsidiary of such Person, (2) any liability for Federal, state, local or other taxes owed or owing by such Person, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (4) any obligations in respect of Capital Stock of such Person or (5) that portion of any Indebtedness which at the time of incurrence is incurred in violation of the Indenture.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any business trust in respect to which the Company or any other Subsidiary is the beneficial owner of the residual interest, and (iii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

“Unrestricted Subsidiary” means (i) any Subsidiary that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and (e) has at least one director on its board of directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under the caption “Certain Covenants—Restricted Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “Incurrence of Indebtedness and Issuance of Preferred Stock,” the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the Consolidated Leverage Ratio test set forth in the first paragraph of the covenant described under the caption “Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the end of the applicable fiscal quarter, and (ii) no Default or Event of Default would be in existence following such designation.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Restricted Subsidiary” of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Restricted Subsidiaries of such Person.

REGISTRATION RIGHTS

The Company and the Initial Purchasers entered into a registration rights agreement (the “Registration Rights Agreement”) on the Closing Date. Pursuant to the Registration Rights Agreement, the Company agreed to file with the Commission an exchange offer registration statement (the “Exchange Offer Registration Statement”) on the appropriate form under the Securities Act with respect to the new notes to be exchanged for the Notes (the “New Notes”). Upon the effectiveness of the Exchange Offer Registration Statement, the Company will offer to the Holders of Transfer Restricted Securities pursuant to an exchange offer (the “Exchange Offer”) who are able to make certain representations the opportunity to exchange their Transfer Restricted Securities for New Notes. If (i) the Company is not required to file the Exchange Offer Registration Statement or permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy or (ii) any Holder of Transfer Restricted Securities notifies the Company prior to the 20th day following consummation of the Exchange Offer that (A) it is prohibited by law or Commission policy from participating in the Exchange Offer or (B) that it may not resell the New Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales or (C) that it is a broker-dealer and owns Notes acquired directly from the Company or an affiliate of the Company, the Company will file with the Commission a shelf registration statement (the “Shelf Registration Statement”) to cover resales of the Notes by the Holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. The Company will use its best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the Commission. For purposes of the foregoing, “Transfer Restricted Securities” means each Note until (i) the date on which such Note has been exchanged by a Person other than a broker-dealer for a New Note in the Exchange Offer, (ii) following the exchange by a broker-dealer in the Exchange Offer of a Note for a New Note, the date on which such New Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such Note is distributed to the public pursuant to Rule 144 under the Act.

The Registration Rights Agreement provides that (i) the Company will file an Exchange Offer Registration Statement with the Commission on or prior to 120 days after the Closing Date, (ii) the Company will use its best efforts to have the Exchange Offer Registration Statement declared effective by the Commission on or prior to 180 days after the Closing Date, (iii) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Company will commence the Exchange Offer and use its best efforts to issue on or prior to 30 business days after the date on which the Exchange Offer Registration Statement was declared effective by the Commission, New Notes in exchange for all Notes tendered prior thereto in the Exchange Offer and (iv) if obligated to file the Shelf Registration Statement, the Company will use its best efforts to file the Shelf Registration Statement with the Commission on or prior to 60 days after such filing obligation arises, provided that in no event shall the Company be required to file such Shelf Registration Statement prior to 120 days after the Closing Date, and to cause the Shelf Registration to be declared effective by the Commission on or prior to 180 days after such obligation arises. If (a) the Company fails to file any of the Registration Statements required by the Registration Rights Agreement on or before the date specified for such filing, (b) any of such Registration Statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the “Effectiveness Target Date”) or (c) the Company fails to consummate the Exchange Offer within 30 business days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement, or (d) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (d) above a “Registration Default”), then the Company will pay Liquidated Damages to each Holder of Notes, with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to $.05 per week per $1,000 principal amount of Notes held by such Holder. The amount of the Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount of Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of $.50 per week per $1,000 principal amount of Notes. All accrued Liquidated Damages will be paid by the Company on each damages payment date to the Global Note Holder by wire transfer of immediately available funds or by federal funds check and to Holders of Certificated Securities by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

Holders of Notes will be required to make certain representations to the Company (as described in the Registration Rights Agreement) in order to participate in the Exchange Offer and will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Notes included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages set forth above.

We are making the exchange offer to comply with our obligations under the Registration Rights Agreement to register the exchange of the Notes for the old notes. In the Registration Rights Agreement, we also agreed under certain circumstances, described above, to file a shelf registration statement to register the resale of certain old notes and Notes. The preceding summary of the registration rights that are provided in the Registration Rights Agreement and the Notes is not complete. You should refer to the Registration Rights Agreement and the Notes for a full description of the registration rights that apply to the Notes.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

This disclosure is limited to the U.S. federal tax issues addressed herein. Additional issues may exist that are not addressed in this disclosure and that could affect the U.S. federal tax treatment of the Notes. This tax disclosure was written in connection with the promotion or marketing by us of the Notes, and it cannot be used by any holder for the purpose of avoiding penalties that may be asserted against the holder under the Internal Revenue Code of 1986, as amended. Holders should seek their advice based on their particular circumstances from independent tax advisors.

The following discussion summarizes certain United States federal income tax considerations that may be relevant to the purchase, ownership and disposition of the Notes, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary deals only with holders that will hold the Notes as capital assets and does not address tax considerations applicable to investors that may be subject to special tax rules such as dealers and certain traders in securities, financial institutions, life insurance companies, tax-exempt entities, persons holding the Notes as part of a hedging or conversion transaction, a straddle or a constructive sale, United States Holders (as defined below) whose functional currency is not the United States dollar, and holders of old notes that did not acquire the Notes in the initial distribution thereof at their original issue price. In addition, this discussion does not consider the effect of any estate, gift or other tax laws.

As used in this summary:

•	a “United States Holder” means a beneficial owner of the Notes that:

•	is a citizen or resident of the United States;

•	is a domestic corporation;

•	is an estate the income of which is subject to United States federal income taxation regardless of its source; or

•

is a trust if a United States court is able to exercise supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust; or a trust that was in existence on August 20, 1996, and on August 19, 1996 was treated as a domestic trust and has elected to be treated as a U.S. person;

•	a “Foreign Holder” is a beneficial owner of the Notes who or that:

•	is a non-resident alien individual;

•	is a foreign corporation; or

•	is an estate or trust that, in either case, is not subject to United States federal income tax on a net income basis on income or gain from a note;

•	“Code” means the United States Internal Revenue Code of 1986, as amended to date; and

•	“IRS” means the United States Internal Revenue Service.

For U.S. federal income tax purposes, income earned through a foreign or domestic partnership or other flow-through entity is attributed to its owners. Accordingly, if a partnership or other flow-through entity holds Notes, the U.S. federal income tax treatment of a partner in the partnership or owner of an equity interest in the flow-through entity will generally depend on the status of the partner or owner and the activities of the partnership or other flow-through entity.

Special rules may apply to certain Foreign Holders, such as “controlled foreign corporations,” “passive foreign investment companies” and “foreign personal holding companies,” that are subject to special treatment under the Code. Such entities should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them or their shareholders.

THE DISCUSSION OF THE UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS BELOW IS BASED ON CURRENTLY EXISTING PROVISIONS OF THE CODE, THE APPLICABLE TREASURY REGULATIONS PROMULGATED AND PROPOSED UNDER THE CODE, JUDICIAL DECISIONS AND ADMINISTRATIVE INTERPRETATIONS, ALL OF WHICH ARE SUBJECT TO CHANGE, POSSIBLY ON A RETROACTIVE BASIS. BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER YOU ARE STRONGLY URGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO YOUR PARTICULAR TAX SITUATION AND THE PARTICULAR TAX EFFECTS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS AND POSSIBLE CHANGES IN THE TAX LAWS.

United States Holders

Stated Interest

A United States Holder will be required to include in gross income the stated interest on a Note at the time that such interest accrues or is received, in accordance with the United States Holder’s regular method of accounting for federal income tax purposes.

Sale, Exchange or Redemption of the Notes

A United States Holder’s tax basis in a Note will generally be its cost. Except as provided under “Exchange Offer” below, a United States Holder generally will recognize gain or loss on the sale, exchange or retirement (including a redemption by us) of a Note in an amount equal to the difference between the amount of cash plus the fair market value of any property received (except to the extent attributable to accrued interest which is taxable as ordinary income), and the United States Holder’s tax basis in the Note. Gain or loss recognized on the sale, exchange or retirement of a Note generally will be a capital gain or loss. Capital gain of a non-corporate United States Holder recognized before January 1, 2011 is generally taxed at a maximum rate of 15% where the property is held more than one year. The deductibility of capital losses is subject to certain limitations.

Registration Rights

The interest rate on the Notes is subject to increase if the Notes are not registered with the SEC within prescribed time periods. See “Registration Rights.” However, under applicable United States treasury regulations, the possibility of an additional payment on the Notes may be disregarded for the purposes of determining the amount of interest on the Notes if on the date the Notes are issued the possibility of such a payment is incidental or remote. We believe that the possibility that the Notes will not be registered within the prescribed time periods is a remote or incidental contingency, and therefore any additional interest resulting from a failure to register the Notes will be taxable to United States Holders only at the time it accrues or is received in accordance with each such holder’s method of accounting. Our determination that there is a remote likelihood of paying additional interest on the Notes is binding on each United States Holder unless the holder explicitly discloses in the manner required by applicable U.S. treasury regulations that its determination is different from ours. Our determination is not, however, binding on the IRS.

Exchange Offer

An exchange of old notes for Notes as described under “Registration Rights” should not result in a taxable exchange of the Notes for United States federal income tax purposes and holders should not recognize any gain or loss upon receipt of the Notes. Accordingly, the Notes should have the same issue price, adjusted tax basis and holding period in the Notes that the holder had in the old notes immediately before the Exchange Offer.

Foreign Holders

Stated Interest

Payments of interest on a Note to a Foreign Holder will not be subject to United States federal withholding tax provided that:

•	the holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•	the holder is not a controlled foreign corporation that is related to us, actually or by attribution, through stock ownership; and

•	the Foreign Holder is not a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business;

•	the interest is not effectively connected with the conduct by the Foreign Holder of a trade or business in the United States; and

•	the U.S. payor does not have actual knowledge or reason to know that the Foreign Holder is a United States person and:

1.	the Foreign Holder has furnished to the U.S. payor an IRS Form W-8BEN or an acceptable substitute form upon which the Foreign Holder certifies, under penalties of perjury, that it is a non-United States person,

2.	in the case of payments made outside the United States to the Foreign Holder at an offshore account (generally, an account maintained by the Foreign Holder at a bank or other financial institution at any location outside the United States), the Foreign Holder has furnished to the U.S. payor documentation that establishes its identity and status as a non-United States person,

3.	the U.S. payor has received a withholding certificate (furnished on an appropriate IRS Form W-8 or an acceptable substitute form) from a person claiming to be:

•

a withholding foreign partnership (generally a foreign partnership that has entered into an agreement with the IRS to assume primary withholding responsibility with respect to distributions and guaranteed payments it makes to its partners),

•

a qualified intermediary (generally a non-United States financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the IRS), or

•	a U.S. branch of a non-United States bank or of a non-United States insurance company,

•

and the withholding foreign partnership, qualified intermediary or U.S. branch has received documentation upon which it may rely to treat the payment as made to a non-United States person in accordance with United States treasury regulations (or, in the case of a qualified intermediary, in accordance with its agreement with the IRS),

4.	the U.S. payor receives a statement from a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business,

•

certifying to the U.S. payor under penalties of perjury that an IRS Form W-8BEN or an acceptable substitute form has been received from you by it or by a similar financial institution between it and the Foreign Holder, and

•	to which is attached a copy of the IRS Form W-8BEN or acceptable substitute form, or

5.	the U.S. payor otherwise possesses documentation upon which it may rely to treat the payment as made to a non-United States person in accordance with United States treasury regulations.

For purposes of this summary, we refer to this exemption from United States federal withholding tax as the “Portfolio Interest Exemption.”

The gross amount of payments of interest to a Foreign Holder that does not qualify for the Portfolio Interest Exemption and that is not effectively connected to a United States trade or business will be subject to United States federal withholding tax at the rate of 30%, unless a United States income tax treaty applies to reduce or eliminate withholding.

A Foreign Holder will generally be subject to tax in the same manner as a United States Holder with respect to payments of interest if such payments are effectively connected with the conduct of a trade or business by the Foreign Holder in the United States and, if an applicable tax treaty so provides, such gain is attributable to a United States permanent establishment maintained by the Foreign Holder. Such effectively connected income received by a Foreign Holder which is a corporation may in certain circumstances be subject to an additional “branch profits tax” at a 30% rate or, if applicable, a lower treaty rate.

To claim the benefit of a lower treaty rate or to claim exemption from withholding because the income is effectively connected with a United States trade or business, the Foreign Holder must provide a properly executed United States Treasury Form W-8BEN or Form W-8ECI (or a suitable substitute form), as applicable, prior to the payment of interest. Such certificate must contain, among other information, the name and address of the Foreign Holder.

Foreign Holders should consult their own tax advisors regarding applicable income tax treaties, which may provide different rules.

Sale, Exchange or Redemption of the Notes

A Foreign Holder generally will not be subject to United States federal income tax or withholding tax on gain realized on the sale or exchange of notes for cash unless:

•	the Foreign Holder is an individual who was present in the United States for 183 days or more in the taxable year of the sale and certain other conditions are met (“United States Resident”), or

•

the gain is “effectively connected” with the conduct of a trade or business of the Foreign Holder in the United States (“Effectively Connected Income”) and, if an applicable tax treaty so provides, such gain is attributable to a United States permanent establishment maintained by such holder.

Effectively Connected Income received by a Foreign Holder will generally be subject to tax in the manner that would apply if the holder were a United States Holder and, if the Foreign Holder is a corporation, may in certain circumstances be subject to an additional “branch profits tax” at a 30% rate or, if applicable, a lower treaty rate.

Exchange Offer

An exchange of old notes for Notes as described under “Registration Rights” should not result in a taxable exchange of the Notes for United States federal income tax purposes and holders should not recognize any gain or loss upon receipt of the Notes. Accordingly, the Notes should have the same issue price, adjusted tax basis and holding period in the Exchange Notes that the holder had in the old notes immediately before the Exchange Offer.

Information Reporting and Backup Withholding

Certain non-corporate United States Holders may be subject to information reporting requirements on payments of principal and interest on a Note and payments of the proceeds of the sale of a Note, and backup withholding tax (currently imposed at a rate of 28%) may apply to such payment if:

•	the United States Holder fails to furnish an accurate taxpayer identification number to the payor in the manner required,

•	the payor is notified by the IRS that the United States Holder has failed to report payments of interest or dividends properly, or

•	under certain circumstances, the United States Holder fails to comply with certain certification requirements.

Information reporting requirements will apply to payments of interest to Foreign Holders where such interest is subject to withholding or exempt from United States withholding tax pursuant to a tax treaty. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Foreign Holder resides.

Backup withholding (currently imposed at a rate of 28%) and information reporting will not apply to payments of principal on the Notes by us to a Foreign Holder if the Foreign Holder certifies as to its status as a Foreign Holder under penalties of perjury or otherwise establishes an exemption (provided that neither we nor our paying agent has actual knowledge or reason to know that the Foreign Holder is a United States person or that the conditions of any other exemption are not, in fact, satisfied).

Payment of the proceeds from the disposition of Notes to or through the United States office of a broker will be subject to information reporting and possible backup withholding unless the owner certifies as to its non-United States status under penalty of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge or reason to know that the Foreign Holder is a United States person or that the conditions of any other exemption are not, in fact, satisfied.

Payment of the proceeds from the disposition of a Note to or through a non-United States office of a non-United States broker that is not a United States related person generally will not be subject to information reporting or backup withholding. For this purpose, a “United States related person” is:

•	a “controlled foreign corporation” for United States federal income tax purposes; or

•

a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment, or for such part of the period that the broker has been in existence, is derived from activities that are effectively connected with the conduct of a United States trade or business; or

•	a foreign partnership, if at any time during its tax year:

1.	one or more of its partners are “U.S. persons,” as defined in United States treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

2.	such foreign partnership is engaged in the conduct of a United States trade or business.

In the case of the payment of proceeds from the disposition of Notes to or through a non-United States office of a broker that is either a United States person or a United States related person, the payments may be subject information reporting unless the broker has documentary evidence in its files that the owner is a Foreign Holder and the broker has no actual knowledge or reason to know to the contrary. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against such holder’s United States federal income tax liability provided certain required information is furnished to the IRS.

Holders of Notes should consult their tax advisors regarding the application of the information and reporting and backup withholding rules, including such treasury regulations.

THE ABOVE SUMMARY DOES NOT DISCUSS ALL ASPECTS OF UNITED STATES FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR HOLDER OF NOTES IN LIGHT OF HIS, HER OR ITS PARTICULAR CIRCUMSTANCES AND INCOME TAX SITUATION. EACH HOLDER OF NOTES SHOULD CONSULT HIS, HER OR ITS TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO THE HOLDER OF THE OWNERSHIP AND DISPOSITION OF THE NOTES INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS, OR SUBSEQUENT REVISIONS OF THESE TAX LAWS.

PLAN OF DISTRIBUTION

Based on interpretations by the Staff set forth in no-action letters issued to third parties, including “Exxon Capital Holdings Corporation,” available May 13, 1988, “Morgan Stanley & Co. Incorporated,” available June 5, 1991, “Mary Kay Cosmetics, Inc.,” available June 5, 1991, and “Warnaco, Inc.,” available October 11, 1991, we believe that Notes issued in exchange for the old notes may be offered for resale, resold and otherwise transferred by holders so long as such holder is not (i) our affiliate, (ii) a broker-dealer who acquired old notes directly from us or our affiliate or (iii) a broker-dealer who acquired old notes as a result of market-making or other trading activities. Offers, sales and transfers may be made without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Notes are acquired in the ordinary course of such holders’ business, and such holders are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such Notes and that participating broker-dealers receiving Notes in the exchange offer will be subject to a prospectus delivery requirement with respect to resales of such Notes. To date, the staff of the SEC has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to transactions involving an exchange of securities such as the exchange pursuant to the exchange offer (other than a resale of an unsold allotment from the sale of the old notes to the initial purchasers) with the prospectus contained in the registration statement relating to the exchange offer. Pursuant to the registration rights agreement, we have agreed to permit participating broker-dealers and other persons, if any, subject to similar prospectus delivery requirements to use this prospectus in connection with the resale of such Notes. We have agreed that, for a period of one year after the consummation of the exchange offer, we will make this prospectus and any amendment or supplement to this prospectus available to any broker-dealer that requests such documents in the letter of transmittal for the exchange offer. Each holder of the old notes who wishes to exchange its old notes for Notes in the exchange offer will be required to make certain representations to us as set forth in “The Exchange Offer.” In addition, each holder who is a broker-dealer and who receives Notes for its own account in exchange for the old notes that were acquired by it as a result of market-making activities or other trading activities will be required to acknowledge that it will deliver a prospectus in connection with any resale by it of such Notes.

We will not receive any proceeds from any sale of Notes by broker-dealers. Notes received by brokers-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Notes. Any broker-dealer that resells Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal for the exchange offer states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We have agreed to pay all expenses incident to our participation in the exchange offer, other than underwriting discounts and commissions and transfer taxes, if any, of holders and will indemnify holders of the old notes, including any broker-dealers, against specified types of liabilities, including liabilities under the Securities Act, as set forth in the registration rights agreement.

Following consummation of the exchange offer, we may, in our sole discretion, commence one or more additional exchange offers to holders of old notes who did not exchange their old notes for Notes in the exchange offer, on terms that may differ from those contained in the registration statement. This prospectus, as it may be amended or supplemented from time to time, may be used by us in connection with any such additional exchange offers. Such additional exchange offers will take place from time to time until all outstanding old notes have been exchanged for Notes pursuant to the terms and conditions herein.

VALIDITY OF THE NOTES

The validity of the Notes offered hereby will be passed upon on our behalf by Hunton & Williams LLP, Dallas, Texas.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The financial statements and management’s report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended June 30, 2007, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The financial statements and the report dated September 8, 2006 relating to the financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended June 30, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$200,000,000

Offer to Exchange up to $200,000,000 aggregate principal amount of new

8.50% Senior Notes due 2015,

which have been registered under the Securities Act,

for any and all of its outstanding 8.50% Senior Notes due 2015

PROSPECTUS

                    , 2007

All tendered old notes, executed letters of transmittal and other related documents should be directed to the exchange agent at the numbers and address below. Requests for assistance and for additional copies of the prospectus, the letter of transmittal and other related documents should also be directed to the exchange agent.

The exchange agent for the exchange offers is:

HSBC Bank USA, National Association

By Regular, Registered or Certified Mail,

By Overnight Courier or By Hand:

By Facsimile: (718) 488-4488 Attention: Corporate Trust Operations	HSBC Bank USA, National Association Corporate Trust & Loan Agency 2 Hanson Place, 14th Floor Brooklyn, New York 11217-1409 Attention: Corporate Trust Operations	Confirm by Telephone: (800) 662-9844

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

(a) The articles of incorporation, as amended to date (the “Articles of Incorporation”), of AmeriCredit Corp. (the “Company”), together with its bylaws, provide that the Company shall indemnify officers and directors, and may indemnify its other employees and agents, to the fullest extent permitted by law. The laws of the State of Texas permit, and in some cases require, corporations to indemnify officers, directors, agents and employees who are or have been a party to or are threatened to be made a party to litigation against judgments, fines, settlements and reasonable expenses under certain circumstances.

(b) The Company has also adopted provisions in its Articles of Incorporation that limit the liability of its directors to the fullest extent permitted by the laws of the State of Texas. In addition, the Company has entered into indemnification agreements with its directors. Under the Company’s Articles of Incorporation, and as permitted by the laws of the State of Texas, a director is not liable to the Company or its shareholders for breach of fiduciary duty. Such limitation does not affect liability for: (i) a breach of the director’s duty of loyalty to the Company or its shareholders or members; (ii) an act or omission not in good faith that constitutes a breach of duty of the director to the Company or an act or omission that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director’s office; or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute.

Item 21.	Exhibits and Financial Statement Schedules.

Exhibit No.	Description
3.1(1)	Articles of Incorporation of the Company, filed May 18, 1988, and Articles of Amendment to Articles of Incorporation, filed August 24, 1988 (Exhibit 3.1)

3.2(1)	Amendment to Articles of Incorporation, filed October 18, 1989 (Exhibit 3.2)

3.3(4)	Articles of Amendment to Articles of Incorporation of the Company, filed November 12, 1992 (Exhibit 3.3)

3.4(27)	Bylaws of the Company, as amended through June 30, 2003 (Exhibit 3.4)

3.5(51)	Amendments to the Bylaws of AmeriCredit Corp., effective August 27, 2007 (Exhibit 3.1)

4.1(3)	Specimen stock certificate evidencing the Common Stock (Exhibit 4.1)

4.2(49)	Indenture, dated June 28, 2007, between AmeriCredit Corp., the guarantors named on the signature pages thereto and HSBC Bank USA, National Association, as trustee

4.3(49)	Registration Rights Agreement, dated June 28, 2007, between AmeriCredit Corp., the guarantors named on the signature pages thereto, Deutsche Bank Securities Inc. and Lehman Brothers Inc.

5.1	Opinion of Hunton & Williams LLP

10.1(2)	1990 Stock Option Plan for Non-Employee Directors of the Company (Exhibit 10.14)

10.2(3)	1991 Key Employee Stock Option Plan of the Company (Exhibit 10.10)

10.3(13)	2000 Limited Omnibus and Incentive Plan for AmeriCredit Corp.

10.3.1(25)	Amended and Restated 2000 Limited Omnibus and Incentive Plan for AmeriCredit Corp. (Exhibit 4.4)

Exhibit No.	Description
10.3.2(34)	Amendment No. 1 to the Amended and Restated 2000 Limited Omnibus and Incentive Plan for AmeriCredit Corp. (Appendix C to Proxy Statement)

10.3.3(38)	Form of Restricted Stock Unit Grant Agreement (Exhibit 99.1)

10.4(3)	Executive Employment Agreement, dated January 30, 1991, between the Company and Clifton H. Morris, Jr. (Exhibit 10.18)

10.4.1(7)	Amendment No. 1 to Executive Employment Agreement, dated May 1, 1997, between the Company and Clifton H. Morris, Jr. (Exhibit 10.7.1)

10.4.2(12)	Amendment No. 2 to Executive Employment Agreement, dated June 15, 2000, between the Company and Clifton H. Morris, Jr. (Exhibit 10.6.2)

10.4.3(39)	Amended and Restated Executive Employment Agreement, dated November 2, 2005, between the Company and Clifton H. Morris, Jr. (Exhibit 10.4.3)

10.5 (3)	Executive Employment Agreement, dated January 30, 1991 between the Company and Daniel E. Berce (Exhibit 10.20)

10.5.1(7)	Amendment No. 1 to Executive Employment Agreement, dated May 1, 1997, between the Company and Daniel E. Berce (Exhibit 10.9.1)

10.5.2(39)	Amended and Restated Executive Employment Agreement, dated November 2, 2005, between the Company and Daniel E. Berce (Exhibit 10.5.2)

10.6(27)	Employment Agreement, dated July 1, 1997, between the Company and Chris A. Choate, as amended by Amendment No. 1, dated July 1, 1998 (Exhibit 10.6)

10.6.1(39)	Amended and Restated Employment Agreement, dated November 2, 2005, between the Company and Chris A. Choate (Exhibit 10.6.1)

10.7(27)	Employment Agreement, dated March 25, 1998, between the Company and Mark Floyd (Exhibit 10.7)

10.7.1(39)	Amended and Restated Employment Agreement, dated November 2, 2005, between the Company and Mark Floyd (Exhibit 10.7.1)

10.8(22)	Employment Agreement, dated July 1, 1997, between the Company and Preston A. Miller

10.8.1(22)	Amendment No. 1 to Employment Agreement, dated July 1, 1998, between the Company and Preston A. Miller

10.8.2(39)	Amended and Restated Employment Agreement, dated November 2, 2005, between the Company and Preston A. Miller (Exhibit 10.8.2)

10.9(5)	1995 Omnibus Stock and Incentive Plan for AmeriCredit Corp.

10.9.1(8)	Amendment No. 1 to 1995 Omnibus Stock and Incentive Plan for AmeriCredit Corp.

10.9.2(35)	Amended and Restated Nonqualified Stock Option Agreement pursuant to the 1995 Omnibus Stock and Incentive Plan for AmeriCredit Corp. between AmeriCredit Corp. and Clifton H. Morris, Jr. (Exhibit 99.2)

10.9.3(35)	Amended and Restated Nonqualified Stock Option Agreement pursuant to the 1995 Omnibus Stock and Incentive Plan for AmeriCredit Corp. between AmeriCredit Corp. and Daniel E. Berce (Exhibit 99.3)

10.9.4(40)	Amendment No. 2 to the 1995 Omnibus Stock and Incentive Plan for AmeriCredit Corp. (Exhibit 99.2)

Exhibit No.	Description
10.9.5(40)	Amendment No. 1 to the Amended and Restated Nonqualified Stock Option Agreement pursuant to the 1995 Omnibus Stock and Incentive Plan for AmeriCredit Corp. between AmeriCredit Corp. and Clifton H. Morris, Jr. (Exhibit 99.3)

10.9.6(40)	Amendment No. 1 to the Amended and Restated Nonqualified Stock Option Agreement pursuant to the 1995 Omnibus Stock and Incentive Plan for AmeriCredit Corp. between AmeriCredit Corp. and Daniel E. Berce (Exhibit 99.4)

10.10(6)	1996 Limited Stock Option Plan for AmeriCredit Corp.

10.10.1(14)	Amendment No. 1 to 1996 Limited Stock Option Plan for AmeriCredit Corp. (Exhibit 10.14.1)

10.11(10)	1998 Limited Stock Option Plan for AmeriCredit Corp.

10.11.1(14)	Amendment No. 1 to 1998 Limited Stock Option Plan for AmeriCredit Corp. (Exhibit 10.16.1)

10.11.2(34)	Amendment No. 2 to the 1998 Limited Stock Option Plan for AmeriCredit Corp. (Appendix B to Proxy Statement)

10.11.3(40)	Amendment No. 3 to the 1998 Limited Stock Option Plan for AmeriCredit Corp. (Exhibit 99.1)

10.12(26)	1999 Employee Stock Option Plan of AmeriCredit Corp. (Exhibit 4.4)

10.13(16)	FY 2000 Stock Option Plan of AmeriCredit Corp.

10.14(17)	i4 Gold Stock Option Program

10.14.1(25)	Amended and Restated i4 Gold Stock Option Program

10.15(18)	Management Stock Option Plan of AmeriCredit Corp.

10.16(19)	AmeriCredit Corp. Employee Stock Purchase Plan

10.16.1(20)	Amendment No. 1 to AmeriCredit Corp. Employee Stock Purchase Plan

10.16.2(21)	Amendment No. 2 to AmeriCredit Corp. Employee Stock Purchase Plan

10.16.3(31)	Amendment No. 3 to AmeriCredit Corp. Employee Stock Purchase Plan

10.17(48)	Third Amended and Restated Sale and Servicing Agreement, dated as of October 30, 2006, among AmeriCredit Master Trust, AmeriCredit Funding Corp. VII, AmeriCredit Financial Services, Inc., and The Bank one of New York (Exhibit 99.1)

10.18(48)	Third Amended and Restated Indenture, dated October 30, 2006, among AmeriCredit Master Trust, The Bank of New York and Deutsche Bank Trust Company Americas (Exhibit 99.2)

10.19(48)	Third Amended and Restated Class A Note Purchase Agreement, dated October 30, 2006, among AmeriCredit Master Trust, AmeriCredit Funding Corp. VII, AmeriCredit Financial Services, Inc., Deutsche Bank Trust Company Americas, the Class A Purchasers and Deutsche Bank, AG (Exhibit 99.3)

10.20(48)	Third Amended and Restated Class B Note Purchase Agreement, dated October 30, 2006, among AmeriCredit Master Trust, AmeriCredit Funding Corp. VII, AmeriCredit Financial Services, Inc., Deutsche Bank Trust Company Americas, the Class B Purchasers and Deutsche Bank, AG (Exhibit 99.4)

10.21(48)	Second Amended and Restated Class C Note Purchase Agreement, dated October 30, 2006, among AmeriCredit Master Trust, AmeriCredit Funding Corp. VII, AmeriCredit Financial Services, Inc., Deutsche Bank Trust Company Americas, the Class C Purchasers and Deutsche Bank, AG (Exhibit 99.5)

Exhibit No.	Description
10.22(48)	Third Amended and Restated Class S Note Purchase Agreement, dated October 30, 2006, among AmeriCredit Master Trust, AmeriCredit Funding Corp. VII, AmeriCredit Financial Services, Inc., Deutsche Bank Trust Company Americas, the Class S Purchasers and Deutsche Bank, AG (Exhibit 99.6)

10.23(33)	Note Purchase Agreement, dated August 19, 2004, among AmeriCredit Repurchase Trust, AmeriCredit Financial Services, Inc., Sheffield Receivables Corporation, and Barclays Bank, PLC, as agent (Exhibit 10.3)

10.23.1(33)	Servicing and Custodian Agreement, dated August 19, 2004, among AmeriCredit Financial Services, Inc., AmeriCredit Repurchase Trust, Wells Fargo Bank, National Association, as collateral agent and backup servicer, and Barclays Bank, PLC, as agent (Exhibit 10.4)

10.23.2(33)	Security Agreement, dated August 19, 2004, among Sheffield Receivables Corporation, AmeriCredit Repurchase Trust, AmeriCredit Financial Services, Inc., AFS Warehouse Corp., and Wells Fargo Bank, National Association, as collateral agent and securities intermediary (Exhibit 10.2)

10.23.3(41)	Amendment No. 8, dated August 17, 2006, to the Security Agreement, dated August 19, 2004, among Sheffield Receivables Corporation, AmeriCredit Repurchase Trust, AmeriCredit Financial Services, Inc., AFS Warehouse Corp. and Wells Fargo Bank, National Association (Exhibit 99.1)

10.24(42)	Security Agreement dated as of October 3, 2006, among AmeriCredit MTN Receivables Trust V, AmeriCredit Financial Services, Inc., AmeriCredit MTN Corp. V and Wells Fargo Bank (Exhibit 99.2)

10.24.1(42)	Servicing and Custodian Agreement dated as of October 3, 2006, among AmeriCredit Financial Services, Inc., AmeriCredit MTN Receivables Trust V and Wells Fargo Bank (Exhibit 99.3)

10.24.2(42)	Master Receivables Purchase Agreement dated as of October 3, 2006, among AmeriCredit MTN Receivables Trust V, AmeriCredit Financial Services, Inc., AmeriCredit MTN Corp. V and Wells Fargo Bank (Exhibit 99.5)

10.24.3(42)	Insurance Agreement dated as of October 3, 2006, among MBIA Insurance Corporation, AmeriCredit MTN Receivables Trust V, AmeriCredit Financial Services, Inc., AmeriCredit MTN Corp. V and Wells Fargo Bank (Exhibit 99.6)

10.24.4(42)	Note Purchase Agreement dated as of October 3, 2006, among AmeriCredit MTN Receivables Trust V, AmeriCredit Financial Services, Inc., Meridian Funding Company, LLC and MBIA Insurance Corporation (Exhibit 99.4)

10.25(43)	Second Amended and Restated Note Purchase Agreement, dated as of September 7, 2006, among AmeriCredit Financial Services, Inc., Bay View 2005 Warehouse Trust, Falcon Asset Securitization Company LLC and Fairway Finance Company, LLC, as the Initial Purchasers, JPMorgan Chase Bank, National Association and BMO Capital Markets Corp., as the Lender Group Agents, JPMorgan Chase Bank, National Association and Bank of Montreal, as the Financial Institutions and JPMorgan Chase Bank, National Association, as Administrative Agent (Exhibit 99.1)

10.26(43)	Amended and Restated Contribution Agreement, dated as of September 7, 2006, between AmeriCredit Financial Services, Inc. and Bay View Warehouse Corporation (Exhibit 99.2)

10.27(43)	Second Amended and Restated Sale and Servicing Agreement, dated as of September 7, 2006, between Bay View 2005 Warehouse Trust, Bay View Warehouse Corporation, AmeriCredit Financial Services, Inc. and JPMorgan Chase Bank, National Association (Exhibit 99.3)

10.28(43)	Second Amended and Restated Indenture, dated as of September 7, 2006, between Bay View 2005 Warehouse Trust and JPMorgan Chase Bank, National Association (Exhibit 99.4)

Exhibit No.	Description
10.29(23)	Warrant Agreement, dated September 26, 2002, between AmeriCredit Corp. and FSA Portfolio Management Inc. (Exhibit 10.11)

10.30(27)	Credit Agreement dated as of August 15, 2002, among AFS Funding Corp., AFS SenSub Corp., AmeriCredit Corp., AmeriCredit Financial Services, Inc., Lenders party thereto, Deutsche Bank AG, and Deutsche Bank Trust Company Americas (Exhibit 10.53)

10.30.1(24)	Amendment No. 1, dated as of March 13, 2003, to the Credit Agreement dated as of August 15, 2002, among AFS Funding Corp., AFS SenSub Corp., AmeriCredit Corp., AmeriCredit Financial Services, Inc., Lenders party thereto, Deutsche Bank AG, and Deutsche Bank Trust Company Americas (Exhibit 10.14)

10.30.2(28)	Amendment No. 2 to Credit Agreement, dated August 13, 2003, among AFS Funding Corp. and AFS SenSub Corp., as Borrowers, AmeriCredit Corp. and AmeriCredit Financial Services, Inc., as Contingent Obligors, the Financial Institutions from time to time party thereto, as Lenders, Deutsche Bank AG, New York Branch, as an Agent, the Other Agents from time to time party thereto, and Deutsche Bank Trust Company Americas, as Lender Collateral Agent and as Administrative Agent (Exhibit 10.1)

10.30.3(29)	Amendment No. 3 to Credit Agreement, dated November 12, 2003, among AFS Funding Corp., AFS SenSub Corp., AmeriCredit Financial Services, Inc., the Financial Institutions from time to time party thereto, Deutsche Bank AG, New York Branch, the Other Agents from time to time party thereto, and Deutsche Bank Trust Company Americas (Exhibit 10.11)

10.30.4(30)	Amendment No. 4, dated March 30, 2004, to the Credit Agreement dated August 15, 2002, among AFS Funding Corp., AFS SenSub Corp., AmeriCredit Corp., AmeriCredit Financial Services, Inc., the Lenders thereto, Deutsche Bank AG and Deutsche Bank Trust Company Americas (Exhibit 10.1)

10.31(27)	Master Collateral and Intercreditor Agreement dated as of August 15, 2002, among AFS Funding Corp., AFS SenSub Corp., AmeriCredit Financial Services, Inc and Deutsche Bank Trust Company Americas (Exhibit 10.54)

10.31.1(24)	First Amendment, dated as of March 13, 2003, to the Master Collateral and Intercreditor Agreement dated as of August 15, 2002, among AFS Funding Corp., AFS SenSub Corp., AmeriCredit Financial Services, Inc and Deutsche Bank Trust Company Americas (Exhibit 10.15)

10.32(34)	AmeriCredit Corp. Senior Executive Bonus Plan (Appendix D to Proxy Statement)

10.33(29)	Indenture, dated as of November 18, 2003, among AmeriCredit Corp the Guarantors and HSBC Bank USA (Exhibit 10.12)

10.34(35)	AmeriCredit Corp. Deferred Compensation Plan II (Exhibit 99.1)

10.35(36)	Revised Form of Stock Appreciation Rights Agreement (Exhibit 10.1)

10.36(44)	Registration Rights Agreement, dated as of September 18, 2006, among AmeriCredit Corp., as issuer, and Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and J. P. Morgan Securities Inc., as initial purchasers, in connection with AmeriCredit’s $250,000,000 0.75% Convertible Senior Notes due 2011 and $250,000,000 2.125% Convertible Senior Notes due 2013 (Exhibit 10.1)

10.36.1(44)	Indenture, dated as of September 18, 2006, among AmeriCredit Corp., the Guarantors party thereto, and HSBC Bank USA, National Association, entered into in connection with AmeriCredit’s $250,000,000 0.75% Convertible Senior Notes due 2011 (Exhibit 10.2)

10.36.2(44)	Indenture, dated as of September 18, 2006, among AmeriCredit Corp., the Guarantors party thereto, and HSBC Bank USA, National Association, entered into in connection with AmeriCredit’s $250,000,000 2.125% Convertible Senior Notes due 2013 (Exhibit 10.3)

Exhibit No.	Description
10.37(50)	Receivables Funding Agreement, dated January 28, 2005, among AmeriCredit Near Prime Trust, AmeriCredit Financial Services, Inc., Wells Fargo Bank, National Association, AFS Conduit Corp., Variable Funding Capital Company, LLC (successor to Variable Funding Capital Corporation), Wachovia Capital Markets, LLC, and Wachovia Bank, National Association (Exhibit 10.37)

10.37.1(45)	Amendment No. 6, dated July 18, 2006, to the Receivables Funding Agreement, dated January 28, 2005, among AmeriCredit Near Prime Trust, AmeriCredit Financial Services, Inc., Wells Fargo Bank, National Association, AFS Conduit Corp., Variable Funding Capital Company, LLC, Wachovia Capital Markets, LLC, and Wachovia Bank, National Association (Exhibit 99.1)

10.38(46)	Stock Purchase Agreement, dated as of December 4, 2006, among AmeriCredit Financial Services, Inc., ACC Capital Holdings Corporation and Long Beach Acceptance Corporation (Exhibit 2.1)

10.39(47)	Restricted Stock Unit Agreement (Exhibit 99.1)

10.40(52)	Indenture, dated September 5, 2007, among AmeriCredit PNP Warehouse Trust, Wells Fargo Bank, National Association, and JP Morgan Chase Bank, N. A. (Exhibit 99.1)

10.41(52)	Sale and Servicing Agreement, Dated September 5, 2007, among AmeriCredit PNP Warehouse Trust, AmeriCredit Funding Corp. IX, AmeriCredit Financial Services, Inc. and Wells Fargo Bank, National Association (Exhibit 99.2)

10.42(52)	Class A Note Purchase Agreement, dated September 5, 2007, among AmeriCredit PNP Warehouse Trust, AmeriCredit Funding Corp. IX, AmeriCredit Financial Services, Inc., the Class A Note Purchasers, JP Morgan Chase Bank, N. A., and the other agents parties to the agreement (Exhibit 99.3)

10.43(52)	Class B Note Purchase Agreement, dated September 5, 2007, among AmeriCredit PNP Warehouse Trust, AmeriCredit Funding Corp. IX, AmeriCredit Financial Services, Inc., the Class B Note Purchasers, JP Morgan Chase Bank, N. A., and the other agents parties to the agreement (Exhibit 99.4)

12.1(50)	Statement Re Computation of Ratios (Exhibit 12.1)

21.1(50)	Subsidiaries of the Registrant

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Independent Registered Public Accounting Firm

24.1	Power of Attorney (included on the signature pages hereto)

24.2	Power of Attorney, dated June 26, 2007, by ALC Leasing Ltd. in favor of AmeriCredit Financial Services, Inc.

24.3	Power of Attorney, dated June 26, 2007, by ALBI Trust in favor of AmeriCredit Financial Services, Inc.

25.1	Statement of Eligibility of Trustee on Form T-1

(1)	Incorporated by reference to the exhibit shown in parenthesis included in Registration Statement No. 33-31220 on Form S-1 filed by the Company with the Securities and Exchange Commission.
(2)	Incorporated by reference to the exhibit shown in parenthesis included in the Company’s Annual Report on Form 10-K for the year ended June 30, 1990, filed by the Company with the Securities and Exchange Commission.

(3)	Incorporated by reference to the exhibit shown in parenthesis included in the Company’s Annual Report on Form 10-K for the year ended June 30, 1991, filed by the Company with the Securities and Exchange Commission.
(4)	Incorporated by reference to the exhibit shown in parenthesis included in the Company’s Annual Report on Form 10-K for the year ended June 30, 1993, filed by the Company with the Securities and Exchange Commission.
(5)	Incorporated by reference from the Company’s Proxy Statement for the year ended June 30, 1995, filed by the Company with the Securities and Exchange Commission.
(6)	Incorporated by reference from the Company’s Proxy Statement for the year ended June 30, 1996, filed by the Company with the Securities and Exchange Commission.
(7)	Incorporated by reference to exhibit shown in parenthesis included in the Company’s Annual eport on Form 10-K for the year ended June 30, 1997, filed by the Company with the Securities and Exchange Commission.
(8)	Incorporated by reference from the Company’s Proxy Statement for the year ended June 30, 1997, filed by the Company with the Securities and Exchange Commission.
(9)	Incorporated by reference to the exhibit shown in parenthesis included in the Company’s Report on Form 8-K, dated August 28, 1997, filed by the Company with the Securities and Exchange Commission.
(10)	Incorporated by reference from the Company’s Proxy Statement for the year ended June 30, 1998, filed by the Company with the Securities and Exchange Commission.
(11)	Incorporated by reference to the exhibit shown in parenthesis included in the Company’s Report on Form 8-K, dated September 7, 1999, filed by the Company with the Securities and Exchange Commission.
(12)	Incorporated by reference to the exhibit shown in parenthesis included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2000, filed by the Company with the Securities and Exchange Commission.
(13)	Incorporated by reference from the Company’s Proxy Statement for the year ended June 30, 2000, filed by the Company with the Securities and Exchange Commission.
(14)	Incorporated by reference to the exhibit shown in parenthesis included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2001, filed by the Company with the Securities and Exchange Commission.
(15)	Incorporated by reference to the exhibit shown in parenthesis included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2002, filed by the Company with the Securities and Exchange Commission.
(16)	Incorporated by reference to the exhibit shown in parenthesis included in the Company’s Registration Statement on Form S-8, filed on October 29, 1999, by the Company with the Securities and Exchange Commission (Exhibit 4.4)
(17)	Incorporated by reference to the exhibit shown in parenthesis included in the Company’s Registration Statement on Form S-8, filed on July 31, 2001, by the Company with the Securities and Exchange Commission (Exhibit 4.4)
(18)	Incorporated by reference to the exhibit shown in parenthesis included in the Company’s Registration Statement on Form S-8, filed on February 23, 2000, by the Company with the Securities and Exchange Commission (Exhibit 4.4)
(19)	Incorporated by reference to the exhibit shown in parenthesis included in the Company’s Registration Statement on Form S-8, filed on November 16, 1994, by the Company with the Securities and Exchange Commission (Exhibit 4.3)
(20)	Incorporated by reference to the exhibit shown in parenthesis included in the Company’s Registration Statement on Form S-8, filed on March 1, 1999, by the Company with the Securities and Exchange Commission (Exhibit 4.4.1)
(21)	Incorporated by reference to the exhibit shown in parenthesis included in the Company’s Registration Statement on Form S-8, filed on November 7, 2001, by the Company with the Securities and Exchange Commission (Exhibit 4.4.2)

(22)	Incorporated by reference to the exhibit shown in parenthesis included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2002, filed by the Company with the Securities and Exchange Commission.
(23)	Incorporated by reference to the exhibit shown in parenthesis included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2002, filed by the Company with the Securities and Exchange Commission.
(24)	Incorporated by reference to the exhibit shown in parenthesis included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003, filed by the Company with the Securities and Exchange Commission.
(25)	Incorporated by reference to the exhibit shown in parenthesis included in the Company’s Registration Statement on Form S-8, filed on December 12, 2002, by the Company with the Securities and Exchange Commission
(26)	Incorporated by reference to the exhibit shown in parenthesis included in the Company’s Registration Statement on Form S-8, filed on March 1, 1999, by the Company with the Securities and Exchange Commission (Exhibit 4.4)
(27)	Incorporated by reference to the exhibit shown in parenthesis included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2003, filed by the Company with the Securities and Exchange Commission.
(28)	Incorporated by reference to the exhibit shown in parenthesis included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2003, filed by the Company with the Securities and Exchange Commission.
(29)	Incorporated by reference to the exhibit shown in parenthesis included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2003, filed by the Company with the Securities and Exchange Commission.
(30)	Incorporated by reference to the exhibit shown in parenthesis included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2004, filed by the Company with the Securities and Exchange Commission.
(31)	Incorporated by reference to the exhibit shown in parenthesis included in the Company’s Registration Statement on Form S-8, filed on December 18, 2003, by the Company with the Securities and Exchange Commission (Exhibit 4.4.3)
(32)	Incorporated by reference to the exhibit shown in parenthesis included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2004, filed by the Company with the Securities and Exchange Commission.
(33)	Incorporated by reference to the exhibit shown in parenthesis included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004, filed by the Company with the Securities and Exchange Commission.
(34)	Filed as an exhibit to the Proxy Statement, filed on Form DEF 14A with the Securities and Exchange Commission on September 28, 2004.
(35)	Filed as an exhibit to the report on Form 8-K, filed with the Securities and Exchange Commission on December 15, 2004.
(36)	Incorporated by reference to the exhibit shown in parenthesis included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005, filed by the Company with the Securities and Exchange Commission.
(37)	Incorporated by reference to the exhibit shown in parenthesis included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2005, filed by the Company with the Securities and Exchange Commission.
(38)	Filed as an exhibit to the Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 6, 2006.
(39)	Incorporated by reference to the exhibit shown in parenthesis included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005, filed by the Company with the Securities and Exchange Commission.

(40)	Filed as an exhibit to the Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 16, 2005.
(41)	Filed as an exhibit to the Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 21, 2006.
(42)	Filed as an exhibit to the Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 6, 2006.
(43)	Filed as an exhibit to the Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 13, 2006.
(44)	Incorporated by reference to the exhibit shown in parenthesis included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2006, filed by the Company with the Securities and Exchange Commission.
(45)	Filed as an exhibit to the Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 19, 2006.
(46)	Filed as an exhibit to the Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 6, 2006.
(47)	Filed as an exhibit to the Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 26, 2006.
(48)	Filed as an exhibit to the Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 1, 2006.
(49)	Filed as an exhibit to the Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 5, 2007.
(50)	Incorporated by reference to the exhibit shown in parenthesis included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2007, filed by the Company with the Securities and Exchange Commission.
(51)	Filed as an exhibit to the Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 29, 2007.
(52)	Filed as an exhibit to the Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 7, 2007.

Item 22.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on October 25, 2007.

AmeriCredit Corp.

By:	/S/ DANIEL E. BERCE
Daniel E. Berce
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints jointly and severally, Daniel E. Berce, Chris A. Choate and J. Michael May and each one of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to sign any registration statement and amendments thereto for the same offering pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ CLIFTON H. MORRIS, JR. Clifton H. Morris, Jr.	Director and Chairman of the Board	October 25, 2007

/S/ DANIEL E. BERCE Daniel E. Berce	Director, President and Chief Executive Officer (Principal Executive Officer)	October 25, 2007

/S/ CHRIS A. CHOATE Chris A. Choate	Executive Vice President, Chief Financial Officer and Treasurer (Chief Accounting Officer)	October 25, 2007

/S/ JOHN R. CLAY John R. Clay	Director	October 25, 2007

/S/ A.R. DIKE A.R. Dike	Director	October 25, 2007

/S/ JAMES H. GREER James H. Greer	Director	October 25, 2007

/S/ DOUGLAS K. HIGGINS Douglas K. Higgins	Director	October 25, 2007

/S/ KENNETH H. JONES, JR. Kenneth H. Jones, Jr.	Director	October 25, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on October 25, 2007.

AmeriCredit Corporation of California

By:	/S/ DANIEL E. BERCE
Daniel E. Berce
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints jointly and severally, Daniel E. Berce, Chris A. Choate and J. Michael May and each one of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to sign any registration statement and amendments thereto for the same offering pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ DANIEL E. BERCE Daniel E. Berce	Director, President and Chief Executive Officer (Principal Executive Officer)	October 25, 2007

/S/ PRESTON A. MILLER Preston A. Miller	Director, Executive Vice President, Co-Chief Operating Officer	October 25, 2007

/S/ CHRIS A. CHOATE Chris A. Choate	Director, Executive Vice President, Chief Financial Officer and Treasurer (Chief Accounting Officer)	October 25, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on October 25, 2007.

AmeriCredit Financial Services, Inc.

By:	/S/ DANIEL E. BERCE
Daniel E. Berce
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints jointly and severally, Daniel E. Berce, Chris A. Choate and J. Michael May and each one of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to sign any registration statement and amendments thereto for the same offering pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ DANIEL E. BERCE Daniel E. Berce	Director, President and Chief Executive Officer (Principal Executive Officer)	October 25, 2007

/S/ PRESTON A. MILLER Preston A. Miller	Director, Executive Vice President, Co-Chief Operating Officer	October 25, 2007

/S/ CHRIS A. CHOATE Chris A. Choate	Director, Executive Vice President, Chief Financial Officer and Treasurer (Chief Accounting Officer)	October 25, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on October 25, 2007.

AmeriCredit Flight Operations, LLC

By:	/S/ DANIEL E. BERCE
Daniel E. Berce
President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints jointly and severally, Daniel E. Berce, Chris A. Choate and J. Michael May and each one of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to sign any registration statement and amendments thereto for the same offering pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ DANIEL E. BERCE Daniel E. Berce	President (Principal Executive Officer)	October 25, 2007

/S/ PRESTON A. MILLER Preston A. Miller	Executive Vice President, Co-Chief Operating Officer	October 25, 2007

/S/ CHRIS A. CHOATE Chris A. Choate	Executive Vice President, Chief Financial Officer and Treasurer (Chief Accounting Officer)	October 25, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on October 25, 2007.

AmeriCredit Management Trust

By:	/s/ CHRIS A. CHOATE
Chris A. Choate
Administrative Trustee

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints jointly and severally, Daniel E. Berce, Chris A. Choate and J. Michael May and each one of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to sign any registration statement and amendments thereto for the same offering pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CHRIS A. CHOATE Chris A. Choate	Administrative Trustee	October 25, 2007

/s/ JAMES FEHLEISON James Fehleison	Administrative Trustee	October 25, 2007

/s/ MICHAEL DUSKIN Michael Duskin	Administrative Trustee	October 25, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on October 25, 2007.

AmeriCredit Consumer Discount Company

By:	/s/ DANIEL E. BERCE
Daniel E. Berce
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints jointly and severally, Daniel E. Berce, Chris A. Choate and J. Michael May and each one of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to sign any registration statement and amendments thereto for the same offering pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DANIEL E. BERCE Daniel E. Berce	Director, President and Chief Executive Officer (Principal Executive Officer)	October 25, 2007

/s/ PRESTON A. MILLER Preston A. Miller	Director, Executive Vice President, Co-Chief Operating Officer	October 25, 2007

/s/ CHRIS A. CHOATE Chris A. Choate	Director, Executive Vice President, Chief Financial Officer and Treasurer (Chief Accounting Officer)	October 25, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on October 25, 2007.

ACF Investment Corp.

By:	/s/ DANIEL E. BERCE
Daniel E. Berce
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints jointly and severally, Daniel E. Berce, Chris A. Choate and J. Michael May and each one of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to sign any registration statement and amendments thereto for the same offering pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DANIEL E. BERCE Daniel E. Berce	Director, President and Chief Executive Officer (Principal Executive Officer)	October 25, 2007

/s/ PRESTON A. MILLER Preston A. Miller	Director, Executive Vice President, Co-Chief Operating Officer	October 25, 2007

/s/ CHRIS A. CHOATE Chris A. Choate	Director, Executive Vice President, Chief Financial Officer and Treasurer (Chief Accounting Officer)	October 25, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on October 25, 2007.

AmeriCredit Financial Services of Canada Ltd.

By:	/S/ DANIEL E. BERCE
Daniel E. Berce
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints jointly and severally, Daniel E. Berce, Chris A. Choate and J. Michael May and each one of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to sign any registration statement and amendments thereto for the same offering pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ DANIEL E. BERCE Daniel E. Berce	Director, President and Chief Executive Officer (Principal Executive Officer)	October 25, 2007

/S/ DEAN R. MACKEY Dean R. Mackey	Director, Vice President, Human Resources	October 25, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on October 25, 2007.

AmeriCredit NS I Co.

By:	/S/ DANIEL E. BERCE
Daniel E. Berce
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints jointly and severally, Daniel E. Berce, Chris A. Choate and J. Michael May and each one of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to sign any registration statement and amendments thereto for the same offering pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ DANIEL E. BERCE Daniel E. Berce	Director, President and Chief Executive Officer (Principal Executive Officer)	October 25, 2007

/S/ PRESTON A. MILLER Preston A. Miller	Director, Executive Vice President, Co-Chief Operating Officer	October 25, 2007

/S/ CHRIS A. CHOATE Chris A. Choate	Director, Executive Vice President, Chief Financial Officer and Treasurer (Chief Accounting Officer)	October 25, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on October 25, 2007.

AmeriCredit Consumer Loan Company, Inc.

By:	/S DANIEL E. BERCE
Daniel E. Berce
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints jointly and severally, Daniel E. Berce, Chris A. Choate and J. Michael May and each one of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to sign any registration statement and amendments thereto for the same offering pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ DANIEL E. BERCE Daniel E. Berce	Director, President and Chief Executive Officer (Principal Executive Officer)	October 25, 2007

/S/ PRESTON A. MILLER Preston A. Miller	Director, Executive Vice President, Co-Chief Operating Officer	October 25, 2007

/S/ CHRIS A. CHOATE Chris A. Choate	Director, Executive Vice President, Chief Financial Officer and Treasurer (Chief Accounting Officer)	October 25, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on October 25, 2007.

AmeriCredit NS II Co.

By:	/S/ DANIEL E. BERCE
Daniel E. Berce
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints jointly and severally, Daniel E. Berce, Chris A. Choate and J. Michael May and each one of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to sign any registration statement and amendments thereto for the same offering pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ DANIEL E. BERCE Daniel E. Berce	Director, President and Chief Executive Officer (Principal Executive Officer)	October 25, 2007

/S/ PRESTON A. MILLER Preston A. Miller	Director, Executive Vice President, Co-Chief Operating Officer	October 25, 2007

/S/ CHRIS A. CHOATE Chris A. Choate	Director, Executive Vice President, Chief Financial Officer and Treasurer (Chief Accounting Officer)	October 25, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on October 25, 2007.

Bay View Acceptance Corporation

By:	/S/ DANIEL E. BERCE
Daniel E. Berce
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints jointly and severally, Daniel E. Berce, Chris A. Choate and J. Michael May and each one of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to sign any registration statement and amendments thereto for the same offering pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ DANIEL E. BERCE Daniel E. Berce	Director, President and Chief Executive Officer (Principal Executive Officer)	October 25, 2007

/S/ PRESTON A. MILLER Preston A. Miller	Director, Executive Vice President, Co-Chief Operating Officer	October 25, 2007

/S/ CHRIS A. CHOATE Chris A. Choate	Director, Executive Vice President, Chief Financial Officer and Treasurer (Chief Accounting Officer)	October 25, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on October 25, 2007.

CAR Group, Inc.

By:	/S/ DANIEL E. BERCE
Daniel E. Berce
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints jointly and severally, Daniel E. Berce, Chris A. Choate and J. Michael May and each one of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to sign any registration statement and amendments thereto for the same offering pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ DANIEL E. BERCE Daniel E. Berce	Director, President and Chief Executive Officer (Principal Executive Officer)	October 25, 2007

/S/ PRESTON A. MILLER Preston A. Miller	Director, Executive Vice President, Co-Chief Operating Officer	October 25, 2007

/S/ CHRIS A. CHOATE Chris A. Choate	Director, Executive Vice President, Chief Financial Officer and Treasurer (Chief Accounting Officer)	October 25, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on October 25, 2007.

AFS Management Corp.

By:	/S/ DANIEL E. BERCE
Daniel E. Berce
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints jointly and severally, Daniel E. Berce, Chris A. Choate and J. Michael May and each one of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to sign any registration statement and amendments thereto for the same offering pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ DANIEL E. BERCE Daniel E. Berce	Director, President and Chief Executive Officer (Principal Executive Officer)	October 25, 2007

/S/ PRESTON A. MILLER Preston A. Miller	Director, Executive Vice President, Co-Chief Operating Officer	October 25, 2007

/S/ CHRIS A. CHOATE Chris A. Choate	Director, Executive Vice President, Chief Financial Officer and Treasurer (Chief Accounting Officer)	October 25, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on October 25, 2007.

AmeriCredit Financial Services, Inc.

By:	/S/ DANIEL E. BERCE
Daniel E. Berce
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints jointly and severally, Daniel E. Berce, Chris A. Choate and J. Michael May and each one of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to sign any registration statement and amendments thereto for the same offering pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ DANIEL E. BERCE Daniel E. Berce	Director, President and Chief Executive Officer (Principal Executive Officer)	October 25, 2007

/S/ PRESTON A. MILLER Preston A. Miller	Director, Executive Vice President, Co-Chief Operating Officer	October 25, 2007

/S/ CHRIS A. CHOATE Chris A. Choate	Director, Executive Vice President, Chief Financial Officer and Treasurer (Chief Accounting Officer)	October 25, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on October 25, 2007.

Long Beach Acceptance Corp.

By:	/S/ DANIEL E. BERCE
Daniel E. Berce
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints jointly and severally, Daniel E. Berce, Chris A. Choate and J. Michael May and each one of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to sign any registration statement and amendments thereto for the same offering pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ DANIEL E. BERCE Daniel E. Berce	Director, President and Chief Executive Officer (Principal Executive Officer)	October 25, 2007

/S/ PRESTON A. MILLER Preston A. Miller	Director, Executive Vice President, Co-Chief Operating Officer	October 25, 2007

/S/ CHRIS A. CHOATE Chris A. Choate	Director, Executive Vice President, Chief Financial Officer and Treasurer (Chief Accounting Officer)	October 25, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on October 25, 2007.

ALC Leasing Ltd.

By:	AmeriCredit Financial Services, Inc. as Attorney-in-fact

By:	/S/ DANIEL E. BERCE
Daniel E. Berce
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints jointly and severally, Daniel E. Berce, Chris A. Choate and J. Michael May and each one of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to sign any registration statement and amendments thereto for the same offering pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ DANIEL E. BERCE Daniel E. Berce	Director, President and Chief Executive Officer (Principal Executive Officer)	October 25, 2007

/S/ PRESTON A. MILLER Preston A. Miller	Director, Executive Vice President, Co-Chief Operating Officer	October 25, 2007

/S/ CHRIS A. CHOATE Chris A. Choate	Director, Executive Vice President, Chief Financial Officer and Treasurer (Chief Accounting Officer)	October 25, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on October 25, 2007.

ALBI Trust

By:	AmeriCredit Financial Services, Inc., as Attorney-in-fact

By:	/s/ DANIEL E. BERCE
Daniel E. Berce
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints jointly and severally, Daniel E. Berce, Chris A. Choate and J. Michael May and each one of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to sign any registration statement and amendments thereto for the same offering pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DANIEL E. BERCE Daniel E. Berce	Director, President and Chief Executive Officer (Principal Executive Officer)	October 25, 2007

/s/ PRESTON A. MILLER Preston A. Miller	Director, Executive Vice President, Co-Chief Operating Officer	October 25, 2007

/s/ CHRIS A. CHOATE Chris A. Choate	Director, Executive Vice President, Chief Financial Officer and Treasurer (Chief Accounting Officer)	October 25, 2007

EXHIBIT INDEX

Exhibit No.	Description
3.1(1)	Articles of Incorporation of the Company, filed May 18, 1988, and Articles of Amendment to Articles of Incorporation, filed August 24, 1988 (Exhibit 3.1)

3.2(1)	Amendment to Articles of Incorporation, filed October 18, 1989 (Exhibit 3.2)

3.3(4)	Articles of Amendment to Articles of Incorporation of the Company, filed November 12, 1992 (Exhibit 3.3)

3.4(27)	Bylaws of the Company, as amended through June 30, 2003 (Exhibit 3.4)

3.5(51)	Amendments to the Bylaws of AmeriCredit Corp., effective August 27, 2007 (Exhibit 3.1)

4.1(3)	Specimen stock certificate evidencing the Common Stock (Exhibit 4.1)

4.2(49)	Indenture, dated June 28, 2007, between AmeriCredit Corp., the guarantors named on the signature pages thereto and HSBC Bank USA, National Association, as trustee

4.3(49)	Registration Rights Agreement, dated June 28, 2007, between AmeriCredit Corp., the guarantors named on the signature pages thereto, Deutsche Bank Securities Inc. and Lehman Brothers Inc.

5.1	Opinion of Hunton & Williams LLP

10.1(2)	1990 Stock Option Plan for Non-Employee Directors of the Company (Exhibit 10.14)

10.2(3)	1991 Key Employee Stock Option Plan of the Company (Exhibit 10.10)

10.3(13)	2000 Limited Omnibus and Incentive Plan for AmeriCredit Corp.

10.3.1(25)	Amended and Restated 2000 Limited Omnibus and Incentive Plan for AmeriCredit Corp. (Exhibit 4.4)

10.3.2(34)	Amendment No. 1 to the Amended and Restated 2000 Limited Omnibus and Incentive Plan for AmeriCredit Corp. (Appendix C to Proxy Statement)

10.3.3(38)	Form of Restricted Stock Unit Grant Agreement (Exhibit 99.1)

10.4(3)	Executive Employment Agreement, dated January 30, 1991, between the Company and Clifton H. Morris, Jr. (Exhibit 10.18)

10.4.1(7)	Amendment No. 1 to Executive Employment Agreement, dated May 1, 1997, between the Company and Clifton H. Morris, Jr. (Exhibit 10.7.1)

10.4.2(12)	Amendment No. 2 to Executive Employment Agreement, dated June 15, 2000, between the Company and Clifton H. Morris, Jr. (Exhibit 10.6.2)

10.4.3(39)	Amended and Restated Executive Employment Agreement, dated November 2, 2005, between the Company and Clifton H. Morris, Jr. (Exhibit 10.4.3)

10.5(3)	Executive Employment Agreement, dated January 30, 1991 between the Company and Daniel E. Berce (Exhibit 10.20)

10.5.1(7)	Amendment No. 1 to Executive Employment Agreement, dated May 1, 1997, between the Company and Daniel E. Berce (Exhibit 10.9.1)

10.5.2(39)	Amended and Restated Executive Employment Agreement, dated November 2, 2005, between the Company and Daniel E. Berce (Exhibit 10.5.2)

10.6(27)	Employment Agreement, dated July 1, 1997, between the Company and Chris A. Choate, as amended by Amendment No. 1, dated July 1, 1998 (Exhibit 10.6)

10.6.1(39)	Amended and Restated Employment Agreement, dated November 2, 2005, between the Company and Chris A. Choate (Exhibit 10.6.1)

Exhibit No.	Description
10.7(27)	Employment Agreement, dated March 25, 1998, between the Company and Mark Floyd (Exhibit 10.7)

10.7.1(39)	Amended and Restated Employment Agreement, dated November 2, 2005, between the Company and Mark Floyd (Exhibit 10.7.1)

10.8(22)	Employment Agreement, dated July 1, 1997, between the Company and Preston A. Miller

10.8.1(22)	Amendment No. 1 to Employment Agreement, dated July 1, 1998, between the Company and Preston A. Miller

10.8.2(39)	Amended and Restated Employment Agreement, dated November 2, 2005, between the Company and Preston A. Miller (Exhibit 10.8.2)

10.9(5)	1995 Omnibus Stock and Incentive Plan for AmeriCredit Corp.

10.9.1(8)	Amendment No. 1 to 1995 Omnibus Stock and Incentive Plan for AmeriCredit Corp.

10.9.2 (35)	Amended and Restated Nonqualified Stock Option Agreement pursuant to the 1995 Omnibus Stock and Incentive Plan for AmeriCredit Corp. between AmeriCredit Corp. and Clifton H. Morris, Jr. (Exhibit 99.2)

10.9.3(35)	Amended and Restated Nonqualified Stock Option Agreement pursuant to the 1995 Omnibus Stock and Incentive Plan for AmeriCredit Corp. between AmeriCredit Corp. and Daniel E. Berce (Exhibit 99.3)

10.9.4(40)	Amendment No. 2 to the 1995 Omnibus Stock and Incentive Plan for AmeriCredit Corp. (Exhibit 99.2)

10.9.5(40)	Amendment No. 1 to the Amended and Restated Nonqualified Stock Option Agreement pursuant to the 1995 Omnibus Stock and Incentive Plan for AmeriCredit Corp. between AmeriCredit Corp. and Clifton H. Morris, Jr. (Exhibit 99.3)

10.9.6(40)	Amendment No. 1 to the Amended and Restated Nonqualified Stock Option Agreement pursuant to the 1995 Omnibus Stock and Incentive Plan for AmeriCredit Corp. between AmeriCredit Corp. and Daniel E. Berce (Exhibit 99.4)

10.10(6)	1996 Limited Stock Option Plan for AmeriCredit Corp.

10.10.1(14)	Amendment No. 1 to 1996 Limited Stock Option Plan for AmeriCredit Corp. (Exhibit 10.14.1)

10.11(10)	1998 Limited Stock Option Plan for AmeriCredit Corp.

10.11.1(14)	Amendment No. 1 to 1998 Limited Stock Option Plan for AmeriCredit Corp. (Exhibit 10.16.1)

10.11.2(34)	Amendment No. 2 to the 1998 Limited Stock Option Plan for AmeriCredit Corp. (Appendix B to Proxy Statement)

10.11.3(40)	Amendment No. 3 to the 1998 Limited Stock Option Plan for AmeriCredit Corp. (Exhibit 99.1)

10.12(26)	1999 Employee Stock Option Plan of AmeriCredit Corp. (Exhibit 4.4)

10.13(16)	FY 2000 Stock Option Plan of AmeriCredit Corp.

10.14(17)	i4 Gold Stock Option Program

10.14.1(25)	Amended and Restated i4 Gold Stock Option Program

10.15(18)	Management Stock Option Plan of AmeriCredit Corp.

10.16(19)	AmeriCredit Corp. Employee Stock Purchase Plan

10.16.1(20)	Amendment No. 1 to AmeriCredit Corp. Employee Stock Purchase Plan

Exhibit No.	Description
10.16.2(21)	Amendment No. 2 to AmeriCredit Corp. Employee Stock Purchase Plan

10.16.3(31)	Amendment No. 3 to AmeriCredit Corp. Employee Stock Purchase Plan

10.17(48)	Third Amended and Restated Sale and Servicing Agreement, dated as of October 30, 2006, among AmeriCredit Master Trust, AmeriCredit Funding Corp. VII, AmeriCredit Financial Services, Inc., and The Bank one of New York (Exhibit 99.1)

10.18(48)	Third Amended and Restated Indenture, dated October 30, 2006, among AmeriCredit Master Trust, The Bank of New York and Deutsche Bank Trust Company Americas (Exhibit 99.2)

10.19(48)	Third Amended and Restated Class A Note Purchase Agreement, dated October 30, 2006, among AmeriCredit Master Trust, AmeriCredit Funding Corp. VII, AmeriCredit Financial Services, Inc., Deutsche Bank Trust Company Americas, the Class A Purchasers and Deutsche Bank, AG (Exhibit 99.3)

10.20(48)	Third Amended and Restated Class B Note Purchase Agreement, dated October 30, 2006, among AmeriCredit Master Trust, AmeriCredit Funding Corp. VII, AmeriCredit Financial Services, Inc., Deutsche Bank Trust Company Americas, the Class B Purchasers and Deutsche Bank, AG (Exhibit 99.4)

10.21(48)	Second Amended and Restated Class C Note Purchase Agreement, dated October 30, 2006, among AmeriCredit Master Trust, AmeriCredit Funding Corp. VII, AmeriCredit Financial Services, Inc., Deutsche Bank Trust Company Americas, the Class C Purchasers and Deutsche Bank, AG (Exhibit 99.5)

10.22(48)	Third Amended and Restated Class S Note Purchase Agreement, dated October 30, 2006, among AmeriCredit Master Trust, AmeriCredit Funding Corp. VII, AmeriCredit Financial Services, Inc., Deutsche Bank Trust Company Americas, the Class S Purchasers and Deutsche Bank, AG (Exhibit 99.6)

10.23(33)	Note Purchase Agreement, dated August 19, 2004, among AmeriCredit Repurchase Trust, AmeriCredit Financial Services, Inc., Sheffield Receivables Corporation, and Barclays Bank, PLC, as agent (Exhibit 10.3)

10.23.1 (33)	Servicing and Custodian Agreement, dated August 19, 2004, among AmeriCredit Financial Services, Inc., AmeriCredit Repurchase Trust, Wells Fargo Bank, National Association, as collateral agent and backup servicer, and Barclays Bank, PLC, as agent (Exhibit 10.4)

10.23.2(33)	Security Agreement, dated August 19, 2004, among Sheffield Receivables Corporation, AmeriCredit Repurchase Trust, AmeriCredit Financial Services, Inc., AFS Warehouse Corp., and Wells Fargo Bank, National Association, as collateral agent and securities intermediary (Exhibit 10.2)

10.23.3(41)	Amendment No. 8, dated August 17, 2006, to the Security Agreement, dated August 19, 2004, among Sheffield Receivables Corporation, AmeriCredit Repurchase Trust, AmeriCredit Financial Services, Inc., AFS Warehouse Corp. and Wells Fargo Bank, National Association (Exhibit 99.1)

10.24(42)	Security Agreement dated as of October 3, 2006, among AmeriCredit MTN Receivables Trust V, AmeriCredit Financial Services, Inc., AmeriCredit MTN Corp. V and Wells Fargo Bank (Exhibit 99.2)

10.24.1(42)	Servicing and Custodian Agreement dated as of October 3, 2006, among AmeriCredit Financial Services, Inc., AmeriCredit MTN Receivables Trust V and Wells Fargo Bank (Exhibit 99.3)

10.24.2(42)	Master Receivables Purchase Agreement dated as of October 3, 2006, among AmeriCredit MTN Receivables Trust V, AmeriCredit Financial Services, Inc., AmeriCredit MTN Corp. V and Wells Fargo Bank (Exhibit 99.5)

Exhibit No.	Description
10.24.3(42)	Insurance Agreement dated as of October 3, 2006, among MBIA Insurance Corporation, AmeriCredit MTN Receivables Trust V, AmeriCredit Financial Services, Inc., AmeriCredit MTN Corp. V and Wells Fargo Bank (Exhibit 99.6)

10.24.4(42)	Note Purchase Agreement dated as of October 3, 2006, among AmeriCredit MTN Receivables Trust V, AmeriCredit Financial Services, Inc., Meridian Funding Company, LLC and MBIA Insurance Corporation (Exhibit 99.4)

10.25(43)	Second Amended and Restated Note Purchase Agreement, dated as of September 7, 2006, among AmeriCredit Financial Services, Inc., Bay View 2005 Warehouse Trust, Falcon Asset Securitization Company LLC and Fairway Finance Company, LLC, as the Initial Purchasers, JPMorgan Chase Bank, National Association and BMO Capital Markets Corp., as the Lender Group Agents, JPMorgan Chase Bank, National Association and Bank of Montreal, as the Financial Institutions and JPMorgan Chase Bank, National Association, as Administrative Agent (Exhibit 99.1)

10.26(43)	Amended and Restated Contribution Agreement, dated as of September 7, 2006, between AmeriCredit Financial Services, Inc. and Bay View Warehouse Corporation (Exhibit 99.2)

10.27(43)	Second Amended and Restated Sale and Servicing Agreement, dated as of September 7, 2006, between Bay View 2005 Warehouse Trust, Bay View Warehouse Corporation, AmeriCredit Financial Services, Inc. and JPMorgan Chase Bank, National Association (Exhibit 99.3)

10.28(43)	Second Amended and Restated Indenture, dated as of September 7, 2006, between Bay View 2005 Warehouse Trust and JPMorgan Chase Bank, National Association (Exhibit 99.4)

10.29(23)	Warrant Agreement, dated September 26, 2002, between AmeriCredit Corp. and FSA Portfolio Management Inc. (Exhibit 10.11)

10.30(27)	Credit Agreement dated as of August 15, 2002, among AFS Funding Corp., AFS SenSub Corp., AmeriCredit Corp., AmeriCredit Financial Services, Inc., Lenders party thereto, Deutsche Bank AG, and Deutsche Bank Trust Company Americas (Exhibit 10.53)

10.30.1(24)	Amendment No. 1, dated as of March 13, 2003, to the Credit Agreement dated as of August 15, 2002, among AFS Funding Corp., AFS SenSub Corp., AmeriCredit Corp., AmeriCredit Financial Services, Inc., Lenders party thereto, Deutsche Bank AG, and Deutsche Bank Trust Company Americas (Exhibit 10.14)

10.30.2(28)	Amendment No. 2 to Credit Agreement, dated August 13, 2003, among AFS Funding Corp. and AFS SenSub Corp., as Borrowers, AmeriCredit Corp. and AmeriCredit Financial Services, Inc., as Contingent Obligors, the Financial Institutions from time to time party thereto, as Lenders, Deutsche Bank AG, New York Branch, as an Agent, the Other Agents from time to time party thereto, and Deutsche Bank Trust Company Americas, as Lender Collateral Agent and as Administrative Agent (Exhibit 10.1)

10.30.3 (29)	Amendment No. 3 to Credit Agreement, dated November 12, 2003, among AFS Funding Corp., AFS SenSub Corp., AmeriCredit Financial Services, Inc., the Financial Institutions from time to time party thereto, Deutsche Bank AG, New York Branch, the Other Agents from time to time party thereto, and Deutsche Bank Trust Company Americas (Exhibit 10.11)

10.30.4(30)	Amendment No. 4, dated March 30, 2004, to the Credit Agreement dated August 15, 2002, among AFS Funding Corp., AFS SenSub Corp., AmeriCredit Corp., AmeriCredit Financial Services, Inc., the Lenders thereto, Deutsche Bank AG and Deutsche Bank Trust Company Americas (Exhibit 10.1)

10.31(27)	Master Collateral and Intercreditor Agreement dated as of August 15, 2002, among AFS Funding Corp., AFS SenSub Corp., AmeriCredit Financial Services, Inc and Deutsche Bank Trust Company Americas (Exhibit 10.54)

Exhibit No.	Description
10.31.1(24)	First Amendment, dated as of March 13, 2003, to the Master Collateral and Intercreditor Agreement dated as of August 15, 2002, among AFS Funding Corp., AFS SenSub Corp., AmeriCredit Financial Services, Inc and Deutsche Bank Trust Company Americas (Exhibit 10.15)

10.32(34)	AmeriCredit Corp. Senior Executive Bonus Plan (Appendix D to Proxy Statement)

10.33(29)	Indenture, dated as of November 18, 2003, among AmeriCredit Corp the Guarantors and HSBC Bank USA (Exhibit 10.12)

10.34(35)	AmeriCredit Corp. Deferred Compensation Plan II (Exhibit 99.1)

10.35(36)	Revised Form of Stock Appreciation Rights Agreement (Exhibit 10.1)

10.36(44)	Registration Rights Agreement, dated as of September 18, 2006, among AmeriCredit Corp., as issuer, and Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and J. P. Morgan Securities Inc., as initial purchasers, in connection with AmeriCredit’s $250,000,000 0.75% Convertible Senior Notes due 2011 and $250,000,000 2.125% Convertible Senior Notes due 2013 (Exhibit 10.1)

10.36.1(44)	Indenture, dated as of September 18, 2006, among AmeriCredit Corp., the Guarantors party thereto, and HSBC Bank USA, National Association, entered into in connection with AmeriCredit’s $250,000,000 0.75% Convertible Senior Notes due 2011 (Exhibit 10.2)

10.36.2(44)	Indenture, dated as of September 18, 2006, among AmeriCredit Corp., the Guarantors party thereto, and HSBC Bank USA, National Association, entered into in connection with AmeriCredit’s $250,000,000 2.125% Convertible Senior Notes due 2013 (Exhibit 10.3)

10.37(50)	Receivables Funding Agreement, dated January 28, 2005, among AmeriCredit Near Prime Trust, AmeriCredit Financial Services, Inc., Wells Fargo Bank, National Association, AFS Conduit Corp., Variable Funding Capital Company, LLC (successor to Variable Funding Capital Corporation), Wachovia Capital Markets, LLC, and Wachovia Bank, National Association (Exhibit 10.37)

10.37.1(45)	Amendment No. 6, dated July 18, 2006, to the Receivables Funding Agreement, dated January 28, 2005, among AmeriCredit Near Prime Trust, AmeriCredit Financial Services, Inc., Wells Fargo Bank, National Association, AFS Conduit Corp., Variable Funding Capital Company, LLC, Wachovia Capital Markets, LLC, and Wachovia Bank, National Association (Exhibit 99.1)

10.38(46)	Stock Purchase Agreement, dated as of December 4, 2006, among AmeriCredit Financial Services, Inc., ACC Capital Holdings Corporation and Long Beach Acceptance Corporation (Exhibit 2.1)

10.39(47)	Restricted Stock Unit Agreement (Exhibit 99.1)

10.40(52)	Indenture, dated September 5, 2007, among AmeriCredit PNP Warehouse Trust, Wells Fargo Bank, National Association, and JP Morgan Chase Bank, N. A. (Exhibit 99.1)

10.41(52)	Sale and Servicing Agreement, Dated September 5, 2007, among AmeriCredit PNP Warehouse Trust, AmeriCredit Funding Corp. IX, AmeriCredit Financial Services, Inc. and Wells Fargo Bank, National Association (Exhibit 99.2)

10.42(52)	Class A Note Purchase Agreement, dated September 5, 2007, among AmeriCredit PNP Warehouse Trust, AmeriCredit Funding Corp. IX, AmeriCredit Financial Services, Inc., the Class A Note Purchasers, JP Morgan Chase Bank, N. A., and the other agents parties to the agreement (Exhibit 99.3)

10.43(52)	Class B Note Purchase Agreement, dated September 5, 2007, among AmeriCredit PNP Warehouse Trust, AmeriCredit Funding Corp. IX, AmeriCredit Financial Services, Inc., the Class B Note Purchasers, JP Morgan Chase Bank, N. A., and the other agents parties to the agreement (Exhibit 99.4)

12.1(50)	Statement Re Computation of Ratios (Exhibit 12.1)

Exhibit No.	Description
21.1(50)	Subsidiaries of the Registrant

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Independent Registered Public Accounting Firm

24.1	Power of Attorney (included on the signature pages hereto)

24.2	Power of Attorney, dated June 26, 2007, by ALC Leasing Ltd. in favor of AmeriCredit Financial Services, Inc.

24.3	Power of Attorney, dated June 26, 2007, by ALBI Trust in favor of AmeriCredit Financial Services, Inc.

25.1	Statement of Eligibility of Trustee on Form T-1

(1)	Incorporated by reference to the exhibit shown in parenthesis included in Registration Statement No. 33-31220 on Form S-1 filed by the Company with the Securities and Exchange Commission.
(2)	Incorporated by reference to the exhibit shown in parenthesis included in the Company’s Annual Report on Form 10-K for the year ended June 30, 1990, filed by the Company with the Securities and Exchange Commission.
(3)	Incorporated by reference to the exhibit shown in parenthesis included in the Company’s Annual Report on Form 10-K for the year ended June 30, 1991, filed by the Company with the Securities and Exchange Commission.
(4)	Incorporated by reference to the exhibit shown in parenthesis included in the Company’s Annual Report on Form 10-K for the year ended June 30, 1993, filed by the Company with the Securities and Exchange Commission.
(5)	Incorporated by reference from the Company’s Proxy Statement for the year ended June 30, 1995, filed by the Company with the Securities and Exchange Commission.
(6)	Incorporated by reference from the Company’s Proxy Statement for the year ended June 30, 1996, filed by the Company with the Securities and Exchange Commission.
(7)	Incorporated by reference to exhibit shown in parenthesis included in the Company’s Annual eport on Form 10-K for the year ended June 30, 1997, filed by the Company with the Securities and Exchange Commission.
(8)	Incorporated by reference from the Company’s Proxy Statement for the year ended June 30, 1997, filed by the Company with the Securities and Exchange Commission.
(9)	Incorporated by reference to the exhibit shown in parenthesis included in the Company’s Report on Form 8-K, dated August 28, 1997, filed by the Company with the Securities and Exchange Commission.
(10)	Incorporated by reference from the Company’s Proxy Statement for the year ended June 30, 1998, filed by the Company with the Securities and Exchange Commission.
(11)	Incorporated by reference to the exhibit shown in parenthesis included in the Company’s Report on Form 8-K, dated September 7, 1999, filed by the Company with the Securities and Exchange Commission.
(12)	Incorporated by reference to the exhibit shown in parenthesis included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2000, filed by the Company with the Securities and Exchange Commission.
(13)	Incorporated by reference from the Company’s Proxy Statement for the year ended June 30, 2000, filed by the Company with the Securities and Exchange Commission.
(14)	Incorporated by reference to the exhibit shown in parenthesis included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2001, filed by the Company with the Securities and Exchange Commission.
(15)	Incorporated by reference to the exhibit shown in parenthesis included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2002, filed by the Company with the Securities and Exchange Commission.
(16)	Incorporated by reference to the exhibit shown in parenthesis included in the Company’s Registration Statement on Form S-8, filed on October 29, 1999, by the Company with the Securities and Exchange Commission (Exhibit 4.4)

(17)	Incorporated by reference to the exhibit shown in parenthesis included in the Company’s Registration Statement on Form S-8, filed on July 31, 2001, by the Company with the Securities and Exchange Commission (Exhibit 4.4)
(18)	Incorporated by reference to the exhibit shown in parenthesis included in the Company’s Registration Statement on Form S-8, filed on February 23, 2000, by the Company with the Securities and Exchange Commission (Exhibit 4.4)
(19)	Incorporated by reference to the exhibit shown in parenthesis included in the Company’s Registration Statement on Form S-8, filed on November 16, 1994, by the Company with the Securities and Exchange Commission (Exhibit 4.3)
(20)	Incorporated by reference to the exhibit shown in parenthesis included in the Company’s Registration Statement on Form S-8, filed on March 1, 1999, by the Company with the Securities and Exchange Commission (Exhibit 4.4.1)
(21)	Incorporated by reference to the exhibit shown in parenthesis included in the Company’s Registration Statement on Form S-8, filed on November 7, 2001, by the Company with the Securities and Exchange Commission (Exhibit 4.4.2)
(22)	Incorporated by reference to the exhibit shown in parenthesis included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2002, filed by the Company with the Securities and Exchange Commission.
(23)	Incorporated by reference to the exhibit shown in parenthesis included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2002, filed by the Company with the Securities and Exchange Commission.
(24)	Incorporated by reference to the exhibit shown in parenthesis included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003, filed by the Company with the Securities and Exchange Commission.
(25)	Incorporated by reference to the exhibit shown in parenthesis included in the Company’s Registration Statement on Form S-8, filed on December 12, 2002, by the Company with the Securities and Exchange Commission
(26)	Incorporated by reference to the exhibit shown in parenthesis included in the Company’s Registration Statement on Form S-8, filed on March 1, 1999, by the Company with the Securities and Exchange Commission (Exhibit 4.4)
(27)	Incorporated by reference to the exhibit shown in parenthesis included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2003, filed by the Company with the Securities and Exchange Commission.
(28)	Incorporated by reference to the exhibit shown in parenthesis included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2003, filed by the Company with the Securities and Exchange Commission.
(29)	Incorporated by reference to the exhibit shown in parenthesis included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2003, filed by the Company with the Securities and Exchange Commission.
(30)	Incorporated by reference to the exhibit shown in parenthesis included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2004, filed by the Company with the Securities and Exchange Commission.
(31)	Incorporated by reference to the exhibit shown in parenthesis included in the Company’s Registration Statement on Form S-8, filed on December 18, 2003, by the Company with the Securities and Exchange Commission (Exhibit 4.4.3)
(32)	Incorporated by reference to the exhibit shown in parenthesis included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2004, filed by the Company with the Securities and Exchange Commission.
(33)	Incorporated by reference to the exhibit shown in parenthesis included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004, filed by the Company with the Securities and Exchange Commission.
(34)	Filed as an exhibit to the Proxy Statement, filed on Form DEF 14A with the Securities and Exchange Commission on September 28, 2004.

(35)	Filed as an exhibit to the report on Form 8-K, filed with the Securities and Exchange Commission on December 15, 2004.
(36)	Incorporated by reference to the exhibit shown in parenthesis included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005, filed by the Company with the Securities and Exchange Commission.
(37)	Incorporated by reference to the exhibit shown in parenthesis included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2005, filed by the Company with the Securities and Exchange Commission.
(38)	Filed as an exhibit to the Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 6, 2006.
(39)	Incorporated by reference to the exhibit shown in parenthesis included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005, filed by the Company with the Securities and Exchange Commission.
(40)	Filed as an exhibit to the Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 16, 2005.
(41)	Filed as an exhibit to the Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 21, 2006.
(42)	Filed as an exhibit to the Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 6, 2006.
(43)	Filed as an exhibit to the Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 13, 2006.
(44)	Incorporated by reference to the exhibit shown in parenthesis included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2006, filed by the Company with the Securities and Exchange Commission.
(45)	Filed as an exhibit to the Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 19, 2006.
(46)	Filed as an exhibit to the Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 6, 2006.
(47)	Filed as an exhibit to the Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 26, 2006.
(48)	Filed as an exhibit to the Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 1, 2006.
(49)	Filed as an exhibit to the Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 5, 2007.
(50)	Incorporated by reference to the exhibit shown in parenthesis included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2007, filed by the Company with the Securities and Exchange Commission.
(51)	Filed as an exhibit to the Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 29, 2007.
(52)	Filed as an exhibit to the Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 7, 2007.